                                                                   EXHIBIT 10.28
                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                              UNDER 17 C.F.R.SS.SS.200.80(b)(4),
                                                            200.83 AND 240.24b-2

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                     BETWEEN

                         PACIFICARE HEALTH SYSTEMS, INC.

                                       AND

                                   KEANE, INC.

                                JANUARY 11, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
1.       DEFINITIONS AND CONSTRUCTION ...................................     1

         1.1      Definitions ...........................................     1

         1.2      Interpretation ........................................     1

         1.3      Order of Precedence ...................................     2

2.       TERM ...........................................................     2

         2.1      Initial Term ..........................................     2

         2.2      Renewal Term; Extension Period ........................     2

3.       SERVICES .......................................................     3

         3.1      Base Services .........................................     3

         3.2      Improved Technology ...................................     3

         3.3      Governmental Approvals; Changes in Laws ...............     4

         3.4      Third Party Consents ..................................     5

         3.5      Technical Architecture and Product Standards ..........     6

         3.6      Knowledge Sharing .....................................     6

         3.7      Procurement ...........................................     6

         3.8      Reports ...............................................     6

         3.9      Right to Use Third Parties ............................     8

4.       TRANSITION .....................................................     8

         4.1      Transition Services ...................................     8

         4.2      Milestones ............................................     8

5.       NEW SERVICES ...................................................     9

         5.1      New Services ..........................................     9

         5.2      Third Party Services in Connection with
                  New Services ..........................................    10

6.       PACIFICARE RESPONSIBILITIES ....................................    10

         6.1      PacifiCare Supplier Relationship Manager ..............    10

         6.2      PacifiCare Resources ..................................    10

         6.3      Use of PacifiCare Facilities ..........................    11

         6.4      Retained Staff ........................................    11

7.       THIRD PARTY AGREEMENTS .........................................    12

         7.1      Assigned Agreements ...................................    12

         7.2      Managed Agreements ....................................    12

         7.3      Performance Under Agreements ..........................    13


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
8.       SERVICE LEVELS .................................................    13

         8.1      Initial Base Service Levels ...........................    13

         8.2      Service Levels for New Services .......................    13

         8.3      Adjustment of Service Levels ..........................    13

         8.4      Root-Cause Analysis ...................................    14

         8.5      Measurement Tools .....................................    14

         8.6      Continuous Improvement and Best Practices .............    14

         8.7      Service Level Credits .................................    14

         8.8      Excused Performance ...................................    15

9.       PACIFICARE SATISFACTION AND BENCHMARKING .......................    15

         9.1      Satisfaction Survey ...................................    15

         9.2      Benchmarking ..........................................    15

10.      SERVICE LOCATIONS ..............................................    15

         10.1     Service Locations .....................................    15

         10.2     Safety and Security Procedures ........................    16

         10.3     Data Security .........................................    16

         10.4     Security Relating to Competitors ......................    16

11.      HUMAN RESOURCES ................................................    17

12.      SUPPLIER STAFF .................................................    17

         12.1     Supplier Client Relationship Manager ..................    17

         12.2     Key Personnel .........................................    17

         12.3     Project Staff .........................................    18

         12.4     Subcontractors ........................................    18

         12.5     Conduct of Supplier Personnel .........................    19

         12.6     Non-Competition .......................................    19

         12.7     Non-Solicitation ......................................    19

13.      MANAGEMENT AND CONTROL .........................................    20

         13.1     Steering Committee ....................................    20

         13.2     Oversight and Management Process; Relationship
                  with Infrastructure Supplier ..........................    20

         13.3     Policy & Procedures Manual ............................    22

         13.4     Change Control Procedures .............................    23


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
14.      PROPRIETARY RIGHTS .............................................    23

         14.1     Background Technology .................................    23

         14.2     PacifiCare Software ...................................    23

         14.3     Supplier Software .....................................    24

         14.4     Supplier Tools ........................................    24

         14.5     Developed Software ....................................    24

         14.6     Web Development .......................................    25

         14.7     Upgrades to Software ..................................    25

15.      DATA ...........................................................    25

         15.1     Ownership of PacifiCare Data ..........................    25

         15.2     Use of PacifiCare Data ................................    25

         15.3     Correction and Reconstruction .........................    25

         15.4     Return of Data ........................................    26

16.      CONTINUED PROVISION OF SERVICES ................................    26

         16.1     Disaster Recovery Plan ................................    26

         16.2     Force Majeure .........................................    27

         16.3     Alternate Source ......................................    27

         16.4     No Payment for Unperformed Services ...................    27

         16.5     Allocation of Resources ...............................    27

17.      PAYMENTS AND INVOICING .........................................    27

         17.1     Base Fees .............................................    27

         17.2     Base Fees .............................................    28

         17.3     Variable Fees and Adjustment of Baselines .............    28

         17.4     Variable Fee Report ...................................    28

         17.5     Time of Payment .......................................    28

         17.6     Detailed Invoices .....................................    28

         17.7     Fee Dispute ...........................................    29

         17.8     Substantial Changes ...................................    29

         17.9     Adjustments to Fees ...................................    29

         17.10    Expenses ..............................................    29

         17.11    Rights of Set-Off .....................................    29

         17.12    Proration .............................................    29


                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
         17.13    Unused Credits ........................................    29

         17.14    [...***...] ...........................................    29

18.      TAXES ..........................................................    30

19.      AUDITS .........................................................    31

         19.1     Services ..............................................    31

         19.2     Fees ..................................................    31

         19.3     Omnibus Reconciliation Act ............................    32

         19.4     Record Retention ......................................    32

         19.5     Facilities ............................................    32

         19.6     Audit Software ........................................    32

         19.6     Relief ................................................    32

20.      CONFIDENTIALITY ................................................    33

         20.1     General Obligations ...................................    33

         20.2     Exceptions ............................................    33

         20.3     Attorney-Client Privilege .............................    33

         20.4     Unauthorized Acts .....................................    34

         20.5     Injunctive Relief .....................................    34

21.      REPRESENTATIONS AND WARRANTIES .................................    35

         21.1     By PacifiCare .........................................    35

         21.2     By Supplier ...........................................    35

         21.3     Disclaimer ............................................    36

22.      ADDITIONAL COVENANTS ...........................................    36

         22.1     By PacifiCare .........................................    36

         22.2     By Supplier ...........................................    36

23.      DISPUTE RESOLUTION .............................................    37

         23.1     Resolution Procedures .................................    37

         23.2     Exclusions ............................................    38

         23.3     Continuity of Services ................................    38

24.      TERMINATION ....................................................    38

         24.1     Termination for Convenience ...........................    38

         24.2     Termination for Change in Control .....................    38

         24.3     Termination for Cause .................................    38


                                       iv.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
         24.4     Termination for Failure to Provide Critical Services...    39

         24.5     Insolvency ............................................    39

         24.6     Other Terminations ....................................    39

25.      TERMINATION FEES ...............................................    39

         25.1     Early Termination Fee .................................    39

         25.2     No Other Fees .........................................    39

26.      TERMINATION ASSISTANCE .........................................    40

         26.1     Termination Assistance Services .......................    40

         26.2     Termination Services Fees .............................    41

         26.3     Exit Duties and Exit Rights ...........................    41

27.      INDEMNITIES ....................................................    43

         27.1     Indemnity by PacifiCare ...............................    43

         27.2     Indemnity by Supplier .................................    43

         27.3     Indemnification Procedures ............................    45

28.      DAMAGES ........................................................    45

         28.1     Consequential Damages .................................    45

         28.2     Direct Damages ........................................    45

         28.3     Basis of the Bargain ..................................    45

         28.4     Exclusions ............................................    46

29.      INSURANCE ......................................................    46

         29.1     Types and Amounts .....................................    46

         29.2     Supplier Agents .......................................    47

         29.3     Documentation .........................................    47

         29.4     Self Insurance ........................................    47

         29.5     Intentions ............................................    48

30.      MISCELLANEOUS PROVISIONS .......................................    48

         30.1     Amendments ............................................    48

         30.2     Assignment ............................................    48

         30.3     Bankruptcy ............................................    48

         30.4     Conflict of Interest ..................................    48

         30.5     Consents, Approvals and Requests ......................    49

         30.6     Corporate Integrity ...................................    49


                                       v.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
         30.7     Counterparts ..........................................    49

         30.8     Covenant of Further Assurances ........................    49

         30.9     Entire Agreement ......................................    49

         30.10    Export ................................................    49

         30.11    Good Faith and Fair Dealing ...........................    49

         30.12    Governing Law and Venue ...............................    50

         30.13    Notices ...............................................    50

         30.14    Publicity .............................................    51

         30.15    Relationship ..........................................    51

         30.16    Severability ..........................................    51

         30.17    Survival ..............................................    51

         30.18    Third Party Beneficiaries .............................    52

         30.19    Timing and Cumulative Remedies ........................    52

         30.20    Waivers ...............................................    52


                                       vi.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

      THIS INFORMATION TECHNOLOGY SERVICES AGREEMENT (the "AGREEMENT"), dated as of January 11, 2002 (the "EFFECTIVE DATE"), is between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation with its principal place of business at 3120 W. Lake Center Drive, Santa Ana, California, 92704 ("PACIFICARE"), and KEANE, INC., a Massachusetts corporation with its principal place of business at Ten City Square, Boston, Massachusetts 02129 ("SUPPLIER").

                                    RECITALS

      WHEREAS, the PacifiCare Entities (as defined below) currently receive information technology ("IT"), data processing and related services from internal staff and certain third party providers;

      WHEREAS, the PacifiCare Entities desire to centralize the delivery of IT services to maximize efficiency, improve the speed of delivering IT solutions for new business opportunities and improve IT service levels;

      WHEREAS, PacifiCare desires for the PacifiCare Entities to obtain from Supplier and International Business Machines Corporation, a New York corporation (the "INFRASTRUCTURE SUPPLIER"), and Supplier desires to provide to the PacifiCare Entities, in cooperation with the Infrastructure Supplier, certain IT, data processing and related services whereby the PacifiCare Entities shall be provided with a stable and robust operating environment with sufficient capacity and scalability to meet business objectives on a proactive, rather than reactive, basis, in accordance with the terms and conditions of this Agreement; and

      WHEREAS, PacifiCare and Supplier have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship described in this Agreement whereby Supplier shall provide to PacifiCare Entities certain IT, data processing and related services, in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, for and in consideration of the agreements set forth below, PacifiCare and Supplier agree as follows:

                                    AGREEMENT

1.    DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth in EXHIBIT A.

      1.2 INTERPRETATION.

            (a) The schedules and exhibits attached to this Agreement are hereby incorporated into and deemed part of this Agreement and all references to "Agreement" include the schedules and exhibits to this Agreement.

            (b) The headings preceding the text of sections, the headings to schedules and exhibits, the table of contents and the table of schedules included in or attached to this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (c) The use of the terms "including," "include" or "includes" shall in all cases herein mean "including without limitation," "include without limitation" or "includes without limitation," respectively.

            (d) Words importing the singular include the plural and words importing the masculine include the feminine and vice versa where the context so requires.

            (e) References to any Law shall mean references to the Law as it exists on the Effective Date as well as in changed or supplemented form or to a newly adopted Law.

            (f) The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that any provision contained herein with respect to which an issue of interpretation or construction arises shall not be construed to the detriment of the drafter on the basis that such Party or its professional advisor was the drafter, but shall be construed according to the intent of the Parties as evidenced by the entire Agreement.

      1.3 ORDER OF PRECEDENCE. Except as otherwise expressly set forth in the body of this Agreement or in any schedules or exhibits, in the event of a conflict, ambiguity or inconsistency between the provisions in the body of this Agreement and any schedule or exhibit, the provisions in the body of this Agreement shall prevail.

2.    TERM.

      2.1 INITIAL TERM. The initial term of this Agreement (the "INITIAL TERM") shall commence on the Effective Date and continue until 23:59 (Pacific Time) on March 9, 2012 (the "INITIAL TERM EXPIRATION DATE"), or such earlier date upon which this Agreement may be terminated in accordance with the provisions hereof.

      2.2 RENEWAL TERM; EXTENSION PERIOD.

            (a) Unless this Agreement is terminated in accordance with the provisions hereof, PacifiCare shall notify Supplier at least one hundred eighty
(180) days prior to the Initial Term Expiration Date as to whether or not PacifiCare desires to renew this Agreement. If PacifiCare provides Supplier with notice that PacifiCare desires to renew this Agreement for a specified period (the "RENEWAL TERM") and the Parties agree on the terms and conditions applicable to the Renewal Term at least sixty (60) days prior to the Initial Term Expiration Date, then this Agreement shall continue in effect beyond the Initial Term Expiration Date in accordance with the terms and conditions agreed upon by the Parties for the Renewal Term. If PacifiCare provides Supplier with notice that PacifiCare does not desire to renew this Agreement, this Agreement shall expire on the Initial Term Expiration Date, subject to Supplier's obligation to provide Termination Assistance Services as set forth in this Agreement.


                                       2.

            (b) If PacifiCare provides Supplier with notice that PacifiCare desires to renew this Agreement and the Parties have not agreed on the terms and conditions applicable to a Renewal Term at least sixty (60) days prior to the Initial Term Expiration Date, then the term of this Agreement shall extend for a period determined by PacifiCare of up to twelve (12) months beyond the Initial Term Expiration Date (the "EXTENSION PERIOD"), at the charges, terms and conditions in effect as of the Initial Term Expiration Date subject to a cost of living adjustment as set forth in Schedule 17. If, during the Extension Period, the Parties are able to reach agreement on the terms and conditions applicable to a Renewal Term, then this Agreement shall continue in effect beyond the end of the Extension Period in accordance with the terms and conditions agreed upon by the Parties for the Renewal Term, and agreed upon pricing for the Renewal Term will be applied retroactively to the Extension Period. If, during the Extension Period, the Parties are unable to reach agreement on the terms and conditions applicable to a Renewal Term, this Agreement shall expire at the end of the Extension Period, subject to Supplier's obligation to provide Termination Assistance Services as set forth in this Agreement.

3.    SERVICES.

      3.1 BASE SERVICES. Commencing on the Cutover Date and continuing throughout the Term, Supplier shall be responsible for providing to PacifiCare Entities (with respect to each PacifiCare Entity, as requested by PacifiCare) the following services (collectively, the "BASE SERVICES"):

            (a) the services, functions and responsibilities described in this Agreement (including the services, functions, responsibilities and projects described in EXHIBIT B);

            (b) the application systems maintenance and enhancement services, functions and responsibilities being performed during the twelve (12) month period prior to the Cutover Date by the Affected Contractors set forth in
Schedule 3.1(b)(i) and the Affected Employees set forth in Schedule 3.1(b)(ii), even if the service, function or responsibility is not specifically described in this Agreement;

            (c) any application systems maintenance and enhancement services, functions or responsibilities that are not specifically described in this Agreement, but that are required for the proper performance and delivery of the Services; and

            (d) those services otherwise identified in this Agreement as part of the Base Services.

      Subject to Section 17.3 and Section 17.8, Supplier shall increase or decrease the amount of the Base Services according to PacifiCare's request for the Base Services. With respect to additional business units or entities that PacifiCare may designate as PacifiCare Included Affiliates, PacifiCare and Supplier shall negotiate in good faith any applicable transition fees, if any, to compensate Supplier for any material costs associated with Supplier's provision of the Services to such PacifiCare Included Affiliates, and to the extent the provision of the Services to such additional PacifiCare Included Affiliates requires a material change in the delivery of the Services, PacifiCare and Supplier shall negotiate in good faith applicable adjustments to the Fees and Service Levels. Notwithstanding the foregoing, PacifiCare shall not be obligated to obtain


                                       3.

any Services from Supplier with respect to any additional entity or business unit or in connection with any acquisition or corporate combination.

      3.2 IMPROVED TECHNOLOGY. Commencing on the Cutover Date and continuing throughout the Term and, if applicable, in accordance with the Change Control Procedure, Supplier shall: (a) provide the Services using application management methodologies and processes that (i) allows the PacifiCare Entities to take advantage of technological advances in order to facilitate PacifiCare's goal to remain competitive in the markets that the PacifiCare Entities serve, (ii) are at least current with the methodologies and processes that Supplier uses in providing services to its other customers who receive services substantially comparable to the Services, and (iii) are consistent with the current level of technology generally adopted from time to time in the PacifiCare Entities' industries; (b) jointly, with PacifiCare, continually identify and evaluate the least cost/highest benefit methods to implement technology advancements and improved application management methodologies and processes that represent advancements, improved methods, and processes in addition to the level of technology evolution, advancement and improvement otherwise contemplated by this Agreement (collectively, "IMPROVED TECHNOLOGY"); (c) implement such Improved Technology after obtaining PacifiCare's consent thereto (implementation of which shall be effectuated pursuant to Section 5.1, as agreed by the Parties); and (d) meet with PacifiCare, upon PacifiCare's request and at least once during every ninety (90)-day period, in accordance with the procedures agreed upon by the PacifiCare Supplier Relationship Manager and the Supplier Client Relationship Manager, to inform PacifiCare of any Improved Technology Supplier is developing or technology and application management trends or directions Supplier, in the ordinary course of its business, is aware of, that could reasonably be expected to have an impact on PacifiCare Entities' business, taking into consideration the PacifiCare Entities' use of the Services; provided that if the disclosure of any such Improved Technology are subject to binding nondisclosure agreements between Supplier and a third party, Supplier shall comply with such agreements and only provide information regarding such Improved Technology to the extent permitted by such agreements.

      3.3 GOVERNMENTAL APPROVALS; CHANGES IN LAWS.

            (a) GOVERNMENTAL APPROVALS. PacifiCare shall, at its own cost and expense, obtain and maintain all licenses, approvals, permits, consents and authorizations of any Governmental Authority, and provide any notice to any Governmental Authority, that PacifiCare is required by Law to obtain, maintain, or provide, other than Supplier Governmental Approvals ("PACIFICARE GOVERNMENTAL APPROVALS"). Supplier shall, at its own cost and expense, obtain and maintain all licenses, approvals, permits, consents and authorizations of any Governmental Authority, and provide any notice to any Governmental Authority, that Supplier is required by Law to obtain, maintain, or provide, together with any licenses, approvals, permits, consents, authorizations and notices required by Law in connection with or as a result of the provision or receipt of the Services ("SUPPLIER GOVERNMENTAL APPROVALS").

            (b) CHANGES IN SUPPLIER LAWS AND PACIFICARE LAWS. PacifiCare shall monitor and promptly identify and notify Supplier of all changes in Laws applicable to


                                       4.

PacifiCare that affect the provision or receipt of the Services, other than Supplier Laws ("PACIFICARE LAWS"). Supplier shall monitor and promptly identify and notify PacifiCare of (i) all changes in Laws applicable to Supplier that affect the provision or receipt of the Services, together with (ii) any changes in Laws applicable to either Party that apply to the provision or receipt of information technology outsourcing services and that affect the PacifiCare Entities or the provision or receipt of the Services ("SUPPLIER LAWS").

            (c) EFFECT OF CHANGES IN LAWS. Supplier and PacifiCare shall work together to identify the effect of changes in Laws on the provision or receipt of the Services. PacifiCare shall notify Supplier of changes in PacifiCare Laws and the Parties shall discuss modifications to the Services, if any, necessary to comply with such changes in PacifiCare Laws. Supplier shall promptly thereafter propose any adjustment to the applicable Fees associated with such modifications. Upon PacifiCare's consent, Supplier shall implement such modifications to the Services in a timely manner subject to the Change Control Procedures. Supplier shall notify PacifiCare of changes in Supplier Laws and Supplier shall implement in a timely manner, at its own cost and expense, any changes in the Services required to comply with such changes in Supplier Laws, provided, however, that if a change in the Services required to comply with a Supplier Law will have a material effect on the provision or receipt of the Services, Supplier shall obtain PacifiCare's consent before implementing such change. Notwithstanding the foregoing, if a Supplier Law referenced in Section 3.3(b)(ii) above requires changes to the applications functionality provided as part of the Services, then Supplier shall propose to PacifiCare a plan to implement such changes to the applications functionality (including the cost and expense of such changes), and upon PacifiCare's consent, Supplier shall implement the plan and PacifiCare shall pay the cost and expense of such plan.

      3.4 THIRD PARTY CONSENTS.

            (a) PacifiCare shall obtain the Front-End Consents, and Supplier shall cooperate with PacifiCare in obtaining any Front-End Consent upon PacifiCare's request. [...***...] In the event that PacifiCare is unable to obtain a Front-End Consent, Supplier shall, at PacifiCare's expense, develop and implement a workaround that shall enable Supplier to perform Supplier's obligations under this Agreement. Each Party shall comply with the terms and conditions of the Consents that are applicable to such Party.

            (b) Before providing any Supplier Software subject to a Back-End Consent to PacifiCare, Supplier shall have used commercially reasonable efforts to obtain from the provider of such Supplier Software the right to provide such Supplier Software to PacifiCare in


                                       5.
                                               *CONFIDENTIAL TREATMENT REQUESTED
accordance with this Agreement, and, if applicable, the right to assign such Supplier Software to PacifiCare in accordance with Section 26.3. If Supplier has not obtained the rights set forth in the preceding sentence, Supplier shall first notify and obtain the consent of the PacifiCare Supplier Relationship Manager before providing such Supplier Software to PacifiCare pursuant to this Agreement.

      3.5 TECHNICAL ARCHITECTURE AND PRODUCT STANDARDS. Supplier shall comply with PacifiCare's information management technical architecture and product standards set forth in Schedule 3.5, as the same may be modified through the Change Control Procedures by PacifiCare from time to time during the Term and the Termination Assistance Period.

      3.6 KNOWLEDGE SHARING. At least once every Contract Year, or upon request after at least fifteen (15) days notice from PacifiCare, Supplier shall provide, at mutually-agreeable times and locations, knowledge sharing assistance to PacifiCare, including meeting with representatives of PacifiCare in order to explain how the Systems work and should be operated and how the Services are provided. Supplier shall also provide, at mutually agreeable times and locations, such training and documentation as PacifiCare may require for PacifiCare to understand, operate, maintain and enhance the Systems and understand and provide the Services.

      3.7 PROCUREMENT.

            (a) BREAK/FIX AND TECHNOLOGY REFRESH. As part of the Base Services, Supplier is responsible for procurement activities and charges for break/fix and technology refresh, in each case, as described in EXHIBIT B.

            (b) NEW SERVICES AND PROJECTS. Whenever PacifiCare agrees to engage Supplier to provide New Services that include any projects requiring the procurement and deployment of any New Software that is not included in the Base Services, then, at PacifiCare's request and in accordance with the Policy & Procedures Manual, Supplier shall (i) identify suppliers with the most favorable terms (including the lowest cost) available to Supplier for any New Software and
(ii) upon PacifiCare's request, (x) purchase the New Software on behalf of PacifiCare, (y) lease, or arrange for a third party to lease, such New Software to PacifiCare or (z) license, or arrange for a third party to license, such New Software to PacifiCare. PacifiCare shall pay to Supplier, the supplier, third party lessor or third party licensor, as applicable, the purchase, lease or license fees, as applicable, in respect of the New Software. Except as otherwise agreed in writing by the Parties or as otherwise provided in this Agreement, all rights in and title to any New Software purchased by Supplier on behalf of PacifiCare and paid for by PacifiCare shall belong to PacifiCare and all New Software shall be new.

      3.8 REPORTS.

            (a) ANNUAL PLAN.

                  (i) In a mutually agreeable timeframe consistent with PacifiCare's iterative budgeting process, PacifiCare shall provide to Supplier a list of PacifiCare's projected projects for the subsequent calendar year (the "PACIFICARE PROJECTED PROJECT LIST"). After


                                       6.

receipt of the PacifiCare Projected Project List, Supplier shall provide to PacifiCare a written response to the PacifiCare Projected Project List in a mutually agreed upon timeframe detailing the Resource Units (for example Billable Hours and FTPs) necessary for Supplier to meet the PacifiCare Projected Project List ("SUPPLIER'S PROJECTED RESOURCE UNITS"). After receipt of Supplier's Projected Resource Units, PacifiCare shall provide to Supplier in a timeframe consistent with PacifiCare's budgeting process a projected development plan for projected PacifiCare projects for the subsequent calendar year including a high level description of the proposed projects and the scheduling of the proposed projects (the "PACIFICARE PROJECTED DEVELOPMENT PLAN").

                  (ii) Supplier shall provide to PacifiCare its written response to the PacifiCare Projected Development Plan in mutually agreed upon timeframe ("SUPPLIER'S REPLY"). Where appropriate, Supplier's Reply shall address: technology strategies, operational plans (as necessary) and any program management changes; changes to standard configurations for hardware, software, networks and systems; changes within the organization, including new employees and new subcontractors; changes in geographical location of subcontractors; updates to the Fees including any retained expenses, Base Fees, ARC Rates and RRC Rates; changes in the Base Services; changes in Service Levels and Service Level Credits; changes to the Baselines; proposed performance changes, hardware or software procurement in support of the proposed projects, costs associated with such hardware or software procurement (including maintenance costs) and new or added value projects.

                  (iii) In a mutually agreed upon timeframe, and after PacifiCare's receipt of Supplier's Reply, the Parties shall formulate a written plan to meet PacifiCare's anticipated needs for the subsequent calendar year (the "ANNUAL PLAN"). The Parties shall use good faith efforts to review, approve and adopt the Annual Plan prior to the end of each calendar year. After the Annual Plan is adopted, the Parties may negotiate in good faith to make equitable adjustments as necessary. Such equitable adjustments shall be in writing and signed by both Parties.

                  (iv) In conjunction with PacifiCare's budgeting process and in a mutually agreed upon timeframe, Supplier shall provide the following proposals to PacifiCare.

                        (1) Supplier may provide a proposal to PacifiCare that recommends relocation of particular functions or Services to one or more Supplier ADCs, in order to improve quality or cost-effectiveness of the delivery of Services. Such Supplier ADCs may be Near-Shore ADCs, Offshore ADCs, or Domestic ADCs. Supplier's proposal will provide, to the extent applicable, (i) any revised Base Fees that account for the impact of delivery at such Supplier ADC; (ii) ARC and RRC setting forth pricing differences among current and proposed delivery locations; (iii) any proposed transition fees for the migration of applicable functions or Services to the Supplier ADC; and (iv) any other fees, expenses, or costs to PacifiCare related to the relocation to or the provision of Services from the applicable Supplier ADC. PacifiCare may, in its sole discretion, approve or reject any proposal submitted pursuant to this Section. For purposes of this Agreement, "DOMESTIC ADC" means any Supplier ADC located in the United States, "NEAR-SHORE ADC" means any Supplier ADC located in Canada, and "OFFSHORE ADC" means any Supplier ADC not located in the United States or Canada.


                                       7.

                  (v) Supplier shall provide a proposal to PacifiCare that recommends New Development, the implementation of new technology, automation, improvements in productivity, technology or application enhancements or changes and other enhancements relating to the Services or the Applications ("PROPOSED DEVELOPMENT"). Such proposal shall include for each Proposed Development descriptions of and rationales for the Proposed Development, estimates of related Resource Units necessary for Supplier to perform the Proposed Development, any new or non-standard resources necessary for Supplier to perform the Proposed Development, hardware or software procurement in support of the Proposed Development and impacts of the Proposed Development on any Fees including ARC Rates and RRC Rates. Supplier shall discuss the Proposed Development with PacifiCare using an iterative process and shall provide additional information as reasonably necessary for PacifiCare to adequately review the Proposed Development. PacifiCare may in its sole discretion approve or reject any Proposed Development.

            (b) In addition to the Annual Plan, Supplier shall provide to PacifiCare, in a format approved by PacifiCare, a set of reports, including performance, billing and status reports, as set forth in Schedule 3.8(b) and as otherwise reasonably available to Supplier. Supplier shall provide all reports as set forth in Schedule 3.8(b) or as PacifiCare reasonably requires.

      3.9 RIGHT TO USE THIRD PARTIES. PacifiCare may perform itself, or contract with one or more third parties to perform all or any portion of the Services, subject to appropriate adjustments to the Base Fees in accordance with and subject to the provisions of Sections 17.3 and 17.8. If PacifiCare performs itself, or engages a third party to provide, Services under this Agreement, Supplier agrees, in accordance with the Change Control Procedures, to cooperate in good faith with PacifiCare and/or any such third party to the extent reasonably required by PacifiCare, including provision of (a) written requirements, standards, and procedures for PacifiCare systems maintained by Supplier so that the enhancements or developments of such third party may be operated in conjunction with Services, (b) assistance and support services to such third party at competitive market prices and (c) access to the Software as may be reasonably required by such third party and PacifiCare in connection with Services.

4.    TRANSITION.

      4.1 TRANSITION SERVICES. Supplier shall perform all application systems maintenance and enhancement functions identified as Supplier's responsibility on
Schedule 4.1 on or before the last day of the Transition Period (the "TRANSITION SERVICES"). The Transition Services shall be performed in accordance with and as defined in the Transition Plan attached hereto as Schedule 4.1 and without causing a material disruption to the PacifiCare Entities' business. The Transition Services shall commence on the Cutover Date and shall continue for the period specified in the Transition Plan (the "TRANSITION PERIOD"). Supplier shall designate one of its Key Personnel (as defined in Section 12.2), and notify PacifiCare of the identity of such individual, for each of the PacifiCare Entities' facilities and functions being transitioned in accordance with this Agreement who shall be responsible for managing and implementing the Transition Services with respect to such functions or services. Until the completion of the applicable Transition Services and as often as may be requested by the PacifiCare Supplier


                                       8.

Relationship Manager, each such individual shall review with the PacifiCare Supplier Relationship Manager the status of the Transition Services for which that individual is responsible.

      4.2 MILESTONES. The Transition Plan and Schedule 4.2 includes a list of milestones and deliverables that Supplier is responsible to perform and deliver to PacifiCare and which relates to Supplier's obligations pursuant to this
Section 4, together with, for each such milestone or deliverable, (a) a description of the applicable triggering event from which achievement of such milestone or delivery of such deliverable shall be measured, (b) the time period after the triggering event in which Supplier must complete such milestone or deliver such deliverable, (c) the criteria against which to determine whether Supplier has completed such milestone or delivered the deliverable, and (d) an amount of the Base Fees subject to Service Level Credits in relation to such milestone or deliverable. PacifiCare's right to receive Service Level Credits under the Transition Plan shall not limit PacifiCare's right to recover other damages incurred by PacifiCare as a result of the performance failure by Supplier with regard to those Transition Services set forth in the Transition Plan which are designated as Supplier primary responsibilities and that caused the Service Level Credit to be incurred [...***...]

5.    NEW SERVICES.

      5.1 NEW SERVICES. Commencing on the Cutover Date PacifiCare may, from time to time during the Term, request that Supplier perform a New Service. Promptly upon receipt of such a request from PacifiCare, Supplier shall provide, and to the extent applicable, shall cooperate with the Infrastructure Supplier to jointly provide, a written proposal to PacifiCare for such New Service that shall include:

            (a) a description of the services, functions and responsibilities Supplier anticipates performing in connection with such New Service;

            (b) a schedule for commencing and completing such New Service;

            (c) Supplier's prospective fees for such New Service, including a detailed breakdown of such fees, together with proposed corresponding Service Levels for such New Services ("NEW SERVICES SERVICE LEVELS");

            (d) when appropriate, a description of any new Software or Equipment to be provided by Supplier, Infrastructure Supplier or PacifiCare in connection with such New Service;


                                       9.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (e) when appropriate, the Software and Equipment and run-time requirements necessary to develop and operate any new Software;

            (f) a description of the human resources necessary to provide the New Service;

            (g) when appropriate, a list of any existing Software or Equipment included in or to be used in connection with such New Service;

            (h) when appropriate, acceptance test criteria and procedures for any New Software or any products, packages or services; and

            (i) such other information requested by PacifiCare.

            PacifiCare shall not be obligated to pay for any New Service and Supplier shall not be obligated to perform any New Service until the PacifiCare Supplier Relationship Manager has provided Supplier with the authorization to perform the New Service.

      5.2 THIRD PARTY SERVICES IN CONNECTION WITH NEW SERVICES. Notwithstanding any request made by PacifiCare to Supplier pursuant to Section 5.1 or any other provision in this Agreement, PacifiCare shall have the right to perform itself, or to contract with a third party to perform, any New Service. Upon PacifiCare's request, Supplier shall assist PacifiCare in identifying qualified third party suppliers to provide New Services. In the event PacifiCare performs itself, or contracts with a third party to perform, any New Service, Supplier shall cooperate in good faith with PacifiCare and/or any such third party to the extent reasonably required by PacifiCare. If such cooperation related to third parties is not subject to a Managed Agreement and requires Supplier to utilize resources not included within the Fees, then Supplier shall, prior to providing such cooperation and in accordance with the Change Control Procedures, notify PacifiCare that Supplier believes that Supplier is entitled to additional compensation for providing such cooperation and advise PacifiCare of any proposed additional compensation for Supplier. The amount of any such additional compensation applicable to such cooperation shall be based on, and in accordance with, the Fees, and agreed to by the Parties. Without prejudice to PacifiCare's right to source any New Service to third parties, PacifiCare will consider Supplier to provide the maintenance of future new applications under the Agreement, provided that PacifiCare does not elect to source the maintenance of such new applications to the third party who developed the applications.

6.    PACIFICARE RESPONSIBILITIES.

      6.1 PACIFICARE SUPPLIER RELATIONSHIP MANAGER. PacifiCare shall appoint the PacifiCare Supplier Relationship Manager who, from the Effective Date, shall serve as the primary PacifiCare representative under this Agreement ("PACIFICARE SUPPLIER RELATIONSHIP MANAGER"). The PacifiCare Supplier Relationship Manager shall (a) have overall responsibility for managing and coordinating the performance of PacifiCare's obligations under this Agreement and (b) be authorized to act for and on behalf of the PacifiCare Entities with respect to all matters relating to this Agreement. Notwithstanding the foregoing, the PacifiCare Supplier


                                      10.

Relationship Manager may, upon notice to Supplier, delegate such of his or her responsibilities to other PacifiCare employees as the PacifiCare Supplier Relationship Manager deems appropriate.

      6.2 PACIFICARE RESOURCES. Commencing on the Effective Date and continuing during the Term, PacifiCare shall provide to Supplier, at no charge to Supplier and subject to Section 6.3, the same or similar access to and use of certain space in PacifiCare's premises, together with reasonable office furnishings, janitorial services, land-line telephones, workstations, computers, parking, access to servers, printers, systems, utilities, and reasonable office supplies, in each case, to the same extent that PacifiCare otherwise provides to its employees and subcontractors performing similar work for PacifiCare at such facilities. Supplier's use of such premises shall be in accordance with PacifiCare's policies and procedures in effect from time to time.

      6.3 USE OF PACIFICARE FACILITIES.

            (a) Except as expressly provided in this Agreement, Supplier shall use the PacifiCare Service Locations for the sole and exclusive purpose of providing the Services. Use of such facilities by Supplier does not constitute a leasehold interest in favor of Supplier or any of Supplier's customers. Use of PacifiCare Service Locations shall be subject to the Facilities Space Requirements and Rules & Regulations attached as Schedule 6.3(a).

            (b) Supplier shall use the PacifiCare Service Locations in an efficient manner. To the extent that Supplier operates the space in a manner that unnecessarily and materially increases facility costs incurred by PacifiCare, PacifiCare shall notify Supplier of such costs and Supplier shall implement corrective action, provided, however, that PacifiCare reserves the right to set-off such excess costs if Supplier fails to take prompt corrective action.

            (c) Supplier and Supplier Agents shall keep the PacifiCare Service Locations in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and shall comply with the PacifiCare Entities' standard and site-specific policies and procedures (including physical security procedures) as in effect from time to time and made available to Supplier at the URL designated by PacifiCare for such purpose.

            (d) Supplier shall permit PacifiCare Entities and PacifiCare Entity Agents to enter into those portions of the PacifiCare Service Locations occupied by Supplier's staff at any reasonable time to perform facilities-related services.

            (e) Supplier shall not make any improvements or changes involving structural, mechanical or electrical alterations to the PacifiCare Service Locations without PacifiCare's prior consent. Any additions, improvements or changes made by Supplier shall be deemed the property of PacifiCare without further consideration.

            (f) When the PacifiCare Service Locations are no longer required for performance of the Services, Supplier shall return such locations to PacifiCare in substantially


                                      11.

the same condition as when Supplier began using such locations, ordinary wear and tear excepted.

      6.4 RETAINED STAFF. Commencing upon the Cutover Date and continuing for three (3) months thereafter, PacifiCare and the PacifiCare Entities shall provide Supplier with reasonable access to certain members of PacifiCare's or the PacifiCare Entities' retained staff who were responsible for performing the Base Services prior to the Effective Date for the purpose of knowledge transfer from PacifiCare to Supplier, as reasonably requested by Supplier and at mutually agreed upon times and locations. In addition, commencing upon the Cutover Date and continuing for twelve (12) months thereafter, PacifiCare will assist Supplier by providing Supplier with reasonable access to the retained Affected Contractors who were responsible for performing the Base Services prior to the Cutover Date and who remain engaged by PacifiCare for the purpose of knowledge transfer from PacifiCare to Supplier.

7.    THIRD PARTY AGREEMENTS.

      7.1 ASSIGNED AGREEMENTS. As of Cutover Date, Supplier shall assume all responsibility (including all obligations and post assignment liability) for the Assigned Agreements as set forth in Schedule 7.1.

            (a) Ongoing Responsibilities. Supplier may, to the extent permitted by any Assigned Agreement, renew, modify, terminate or cancel, or request or grant any consents or waivers under, any such Assigned Agreement. Supplier shall have financial and administrative responsibility with respect to the Assigned Agreements, including responsibility for performance of all obligations under the Assigned Agreements.

            (b) Assigned Agreement Invoices. Supplier shall be responsible for payment of invoiced amounts submitted by third parties for expenses incurred on or after the Cutover Date pursuant to the Assigned Agreements, including any late fees in respect of such third party invoices. If PacifiCare receives any invoices for amounts incurred under the Assigned Agreement invoices after the Cutover Date, PacifiCare shall provide those invoices to Supplier within a reasonable time period to permit timely payment by Supplier. PacifiCare shall be responsible for any late fees attributable to PacifiCare's failure to provide such invoices to Supplier within a reasonable time period to permit timely payment by Supplier. If, prior to the Cutover Date, PacifiCare prepaid any amounts under any Assigned Agreements that are attributable to amounts incurred on or after the Cutover Date, then Supplier shall reimburse or credit PacifiCare for such amounts on the next invoice delivered by Supplier for the Services. In the event Supplier receives during the Term any refund, credit or other rebate (including deposits) in connection with any Assigned Agreement that is attributable to periods prior to the Cutover Date, then Supplier shall promptly notify PacifiCare of such refund, credit or rebate and shall promptly pay to PacifiCare the full amount of such refund, credit or rebate.


                                      12.

      7.2 MANAGED AGREEMENTS. At all times on or after the Cutover Date and during the Term, Supplier shall manage, administer and maintain the Managed Agreements set forth in Schedule 7.2. Supplier's responsibilities shall include receipt of invoices and coordination of third party services under the Managed Agreements.

            (a) ONGOING RESPONSIBILITIES. Supplier shall have administrative (but not financial) responsibility at all times on or after the Cutover Date and during the Term with respect to the Managed Agreements, and Supplier shall provide PacifiCare with reasonable notice of all renewal, termination or cancellation dates and fees with respect to the Managed Agreements. Supplier shall not renew, modify, terminate or cancel, or request or grant any consents or waivers under, any Managed Agreements without the consent of the PacifiCare Supplier Relationship Manager. Supplier shall pay or discharge, as applicable, any fees or charges or other liability or obligation imposed upon PacifiCare in connection with (i) any such renewal, modification, termination or cancellation of, or consent or waiver under, the Managed Agreements, obtained or given without PacifiCare's consent as required under the foregoing sentence or (ii) Supplier's failure to comply with the terms of the Managed Agreements.

            (b) MANAGED AGREEMENT INVOICES. Supplier shall (i) receive all Managed Agreement Invoices, (ii) review and correct any errors in any such Managed Agreement Invoices in a timely manner and (iii) submit such Managed Agreement Invoices to PacifiCare within a reasonable period of time prior to the due date or, if a discount for payment is offered, the date on which PacifiCare may pay such Managed Agreement Invoice with a discount. PacifiCare shall pay the Managed Agreement Invoices received and approved by Supplier. PacifiCare shall only be responsible for payment of the Managed Agreement Invoices and shall not be responsible to Supplier for any management, administration or maintenance fees of Supplier in connection with the Managed Agreement Invoices. PacifiCare shall be responsible for any late fees in respect of the Managed Agreement Invoices, provided that Supplier submitted the applicable Managed Agreement Invoices to PacifiCare for payment within a reasonable period of time prior to the date any such Managed Agreement Invoice is due, but in any event within three (3) business days of Supplier's receipt of such Managed Agreement Invoice. If Supplier fails to submit a Managed Agreement Invoice to PacifiCare for payment in accordance with the preceding sentence, Supplier shall be responsible for any discount not received or any late fees in respect of such Managed Agreement Invoice.

      7.3 PERFORMANCE UNDER AGREEMENTS. Supplier and PacifiCare shall promptly notify each other of any breach of, or misuse or fraud in connection with, any PacifiCare Third Party Contracts of which such Party becomes aware, or should reasonably be aware, and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud. Supplier shall pay all amounts due for any penalties or charges (including amounts due to a third party as a result of Supplier's failure to promptly notify PacifiCare pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred by PacifiCare as a result of Supplier's non-performance of its obligations under this Agreement with respect to the PacifiCare Third Party Contracts.


                                      13.

8.    SERVICE LEVELS.

      8.1 INITIAL BASE SERVICE LEVELS. Commencing on the Cutover Date and continuing throughout the Term and Termination Assistance Period, Supplier shall perform the Services in accordance with the applicable Service Levels. The initial Base Service Levels shall be specified in Schedule 8, or, for Base Service Levels not specified in Schedule 8 as of the Effective Date, determined according to the process set forth in Schedule 8 for determining Service Levels.

      8.2 SERVICE LEVELS FOR NEW SERVICES. Supplier shall provide New Services in accordance with the New Services Service Levels as established by the Parties in accordance with Section 5.1 and as adjusted pursuant to Section 8.3.

      8.3 ADJUSTMENT OF SERVICE LEVELS. Without limitation of the automatic adjustment process specified in Section 1.N. of Schedule 8, the Steering Committee (a) shall review the Service Levels for the preceding twelve (12) months during the last calendar quarter of every Contract Year, (b) with respect to any Service Levels that require periodic adjustment pursuant to this Agreement or are no longer appropriate because of an increase, decrease or change to the Services, shall, as appropriate, increase or modify the Service Levels for the subsequent Contract Year in accordance with the Change Control Procedures and (c) with respect to all other Service Levels, may modify or increase the Service Levels for the subsequent Contract Year in accordance with the Change Control Procedures. In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Steering Committee, adjust any Service Level that such Party in good faith believes is inappropriate at the time.

      8.4 ROOT-CAUSE ANALYSIS. With respect to Supplier's failure to provide the Services in accordance with the applicable Service Levels, Supplier shall, as soon as reasonably practicable, but not later than five (5) days after such failure (except as provided below in this Section 8.4), (a) perform a root-cause analysis to identify the cause of such failure, (b) provide PacifiCare with a report detailing the cause of, and procedure for correcting, such failure, (c) implement such corrective procedure, including obtaining PacifiCare's consent to such implementation where such procedure has a material effect on the PacifiCare Entities' receipt of the Services, and (d) provide PacifiCare with a written action plan satisfactory to PacifiCare that specifies the steps Supplier has taken, or shall take, to prevent such failures following the implementation of the procedure. If Supplier, using best efforts, cannot complete its obligations under clauses (a), (b), (c) or (d) above within the five (5) day-period, Supplier shall, on a regular basis until such obligations are completed, review with PacifiCare Supplier's progress in completing such obligations (and provide written summaries thereof and a schedule for completion). Supplier shall address and resolve any concerns raised by PacifiCare in connection with such reviews.

      8.5 MEASUREMENT TOOLS. As of the Cutover Date, Supplier shall implement the Measurement Tools and procedures required to measure and report (as contemplated by this Section 8.5 and Section 3.8) Supplier's performance of the Services against the applicable Service Levels. Such Measurement Tools and procedures shall (a) permit reporting at a level of detail sufficient to verify compliance with the Service Levels and (b) be subject to audit by


                                      14.

PacifiCare or its designee pursuant to Section 19. Supplier shall provide PacifiCare and its designees with information concerning access to such Measurement Tools and procedures upon request for inspection and verification purposes.

      8.6 CONTINUOUS IMPROVEMENT AND BEST PRACTICES. Supplier shall, on a continual basis, (a) identify ways to improve the Service Levels and (b) identify and apply, in accordance with the Change Control Procedures, proven techniques and tools from other installations within its operations that would benefit PacifiCare either operationally or financially. Supplier shall, from time to time, include updates with respect to such improvements, techniques and tools in the reports provided to PacifiCare pursuant to Section 3.8 and shall discuss its progress in identifying and applying such improvements techniques and tools in the knowledge sharing discussions with PacifiCare pursuant to
Section 3.6.

      8.7 SERVICE LEVEL CREDITS. In the event of Supplier's failure to provide the Services in accordance with the applicable Critical Service Levels, Supplier shall incur the Service Level Credits identified in and according to Schedule 8. The Service Level Credits shall not limit PacifiCare's right to recover, in accordance with this Agreement, other damages incurred by PacifiCare as a result of such failure. Where (a) Service Level Credits are incurred (i) [...***...] consecutive months for the same measured Critical Service Level or (ii) [...***...] out of any twelve (12) months for the same measured Critical Service Level [...***...] PacifiCare may, upon notice to Supplier, terminate this Agreement, in whole or in part, without regard to Section 24.3(a). Nothing in this Section shall be deemed to limit or obviate PacifiCare's right to terminate this Agreement pursuant to Section 24.3(a). In addition to the foregoing, within ten (10) days following the completion of root-cause analysis as required in
Section 8.4, at PacifiCare's option, following the incurrence of a Service Level Credit, a Group Vice President of Supplier shall meet (in person or by telephone) with the PacifiCare Supplier Relationship Manager and other members of PacifiCare's management at a mutually agreeable time, date and location, to summarize and present the results of the root-cause analysis required by Section
8.4 and specify the steps Supplier has taken or shall take to prevent the further incurrence of Service Level Credits.

      8.8 EXCUSED PERFORMANCE. Supplier's requirement to perform the Services shall be excused in accordance the principles set forth in Section I.Q. of
Schedule 8 for the following Sections of the Agreement: Section 4.1 and 4.2.

9.    PACIFICARE SATISFACTION AND BENCHMARKING.

      9.1 SATISFACTION SURVEY. Supplier shall conduct baseline and ongoing customer satisfaction surveys.

      9.2 BENCHMARKING.

            (a) BENCHMARKER. Commencing on the Cutover Date and continuing throughout the Term, to ensure that PacifiCare is obtaining competitive pricing, PacifiCare reserves the right, at PacifiCare's cost and expense, to designate an independent third party (the


                                      15.
                                               *CONFIDENTIAL TREATMENT REQUESTED

"BENCHMARKER") from among the list of mutually agreed upon prospective Benchmark providers set forth in Schedule 9.2(a) to measure Supplier's performance and pricing under this Agreement in accordance with the Benchmarking Process against competitive providers providing services which are substantially similar in terms of scope, volume, environment, geographic area, technologies in use (including skill sets), and contractual terms, generally, and any other mutually agreeable factors ([...***...]) (each a "BENCHMARK").

            (b) BENCHMARKING PROCESS. Upon PacifiCare's request, the Benchmarker shall conduct Benchmarks, [...***...]. After receiving the results of each Benchmark, PacifiCare shall share the results of such Benchmark with Supplier and, within thirty (30) days of PacifiCare's sharing such results, the Parties shall complete their review of such results (the "REVIEW PERIOD"). If any Benchmark shows that Supplier's performance is below or Supplier's pricing is higher than that of competitive providers, then applicable prices or service levels (or both) under this Agreement shall be promptly adjusted such that Supplier's performance and pricing are competitive; provided, however, that the Parties shall, during the five (5) day period following the Review Period, discuss the Benchmark in good faith to determine if such variances are due to Supplier's non-competitive prices or service levels or the unique requirements of this Agreement.

10.   SERVICE LOCATIONS.

      10.1 SERVICE LOCATIONS. The Services shall be provided to PacifiCare Entities from (a) the PacifiCare Service Locations, (b) the Supplier Service Locations and (c) any other location for which Supplier has received PacifiCare's consent, to be given in PacifiCare's sole discretion, provided however that for Base Services Supplier may, upon prior notice to PacifiCare, elect to provide up to a maximum of forty (40) Project Staff members from an alternate Service Location, which may be a Domestic ADC, Near-Shore ADC, or Offshore ADC. Any incremental expenses incurred by PacifiCare as a result of a relocation to, or use of, any location other than the locations set forth on
Schedule 10.1 shall, at PacifiCare's sole discretion, be paid by Supplier or reimbursed to PacifiCare by Supplier, unless the provision of Services at such other location has been requested or otherwise directed by PacifiCare or is due to a Force Majeure Event that precludes PacifiCare from providing a PacifiCare Service Location, in which case PacifiCare shall be solely responsible for the costs associated with the relocation to, or use of, such other location. Supplier and Supplier Agents may not provide or market services to a third party from a PacifiCare Service Location without PacifiCare's consent, to be given in PacifiCare's sole discretion.

      10.2 SAFETY AND SECURITY PROCEDURES. Supplier shall maintain and enforce at the Service Locations safety and security procedures that are at least equal to the most stringent of the following: (a) best practices for locations similar to the Supplier Service Locations; (b) those procedures provided to Supplier and applicable to the PacifiCare Service Locations, as amended by PacifiCare from time to time during the Term; and (c) any higher standard otherwise agreed upon by the Parties. Supplier shall comply with the safety and security procedures that are applicable to the PacifiCare Service Locations, including the safety and security procedures set


                                      16.
                                               *CONFIDENTIAL TREATMENT REQUESTED
forth in Schedule 10.2. Supplier shall, [...***...], provide the results of an annual SAS 70 security audit to PacifiCare.

      10.3 DATA SECURITY. Supplier shall comply with the environmental, security, and other PacifiCare data security policies and safeguards against the destruction, loss or alteration of PacifiCare Data in the possession of Supplier and during Supplier's electronic transmission, storage, and shipping thereof (the "DATA SAFEGUARDS") that shall comply with and be no less rigorous than (i) those data security policies in effect as of the Cutover Date at each applicable PacifiCare Service Location in respect of such PacifiCare Service Location and Supplier Service Location, and (ii) may be required by Supplier Laws and other Laws identified to Supplier from time to time and implemented in accordance with the Change Control Procedures. The Data Safeguards will be incorporated into the Policies and Procedures Manual. Supplier shall revise and maintain the Data Safeguards at PacifiCare's request. In the event Supplier intends to implement a Change to the Data Safeguards (including pursuant to PacifiCare's request), Supplier shall notify PacifiCare and, upon PacifiCare's consent, implement such Change. In the event Supplier or Supplier Agents discovers or is notified of a breach or potential breach of security relating to PacifiCare Data, Supplier shall immediately notify the PacifiCare Supplier Relationship Manager and the PacifiCare Director of Information Security of such breach or potential breach and, if the applicable PacifiCare Data was in the possession of Supplier or Supplier Agents at the time of such breach or potential breach, Supplier shall investigate and remediate the effects of the breach or potential breach and provide PacifiCare with a written action plan satisfactory to PacifiCare that specifies the steps Supplier has taken, or shall take, to prevent such breaches or potential breaches from recurring.

      10.4 SECURITY RELATING TO COMPETITORS. If (a) Supplier intends to provide the Services from a Service Location that is shared with a third party or third parties or (b) any part of the business of Supplier or any such third party is now or in the future competitive with PacifiCare Entities' business, then, prior to providing any of the Services from such a Service Location, Supplier shall develop a process, subject to PacifiCare's prior consent, to restrict access in any such shared environment to PacifiCare's Confidential Information so that Supplier's employees or Supplier Agents providing services to such competitive business do not have access to PacifiCare Confidential Information.

11.   HUMAN RESOURCES.

      Supplier shall offer employment to the Affected Employees set forth in
Schedule 3.1(b)(ii) , and the transitioning to Supplier of such Affected Employees who accept such offers (the "TRANSITIONED PERSONNEL") shall be effected in accordance with the terms and conditions set forth in Schedule 11.

12.   SUPPLIER STAFF.

      12.1 SUPPLIER CLIENT RELATIONSHIP MANAGER. Supplier shall appoint an individual (the "SUPPLIER CLIENT RELATIONSHIP MANAGER") who from the Effective Date shall serve, on a full-time basis, as the primary Supplier representative under this Agreement. Supplier's appointment of any Supplier Client Relationship Manager shall be subject to PacifiCare's prior consent. The


                                      17.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Supplier Client Relationship Manager shall (a) have overall responsibility for managing and coordinating the performance of Supplier's obligations under this Agreement and (b) be authorized to act for and on behalf of Supplier with respect to all matters relating to this Agreement.

      12.2 KEY PERSONNEL. With respect to the Key Personnel set forth in
Schedule 12.2, except as otherwise agreed by PacifiCare, the Parties agree as follows:

            (a) All Key Personnel shall be dedicated to the PacifiCare account on a full-time basis.

            (b) Before assigning an individual to a Key Personnel position, whether as an initial assignment or as replacement, Supplier shall (i) notify PacifiCare of the proposed assignment, (ii) introduce the individual to appropriate representatives of PacifiCare Entities, (iii) subject to applicable Law, provide PacifiCare with any information regarding the individual that may be reasonably requested by PacifiCare and (iv) obtain PacifiCare's consent for such assignment. Upon Supplier's request, PacifiCare shall discuss with Supplier, in reasonable detail, its basis for its refusal to grant such consent and the Parties shall in good faith seek to resolve the matter in a mutually agreeable manner, provided that in any event, Supplier shall only assign an individual to a Key Personnel position who is approved by PacifiCare.

            (c) Supplier shall not replace or reassign (i) the Supplier Client Relationship Manager for [...***...] from the date on which such individual is designated as the Supplier Client Relationship Manager, or (ii) any other Key Personnel assigned as of the Effective Date for [...***...] from the Effective Date (provided that if any Key Personnel has duties in connection with a particular discrete project that has not been completed as of the date that is [...***...], such Key Personnel may not be replaced or reassigned until the completion of such project), unless PacifiCare consents in its sole discretion to such reassignment or replacement, or such Key Personnel (1) voluntarily resigns from Supplier, (2) is dismissed by Supplier for misconduct, (3) fails to perform his or her duties and responsibilities pursuant to this Agreement or (4) dies or is otherwise unable to work due to his or her disability or legally protected leave taken pursuant to Law.

            (d) If PacifiCare in good faith decides that any Key Personnel should not continue in that position, then PacifiCare may, in its sole discretion and upon notice to Supplier, require immediate removal of such Key Personnel from the Project Staff; provided that, upon Supplier's request, PacifiCare shall, prior to requiring such removal, discuss with Supplier, in reasonable detail, its basis for requesting such removal. Supplier shall, as soon as reasonably practicable following PacifiCare's required removal of any Key Personnel from the Project Staff, replace such Key Personnel in accordance with this Section 12.2.

            (e) Supplier shall maintain backup procedures and conduct the replacement procedures for any Key Personnel in such a manner so as to assure an orderly succession for any Key Personnel who is replaced.


                                      18.
                                               *CONFIDENTIAL TREATMENT REQUESTED

      12.3 PROJECT STAFF. Supplier shall appoint to the Project Staff individuals with suitable training and skills to perform the Services. Supplier shall provide PacifiCare with a list of all Supplier personnel dedicated full-time to the Project Staff at the end of every ninety (90)-day period after the Cutover Date. Except as otherwise approved by PacifiCare (in its sole discretion), those Supplier personnel located on PacifiCare's premises may only provide services on such premises that support PacifiCare's operations. Supplier shall notify PacifiCare as soon as possible after dismissing or reassigning any member of the Project Staff whose normal work location is at a PacifiCare Service Location.

      12.4 SUBCONTRACTORS.

            (a) With the exception of those subcontractors who meet the criteria for approval set forth in Sections 12.4(e) and 12.4(f), prior to subcontracting the Services or any portion thereof, Supplier shall: (i) notify PacifiCare of the proposed subcontract; (ii) provide the name of the proposed subcontractor, a description of the work to be subcontracted, an explanation of why that work is to be subcontracted and descriptive information about each subcontractor's ability to perform the work; (iii) obtain PacifiCare's consent of such subcontract. PacifiCare Entities shall not be bound by the provisions of any agreements entered into between Supplier and its subcontractors. Prior to amending, modifying or otherwise supplementing any subcontract relating to the Services, the effect of which would materially increase the scope or nature of the services provided by such subcontractor, Supplier shall notify PacifiCare of the proposed amendment, modification or supplement and shall obtain PacifiCare's consent thereof.

            (b) No subcontracting shall release Supplier from its responsibility for its obligations under this Agreement. Supplier shall be responsible for the work and activities of its subcontractors, including compliance with the terms of this Agreement.

            (c) Any third party chosen by Supplier to develop products or deliver services shall be required to adhere to PacifiCare's standards, policies and procedures in effect at the time.

            (d) Supplier shall be responsible for all payments to its subcontractors. Supplier shall promptly pay for all services, materials, equipment and labor used in providing the Services and Supplier shall keep PacifiCare Entities' premises free of all liens.

            (e) Those subcontractors who, as of the Effective Date, have been pre-approved by PacifiCare are set forth in Schedule 12.4(e) attached hereto.

            (f) For non-critical services for which Supplier wishes to engage subcontractors under a contract having an annual value of Two Hundred Fifty Thousand Dollars ($250,000) or less, Supplier may comply with this Section 12.4 by providing PacifiCare with notice as soon as practicable after engaging such subcontractor, provided that all other provisions of this Section 12.4 shall apply and PacifiCare's consent shall be deemed given subject to revocation for good cause.


                                      19.

            (g) If PacifiCare in good faith objects to the continued use of a subcontractor or the scope of the duties of a particular subcontractor, even if such subcontractor has been previously approved pursuant to Section 12.4(a), then, upon notice from PacifiCare of such objection (including reasonable details concerning the basis of such objection), PacifiCare and Supplier shall in good faith attempt to resolve such objections as soon as possible. If the Parties have not resolved such objections within five (5) business days of Supplier's receipt of PacifiCare's notice thereof, then Supplier shall cause such subcontractor to cease providing services in connection with this Agreement and shall as soon as reasonably practicable replace such subcontractor with a replacement acceptable to PacifiCare.

      12.5 CONDUCT OF SUPPLIER PERSONNEL. While at the PacifiCare Service Locations, Supplier and Supplier Agents agree at all times to, and shall cause the Project Staff to (a) comply with the requests, standard rules and regulations of PacifiCare regarding safety and health, personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such PacifiCare Service Locations, (b) otherwise conduct themselves in a businesslike manner and (c) maintain and enforce Section 20 of this Agreement. If PacifiCare notifies Supplier that a particular member of the Project Staff is not conducting himself or herself in accordance with this Section, Supplier shall promptly: (y) investigate the matter and take appropriate action that may include (i) removing the applicable person from the Project Staff, (ii) providing PacifiCare with prompt notice of such removal and
(iii) replacing the applicable person with a similarly qualified individual; or
(z) take other appropriate disciplinary action to prevent a recurrence. In the event of multiple violations of this Section by a particular member of the Project Staff, Supplier shall promptly remove the individual from the Project Staff.

      12.6 NON-COMPETITION. Supplier shall not assign any Key Personnel to the account of any PacifiCare Competitor without PacifiCare's prior consent for [...***...] following the last date on which such Key Personnel ceases to provide Services to PacifiCare pursuant to this Agreement.

      12.7 NON-SOLICITATION. It is the intention of the Parties not to solicit each other's employees, and as such each Party agrees that if it offers employment to, employs, engages as an independent contractor, or otherwise obtains the services of any person who is employed or was employed within [...***...] by the other Party, and who performed duties for the other Party pursuant to this Agreement during the Term, ("RESTRICTED EMPLOYEE"), such Party must pay the other Party damages in an amount equal [...***...]. Notwithstanding anything in this Section to the contrary, either Party may directly or indirectly solicit and hire any employee of the other Party at any time after such employee is terminated by the other Party without penalty of any kind.

13.   MANAGEMENT AND CONTROL.

      13.1 STEERING COMMITTEE. Prior to the Cutover Date, the PacifiCare Supplier Relationship Manager and the Supplier Client Relationship Manager shall determine the composition of a steering committee and each shall appoint an equal number of representatives to serve on such committee (the "STEERING COMMITTEE"). PacifiCare shall designate one of its representatives on the Steering Committee to act as the chairperson of the Steering Committee.


                                      20.
                                               *CONFIDENTIAL TREATMENT REQUESTED

The Steering Committee shall be authorized and responsible for (a) advising with respect to PacifiCare's tactical decisions regarding the establishment, budgeting and implementation of PacifiCare's priorities and plans for the Services; (b) reviewing, on a quarterly basis, and revising, as directed by the Steering Committee, Schedules 12.6(a) and 12.6(b); and (c) monitoring and, without limitation of the dispute resolution procedures set forth in Section 23 (Dispute Resolution), resolving disagreements regarding the provision of the Services and the Service Levels. A Party may change any of its representatives on the Steering Committee upon notice to the other Party; provided that such change may be effected without causing any delays in completing the dispute resolution procedures set forth in Section 23.

      13.2 OVERSIGHT AND MANAGEMENT PROCESS; RELATIONSHIP WITH INFRASTRUCTURE SUPPLIER. Supplier shall perform the Services in accordance with this Section 13.2.

            (a) RELATIONSHIP WITH INFRASTRUCTURE SUPPLIER; OPERATIONAL AGREEMENT. Supplier and the Infrastructure Provider shall cooperate and interact with each other to the extent necessary for the PacifiCare Entities to receive the Services and the Infrastructure Services in accordance with the terms and conditions of this Agreement and the Infrastructure Agreement, respectively. PacifiCare shall, as PacifiCare deems appropriate, control and be the primary interface for the PacifiCare Entities with Supplier, the Infrastructure Provider and third parties. Supplier and the Infrastructure Provider shall take all steps necessary to deliver the Services and the Infrastructure Services in a consolidated manner and as an integrated service delivery team in accordance with the Operational Agreement, including, for example, through the utilization of integrated tools, processes and methodologies, where applicable. In furtherance of the foregoing, prior to the Cutover Date, Supplier and Infrastructure Supplier shall execute an agreement acceptable in form and substance to PacifiCare (the "OPERATIONAL AGREEMENT"), which shall include, among other things, provisions that set forth the following terms:

                  (i) Supplier and the Infrastructure Provider shall establish an integrated Program Office (the "PROGRAM OFFICE") and procedures (e.g., the customer satisfaction methodology described on Schedule 13.2) acceptable to PacifiCare for use by the Infrastructure Provider and Supplier to (1) prevent problems with, or any interruptions (other than in connection with scheduled downtime contemplated by the Policy and Procedures Manual) or degradation to, the Services and the other services, (2) promptly resolve any such problems, interruptions or degradation that occur and (3) determine the accountability as between themselves for such problems, interruptions or degradation. The initial Program Office shall consist of the individuals and positions in accordance with
Schedule 13.2. Members of the Program Office shall be deemed to be Key Personnel for purposes of this Agreement.

                  (ii) With respect to (1) Supplier's failure to provide the Services in accordance with the applicable Service Levels or (2) the Infrastructure Provider's failure to provide the Infrastructure Services in accordance with applicable service levels, the Supplier shall perform, in accordance with Section 8.4 of this Agreement and shall cooperate with Infrastructure Supplier to perform in accordance with Section 8.4 of the Infrastructure Agreement, an integrated root cause analysis to implement correction procedures and provide PacifiCare with the reports and action plans as required by Section 8.4 of this Agreement. The Infrastructure Provider shall implement measurement and monitoring tools and procedures that


                                      21.

permit integrated reporting of compliance with applicable service levels, and the incurrence of service level credits, with respect to the Services and the Infrastructure Services. In the event that such service level failures result in the incurrence of a service level credit (as provided in Section 8.8 of this Agreement or in Section 8.8 of the Infrastructure Agreement, as applicable), service level credits shall be apportioned among, or incurred by each of, Supplier and the Infrastructure Provider, in accordance with the Operational Agreement.

                  (iii) Supplier and the Infrastructure Provider shall establish efficient means of communication, including through a governance structure incorporating executive and operational committees described on Schedule 13.2, for use by Supplier, the Infrastructure Provider and PacifiCare, such that both routine operational information and information relating to any issue or problems with, or any interruptions (other than in connection with scheduled downtime contemplated by the Policy and Procedures Manual) or degradation to, the Services and any other services flow between Supplier, the Infrastructure Provider and PacifiCare without material delay and without requiring coordination by, or intervention of, PacifiCare, except as PacifiCare otherwise requires.

                  (iv) Supplier and the Infrastructure Provider, working with PacifiCare to the extent PacifiCare deems appropriate, shall in good faith attempt to resolve all disputes between Supplier and the Infrastructure Provider relating to the provision of the Services and the Infrastructure Services or any other services, as soon as possible and without involving PacifiCare; provided that in the event that Supplier and the Infrastructure Provider do not resolve such disputes themselves, Supplier and the Infrastructure Provider may, jointly, request that PacifiCare, at no cost or expense to PacifiCare, resolve such dispute and, if so requested, such resolution shall be final and binding on Supplier and the Infrastructure Provider. Supplier and Infrastructure Supplier shall indemnify PacifiCare from, and defend and hold PacifiCare harmless from and against, any Losses suffered, incurred or sustained by PacifiCare in connection with the resolution of any such dispute by PacifiCare, in accordance with the terms and conditions of the Operational Agreement.

                  (v) Supplier and the Infrastructure Provider shall provide for the integration of tools, processes and methodologies where applicable in accordance with the Operational Agreement.

                  (vi) [...***...]

                  (vii) PacifiCare, Supplier and the Infrastructure Provider shall provide for any other provisions necessary for Supplier and Infrastructure Supplier to provide PacifiCare with the Services (including the Termination Assistance Services) and the Infrastructure Services in an integrated manner.

Supplier shall not modify or amend the Operational Agreement in a manner that would materially affect PacifiCare, the provision of the Services, the provision of the Infrastructure


                                      22.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Services or PacifiCare's ability to enforce its rights and remedies under this Agreement, without PacifiCare's prior consent.

            (b) [...***...]

      13.3 POLICY & PROCEDURES MANUAL. An initial outline of an application systems maintenance and enhancements management Policy & Procedures Manual for the Services is set forth on Schedule 13.3 which specifies those activities which Supplier has primary responsibility to deliver to PacifiCare as well as those activities where Supplier will cooperate with Infrastructure Supplier in its performance of certain Infrastructure Services. Within [...***...]
after the Cutover Date, Supplier shall deliver to PacifiCare, for PacifiCare's review, comment and consent, an application systems maintenance and enhancements management Policy & Procedures Manual based on the outline set forth in Schedule
13.3 for those activities designated as Supplier's primary responsibility (the "POLICY & PROCEDURES MANUAL"). Supplier shall periodically prepare and provide to PacifiCare, for PacifiCare's review, comment and consent, updates to such Policy & Procedures Manual to reflect any changes in the procedures described therein as soon as practicable after such changes are made at PacifiCare's request or with PacifiCare's consent.

      13.4 CHANGE CONTROL PROCEDURES. Supplier and Infrastructure Provider shall establish the integrated Change Control Procedures. Within thirty (30) days of receipt of Infrastructure Supplier's Change Control Procedures, Supplier shall deliver to PacifiCare, for its review, comment and consent, the Change Control Procedures. The Change Control Procedures shall provide, at a minimum, that:

            (a) no Change shall be implemented without PacifiCare's consent (which may be given in an e-mail or other electronic format), except as may be necessary on a temporary basis to maintain the continuity of the Services, and any projected adverse effect of any Change


                                      23.
                                               *CONFIDENTIAL TREATMENT REQUESTED
with respect to the Services, Service Levels or Fees shall be a reasonable basis for disapproval of such proposed Change;

            (b) with respect to all Changes, Supplier shall (i) schedule Changes, other than those Changes made on a temporary basis, to maintain the continuity of the Services so as not to unreasonably interrupt PacifiCare Entities' business operations, (ii) prepare and deliver to PacifiCare each month a rolling schedule for ongoing and planned Changes for the next twelve (12) month period and (iii) monitor the status of Changes against the applicable schedule; and

            (c) with respect to any Change made on a temporary basis to maintain the continuity of the Services, Supplier shall document and provide to PacifiCare notification of the Change no later than the next business day after the Change is made.

            Supplier shall update the Change Control Procedures as necessary and shall provide such updated Change Control Procedures to PacifiCare for its consent.

14.   PROPRIETARY RIGHTS.

      14.1 BACKGROUND TECHNOLOGY. Supplier shall have and retain exclusive ownership of all of Supplier's Background Technology and intellectual property rights therein. Prior to including any Supplier Background Technology in any Developed Software or Work Product that Supplier shall use or deliver to any PacifiCare Entities in connection with the Services, Supplier must set forth in writing such Background Technology to be included and obtain PacifiCare's consent. PacifiCare Entities shall have and retain exclusive ownership of all of PacifiCare Entities' Background Technology and intellectual property rights therein. All rights not expressly granted herein with respect to Background Technology are reserved to the owner thereof.

      14.2 PACIFICARE SOFTWARE. PacifiCare shall provide Supplier with access to and Use of the PacifiCare Software required to render the Services, current lists of which are attached hereto as Schedules 14.2(a) and 14.2(b). Subject to the terms and conditions of this Agreement, PacifiCare hereby grants to Supplier, during the Term and the Termination Assistance Period and solely to provide the Services to PacifiCare Entities, a non-exclusive, non-transferable, royalty-free limited license to have access to and (a) Use the PacifiCare Proprietary Software (and Related Documentation in PacifiCare's possession), and
(b) Use, to the extent permissible under the applicable third party agreements, the PacifiCare Third Party Software (and Related Documentation in PacifiCare's possession). Supplier may sublicense, to the extent permissible under any applicable third party agreements, to Supplier Agents the right to have access to and Use the PacifiCare Software solely to provide those Services that such Supplier Agents are responsible for providing. All rights not expressly granted to Supplier in this Agreement with respect to the PacifiCare Software are reserved to PacifiCare.

      14.3 SUPPLIER SOFTWARE. Supplier shall provide PacifiCare Entities with access to and Use of the Supplier Software. Supplier shall obtain PacifiCare's consent prior to using any Supplier Software (and any of Supplier's Background Technology included in the Supplier Software) to provide the Services. A current list of Supplier Software is attached hereto as


                                      24.

Schedule 14.3. Subject to the terms and conditions of this Agreement, Supplier hereby grants to PacifiCare, for itself and on behalf of the PacifiCare Entities, during the Term and for a period of eighteen (18) months after termination or expiration of this Agreement, a global, fully paid-up, royalty free, non-exclusive, non-transferable, and continuing license to Use, and sublicense and to permit third parties to Use, solely to the extent required to utilize the Services, (a) the Supplier Proprietary Software (and any of Supplier's Background Technology included in the Supplier Software) and (b) to the extent permissible under the applicable third party agreements, the Supplier Third Party Software being used to provide the Services as of the date of expiration or termination of this Agreement. Upon PacifiCare's request, Supplier shall provide PacifiCare with a list of all Supplier Software being used to provide the Services as of the date of such request. All rights not expressly granted to PacifiCare Entities in this Agreement with respect to the Supplier Software are reserved to Supplier.

      14.4 SUPPLIER TOOLS. Supplier shall obtain PacifiCare's consent prior to using any Tools (and any of Supplier's Background Technology included in the Tools) to provide the Services. Subject to the terms and conditions of this Agreement, Supplier hereby grants to PacifiCare, for itself and on behalf of the PacifiCare Entities, during the Term and for a period of eighteen (18) months after termination or expiration of this Agreement, a global, fully paid-up, royalty free, non-exclusive, non-transferable, and continuing license to Use, and sublicense and to permit a third party to Use, solely to the extent required to utilize the Services , Supplier's proprietary Tools (and any of Supplier's Background Technology included in Supplier's proprietary Tools) to provide the Services. Furthermore, to the extent permissible under the applicable third party agreements, Supplier hereby grants to PacifiCare Entities, during the Term and for a period of eighteen (18) months after the termination or expiration of this Agreement, a global, fully paid-up, royalty free, non-exclusive, non-transferable, and continuing license to Use, and sublicense and to permit a third party to Use, solely to the extent required to utilize the Services, any third-party Tools used by Supplier in furtherance of its duties pursuant to this Agreement. All rights not expressly granted to PacifiCare Entities in this Agreement with respect to the Tools are reserved to Supplier and its suppliers.

      14.5 DEVELOPED SOFTWARE. Subject to Section 14.1, all Developed Software and Work Product shall be owned by PacifiCare. PacifiCare shall have all right, title and interest, including worldwide ownership of copyright, patent, trade secret or other proprietary rights in and to the Developed Software and Work Product and all copies made from it. Subject to Section 14.1, Supplier hereby irrevocably assigns, transfers and conveys, and shall cause Supplier Agents to assign, transfer and convey, to PacifiCare without further consideration all of its right, title and interest in and to such Developed Software and Work Product, including all worldwide rights of patent, copyright, trade secret or other proprietary rights in such materials. Supplier acknowledges that PacifiCare and the successors and permitted assigns of PacifiCare shall have the right to obtain and hold in their own names any intellectual property rights in and to the Developed Software and Work Product. Supplier agrees to obtain any consents, authorizations, permits or assignments and to execute any documents or take any other actions (including requiring any Supplier Agents to execute any documents or take other actions) as may reasonably be necessary, or as PacifiCare may reasonably request, to perfect PacifiCare's ownership of any such Developed Software and Work Product.


                                      25.

      14.6 WEB DEVELOPMENT. In the event that Supplier performs any work in connection with the development of Web pages or other online content under this Agreement, PacifiCare shall have sole control over the Web pages and the appearance, design, layout, look-and-feel, branding, advertising (if any), content and URLs of such Web pages or other online content (collectively, "WEB CONTENT"). All Web Content that is developed by Supplier and/or Supplier Agents shall be Work Product. Supplier shall ensure that all URLs for any Web pages or online content developed or hosted by Supplier shall be owned by PacifiCare and registered in PacifiCare's name.

      14.7 UPGRADES TO SOFTWARE. Supplier shall upgrade Software in accordance with EXHIBIT B.

15.   DATA.

      15.1 OWNERSHIP OF PACIFICARE DATA. All PacifiCare Data is, or shall be, and shall remain the property of PacifiCare. Supplier hereby irrevocably assigns, transfers and conveys, and shall cause Supplier Agents to assign, transfer and convey, to PacifiCare without further consideration all of its and their right, title and interest in and to PacifiCare Data.

      15.2 USE OF PACIFICARE DATA. Without PacifiCare's consent (subject to PacifiCare's sole discretion), PacifiCare Data shall not be (a) used, disclosed, monitored, analyzed, individualized, anonymized, aggregated, stored, copied, or otherwise provided to third parties by Supplier or Supplier Agents other than as required to provide the Services, (b) sold, assigned or leased, or (c) commercially exploited in any form (including any individualized, anonymized or aggregated form) by or on behalf of Supplier or Supplier Agents. Supplier shall at all times comply with all PacifiCare data retention, use and privacy standards and all Laws relating to Supplier's access to PacifiCare Data.

      15.3 CORRECTION AND RECONSTRUCTION.

            (a) Supplier shall, [...***...], promptly correct any errors or inaccuracies in the reports delivered to PacifiCare under this Agreement that are attributable to Supplier or Supplier Agents.

            (b) Supplier shall develop and maintain procedures for the reconstruction of lost PacifiCare Data, and Supplier shall, [...***...], correct any errors in, or destruction, loss or alteration of, any PacifiCare Data that are attributable to Supplier or Supplier Agents. At PacifiCare's request and expense, Supplier shall promptly correct any errors in, or destruction, loss or alteration of, PacifiCare Data that are not attributable to Supplier or Supplier Agents.

      15.4 RETURN OF DATA. Upon request by PacifiCare at any time during the Term and upon expiration or termination of this Agreement, or at any time when Supplier no longer requires any portion of the PacifiCare Data to provide the Services, Supplier shall (a) promptly return to PacifiCare, in the format and on the media requested by PacifiCare, all PacifiCare Data (or such portion as requested by PacifiCare or that is no longer necessary to provide the Services)


                                      26.
                                               *CONFIDENTIAL TREATMENT REQUESTED
and (b) erase or destroy all PacifiCare Data (or such portion of PacifiCare Data as requested by PacifiCare or that is no longer necessary to provide the Services) in Supplier's possession. Supplier and Supplier Agents shall use any archival tapes containing PacifiCare Data solely for back-up purposes and shall maintain such back-up copies of PacifiCare Data as Confidential Information of PacifiCare. [...***...]

16.   CONTINUED PROVISION OF SERVICES.

      16.1 DISASTER RECOVERY PLAN. PacifiCare will provide to Supplier a copy of its then-current disaster recovery plans (collectively, the "DRP"), which DRP shall be effective under this Agreement until PacifiCare approves of any successor DRP to be developed pursuant to the Infrastructure Agreement. Promptly following the Cutover Date, Supplier shall cooperate with Infrastructure Supplier, to the extent that Infrastructure Supplier performs and provides the necessary infrastructure support services to PacifiCare and Supplier, to: (a) evaluate PacifiCare's current DRP and submit recommended DRP improvements related to the Services for PacifiCare's review and approval and, if PacifiCare approves of the DRP improvements, implement a revised DRP acceptable to PacifiCare in accordance with the Change Control Procedures and within [...***...], or such other date as may be agreed upon by PacifiCare, Supplier, and Infrastructure Provider; (b) update and test the operability of the DRP as it relates to the Services [...***...] during the Term; and (c) certify in writing to PacifiCare [...***...] during the Term that the DRP is fully operational as it relates to the Services. Subject to the foregoing sentence, if the DRP testing encounters errors, Supplier shall develop procedures and retest as necessary to resolve such errors and update the DRP as necessary. Supplier shall immediately implement the DRP upon the occurrence of a disaster (as such term is defined in the DRP) as it relates to the Services and subject to the provisions contained herein. In the event of an interruption in services described as "critical" in Schedule 16.1 ("CRITICAL SERVICES"), Supplier shall use its best efforts to reinstate the Critical Services as promptly as possible, but in any event within the number of hours identified in Schedule 16.1 with respect to each of the Critical Services, provided that Supplier's failure to reinstate the Critical Services shall be excused to the extent that Infrastructure Supplier's failure to perform or provide the necessary infrastructure support services to PacifiCare and Supplier prevents Supplier from doing so. In the event of a disaster (as such term is defined in the DRP), Supplier shall not increase its Fees under this Agreement or charge PacifiCare usage fees in addition to the Base Fees or the Variable Fees.

      16.2 FORCE MAJEURE. If and to the extent that a Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such Party (but specifically excluding [...***...]) (each, a "FORCE MAJEURE EVENT"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the


                                      27.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Supplier's obligation to provide either normal recovery procedures or any other disaster recovery services described in Section 16.1.

      16.3 ALTERNATE SOURCE. If any Force Majeure Event prevents, hinders or delays Supplier's performance of any Services, other than a Force Majeure Event that precludes PacifiCare from providing a PacifiCare Service Location, for the time identified on Schedule 16.1 in the case of any Critical Service or more than [...***...] in the case of all other Services, Supplier shall, [...***...], procure such Services from an alternate source. PacifiCare shall continue to pay Supplier the Fees established hereunder for Services provided during such period.

      If any Force Majeure Event precludes PacifiCare from providing a PacifiCare Service Location, PacifiCare shall provide to Supplier substantially similar substitute facilities in reasonably practicable geographic proximity and as soon as reasonably possible in order to render the Services, and will pay Supplier's costs to relocate to such substitute facilities. Supplier shall provide reasonable assistance and support to PacifiCare during this period and will mitigate any costs associated therewith to the extent reasonably practicable. PacifiCare shall continue to pay Supplier the Fees in accordance with the terms of this Agreement during such period. If the Force Majeure Event continues to prevent, hinder, or delay performance of the Services for more than [...***...] in the case of Critical Services, or more than [...***...] in the case of all other Services, PacifiCare may terminate this Agreement in whole or in part, as of the date specified by PacifiCare in a termination notice to Supplier without regard to Section 24.4.

      16.4 NO PAYMENT FOR UNPERFORMED SERVICES. Subject to Section 16.3 above, if Supplier fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, the Fees shall be adjusted in a manner such that PacifiCare is not responsible for the payment of any Fees for Services that Supplier fails to provide.

      16.5 ALLOCATION OF RESOURCES. Whenever a Force Majeure Event or a disaster causes Supplier to allocate limited resources between or among Supplier's customers, Supplier shall not provide to any other customers of Supplier priority over PacifiCare. In addition, in no event shall Supplier redeploy or reassign any Key Personnel to another account in the event of a Force Majeure Event without the prior consent of PacifiCare.

17.   PAYMENTS AND INVOICING.

      17.1 BASE FEES. In consideration of Supplier providing the Base Services, and in accordance with Section 17.2, PacifiCare shall pay to Supplier the Base Fees. Except as expressly set forth in this Agreement, there shall be no charge or fees payable by PacifiCare in respect of Supplier's performance of its obligations pursuant to this Agreement.


                                      28.
                                               *CONFIDENTIAL TREATMENT REQUESTED

      17.2 BASE FEES. Within ten (10) days after the first day of each month of the Term, Supplier shall invoice PacifiCare for the Base Services to be performed in accordance with this Agreement during that month. The Base Fees for each month during the Term shall be due and payable to Supplier by the last day of the month in which Supplier provided the Services. Undisputed Base Fees not paid when due shall accrue Interest as set forth in Schedule 17.

      17.3 VARIABLE FEES AND ADJUSTMENT OF BASELINES. At the end of every month, Supplier shall review the amount of the Base Services used by PacifiCare during the preceding month. In the event PacifiCare's use of such services (a) increases above the resource baselines set forth in Schedule 17, PacifiCare shall pay to Supplier, in addition to the Base Fees, an amount equal to the Additional Resource Charges in connection with the services set forth in
Schedule 17 or (b) subject to Section 17.8, decreases below the resource baselines set forth in Schedule 17, Supplier shall credit PacifiCare an amount equal to Reduced Resource Credits in connection with the services set forth in
Schedule 17. All such payments and credits shall be made in accordance with
Section 17.5. Subject to Section 17.8, upon ninety (90) days advance notice to Supplier, and no more than once each Contract Year, PacifiCare may adjust the resource baselines set forth in Schedule 17 and PacifiCare and Supplier shall implement an appropriate adjustment to the Fees to reflect the adjustment of the resource baselines in accordance with Schedule 17.

      17.4 VARIABLE FEE REPORT. Within ten (10) days after the last day of each month of the Term, beginning after the first month after the Cutover Date, Supplier shall provide PacifiCare with the Variable Fee Report and an invoice for payment of the Additional Resource Charges. PacifiCare shall pay such invoice within thirty (30) days after PacifiCare's receipt of such invoice or, in the event the Reduced Resource Credits are in excess of the Additional Resource Charges, Supplier shall provide PacifiCare with a credit as set forth in the invoice for the Base Fees for the following month. In the event PacifiCare disapproves of any of the Variable Fees set forth in the Variable Fee Report, PacifiCare shall provide Supplier with a list of any Variable Fees of which PacifiCare disapproves (and, with reasonable detail, the basis for such disapproval) and Supplier shall adjust the Variable Fee Report to reflect the changes indicated by PacifiCare and agreed to by Supplier.

      17.5 TIME OF PAYMENT. Except as otherwise provided in this Section 17, any undisputed sum due Supplier pursuant to this Agreement, including reasonable pass-through expenses, for which payment is not otherwise specified shall be due and payable [...***...] after receipt by PacifiCare of an invoice from Supplier. If any payments or portion thereof are not received by Supplier within [...***...] business days after the date by payment is due, PacifiCare shall pay Supplier Interest on such overdue amount in accordance with Schedule 17.

      17.6 DETAILED INVOICES. Supplier shall provide invoices with varying degrees of detail (e.g., per End-User, PacifiCare Entity, department, project or site), in accordance with the requirements set forth in Schedule 17, or as requested by PacifiCare.

      17.7 FEE DISPUTE. PacifiCare may withhold invoiced amounts that PacifiCare disputes in good faith. PacifiCare shall notify Supplier of all such disputes within thirty (30) days of receipt of Supplier's invoice therefor, and any such notice shall be in writing and shall provide in


                                      29.
                                               *CONFIDENTIAL TREATMENT REQUESTED
reasonable detail an explanation of each such dispute. PacifiCare shall pay the amount of any invoice not in dispute in accordance with the terms of this Agreement.

      17.8 SUBSTANTIAL CHANGES. Notwithstanding anything in this Agreement or its Schedules to the contrary, in the event that PacifiCare's use of the Base Services decreases to less than [...***...] of the resource baselines set forth in Attachment 2 of Schedule 17, PacifiCare and Supplier shall negotiate and implement an appropriate adjustment to the Fees.

      17.9 ADJUSTMENTS TO FEES. There shall be no periodic adjustments to the Fees except as set forth in Schedule 17.

      17.10 EXPENSES. Except as expressly set forth in this Agreement or the Schedules, all costs and expenses relating to the Services are included in the Fees and shall not be charged to or reimbursed by PacifiCare.

      17.11 RIGHTS OF SET-OFF. With respect to any amount that (a) should be reimbursed to PacifiCare or (b) is otherwise payable to PacifiCare pursuant to this Agreement, PacifiCare may deduct the entire amount owed to PacifiCare against the Fees or against the expenses owed by PacifiCare to Supplier under this Agreement.

      17.12 PRORATION. All periodic Fees under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

      17.13 UNUSED CREDITS. Any unused credits against future payments owed to either Party by the other pursuant to this Agreement shall be paid to the applicable Party within thirty (30) days after the earlier of the expiration or termination of this Agreement.

      17.14 [...***...]


                                      30.
                                               *CONFIDENTIAL TREATMENT REQUESTED

[...***...]

18.   TAXES.

      18.1 Subject to Section 18.2, each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

      18.2 The Fees paid to Supplier are inclusive of, and Supplier shall be responsible for, any applicable sales, use, gross receipts, excise, value-added, services, consumption, withholding or other taxes attributable to periods on or after the Cutover Date based upon or measured by Supplier's cost in acquiring or providing equipment, materials, supplies or services furnished or used by Supplier in performing or furnishing the Services.

      18.3 [...***...]

      18.4 Any taxes assessed, as determined by PacifiCare, including a gross-up thereon, on the provision of the Services for a particular site resulting from Supplier's relocating or rerouting the delivery of Services for Supplier's convenience to, from or through a location other than the Service Location used to provide the Services as of the Cutover Date shall be Supplier's responsibility; provided that, PacifiCare may pay such taxes and PacifiCare shall receive a credit with respect to the Fees invoiced under this Agreement equal to such payments made pursuant to this Section 18.4.

      18.5 Where applicable, PacifiCare and Supplier shall cooperate to segregate the Fees into the following separate payment streams: (a) those for taxable Services; (b) those for non-taxable Services; (c) those for which a sales, use or other similar tax has already been paid; and (d) those for which Supplier functions merely as a paying agent for PacifiCare in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. In addition, each of PacifiCare and Supplier shall reasonably cooperate with the other to more accurately determine a Party's tax liability and to minimize such liability, to the extent legally permissible. Each of PacifiCare and Supplier shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by a Party.


                                      31.
                                               *CONFIDENTIAL TREATMENT REQUESTED

19.   AUDITS.

      19.1 SERVICES. Upon notice from PacifiCare, Supplier and Supplier Agents shall provide PacifiCare, PacifiCare Agents and any of PacifiCare Entities' regulators or other reviewing bodies (including the Joint Commission on Accreditation of Health Care Organizations (JCAHO)) with access to and any assistance that they may require with respect to the Service Locations and the Systems for the purpose of performing audits or inspections of the Services and the business of PacifiCare Entities relating to the Services, provided that Supplier shall not be required to provide access or assistance to any PacifiCare Agents who are Supplier Competitors. PacifiCare Agents who request access to Supplier Service Locations or Supplier Confidential Information, including Supplier Background Technology and Supplier Tools, shall first sign and deliver to Supplier a confidentiality agreement in a form substantially similar to
Schedule 19.1. Upon receipt of notification from PacifiCare that PacifiCare Agents request such access, Supplier shall furnish the confidentiality agreement to PacifiCare Agents for signature. If any audit by an auditor designated by PacifiCare, a PacifiCare Agent or a regulatory authority results in Supplier being notified that Supplier or Supplier Agents are not in compliance with any Law or audit requirement, Supplier shall, and shall cause Supplier Agents to, promptly take actions to comply with such Law or audit requirement. Supplier shall bear the expense of any such response that is (a) required by a Supplier Law or audit requirement relating to Supplier's business or (b) necessary due to Supplier's noncompliance with any Law or audit requirement imposed on Supplier as set forth in this Agreement. To the extent the expense is not payable by Supplier pursuant to the preceding sentence, PacifiCare shall bear the expense of any such compliance that is required by any Law or audit requirement relating to PacifiCare Entities' business or that is necessary due to PacifiCare Entities' noncompliance with any Law or audit requirement imposed on PacifiCare Entities.

      19.2 FEES. Upon notice from PacifiCare, Supplier shall provide PacifiCare and PacifiCare Agents with access to such financial records and supporting documentation as may be requested by PacifiCare, provided that Supplier shall not be required to provide access to any financial records or supporting documentation to any PacifiCare Agents who are Supplier Competitors, and PacifiCare and PacifiCare Agents may audit the Fees charged to PacifiCare to determine if such Fees are accurate and in accordance with this Agreement (including Section 17.11). PacifiCare Agents who request access to such financial records and supporting documentation or Supplier Confidential Information, including Supplier Background Technology and Supplier Tools, shall first sign and deliver to Supplier a confidentiality agreement in a form substantially similar to Schedule 19.1. Upon receipt of notification from PacifiCare that PacifiCare Agents request such access, Supplier shall furnish the confidentiality agreement to PacifiCare Agents for signature.

            (a) If, as a result of such audit, PacifiCare determines that Supplier has overcharged PacifiCare, PacifiCare shall notify Supplier of the amount of such overcharge and Supplier shall promptly pay to PacifiCare the amount of the overcharge, plus Interest calculated from the date of receipt by Supplier of the overcharged amount until the date of payment to PacifiCare.


                                      32.

            (b) In addition to PacifiCare's rights set forth in Section 19.2, in the event any such audit reveals an overcharge to PacifiCare of [...***...] or more of the total Fees during the applicable period covered by the audit, Supplier shall, at PacifiCare's option, issue to PacifiCare a credit against the Base Fees or reimburse PacifiCare for the cost of such audit.

      19.3 OMNIBUS RECONCILIATION ACT. Without limiting the foregoing, until the expiration of four (4) years after the End Date, Supplier agrees that the Secretary of the Department of Health and Human Services (the "SECRETARY") and the Comptroller General of the United States, or the designee or duly authorized representative of either of them, shall have access to all books and records of Supplier directly pertaining to the subject matter of this Agreement and the provision of Services under it, in accordance with the criteria presently or hereafter developed by the Department of Health and Human Services as provided in Section 1861(v)(1)(I) of the Social Security Act, 42 U.S.C. ss. 1395x(v)(1)(I). Upon request of the Secretary, the Comptroller General, the designee oR the authorized representative of either of them, Supplier shall make available (at reasonable times and places during normal business hours) this Agreement, and all books, documents, and records of Supplier that are necessary to verify the nature and extent of the costs of the Services provided by Supplier and furnished in connection with this Agreement. Supplier further agrees that if Supplier carries out any of the duties of this Agreement through a subcontract with a value or cost of [...***...] or more, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the subcontracting party shall make available, upon written request of the Secretary, or upon request of the U.S. Comptroller General or any of their duly authorized representatives, the subcontract, and the books, documents and records of such organization that are necessary to verify the nature and extent of such costs of the Services provided by such subcontracting party and furnished in connection with this Agreement, provided that the foregoing shall not apply with regard to the Affected Contractors and subcontractors referenced in Sections 12.4(e) and 12.4(f) engaged by Supplier pursuant to this Agreement. Supplier shall promptly inform PacifiCare of any requests for information made pursuant to this provision.

      19.4 RECORD RETENTION. Supplier shall retain records and supporting documentation sufficient to satisfy the requirements set forth in this Section 19 and to document the Services and the Fees paid or payable by PacifiCare under this Agreement in accordance with PacifiCare's retention policies and procedures which PacifiCare adheres to as of the Effective Date and set forth in Schedule 19.4, and as in effect from time to time.

      19.5 FACILITIES. Supplier shall provide to PacifiCare and PacifiCare Agents, on Supplier's premises (or, if the audit is being performed of a Supplier Agent, the Supplier Agent's premises if necessary), space, office furnishings (including lockable cabinets) and utilities as PacifiCare or such PacifiCare Agents may reasonably require to perform the audits described in this Section.

      19.6 AUDIT SOFTWARE. Supplier shall operate and maintain such audit software as PacifiCare may request from time to time during the Term.


                                      33.
                                               *CONFIDENTIAL TREATMENT REQUESTED

      19.7 RELIEF. In the event that the frequency or scope of PacifiCare's audits of Supplier's records under Sections 19.1 and 19.2 above are such that Supplier can demonstrate to PacifiCare that Supplier's compliance with the requirements of the aforesaid sections will have a material adverse effect on Supplier's ability to provide the Services in accordance with the applicable Service Levels, the Parties will negotiate in good faith to determine an appropriate duration and level of applicable Service Level relief for Supplier to be able to comply with its obligations under Sections 19.1 and 19.2. PacifiCare and PacifiCare Entities shall reimburse Supplier its actual and reasonable costs and expenses in excess of five thousand dollars ($5,000) per audit associated with an audit of Supplier's records pursuant to Sections 19.1 and 19.2.

20.   CONFIDENTIALITY.

      20.1 GENERAL OBLIGATIONS. All Confidential Information relating to or obtained from PacifiCare Entities or Supplier shall be held in strict confidence by the recipient to the same extent and in at least the same manner as the recipient protects its own confidential information of similar importance. Neither PacifiCare nor Supplier shall disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained from, the other Party in any form to, or for the use or benefit of, any person or entity without the disclosing Party's consent.

      20.2 EXCEPTIONS. Notwithstanding the foregoing, each of PacifiCare and Supplier shall be permitted to disclose relevant aspects of the other's Confidential Information to its officers, directors, agents, professional advisors, contractors (including the Benchmarker), subcontractors and employees and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its affiliates, to the extent such disclosure is not restricted under any Assigned Agreements, any Managed Agreements, any Consents or any Laws or Governmental Approvals and only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or the determination, preservation or exercise of its rights and remedies under this Agreement; provided, however, that the recipient shall take all reasonable measures to ensure that Confidential Information of the disclosing Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, directors, agents, professional advisors, contractors, subcontractors and employees and Confidential Information shall not be disclosed to PacifiCare Competitors or Suppler Competitors. Third parties who request access to Supplier Confidential Information or PacifiCare Confidential Information shall first sign and deliver to the disclosing party a confidentiality agreement containing terms substantially similar to Schedule
19.1. Furthermore, nothing in this Agreement shall limit the ability of a Party in possession of the Confidential Information of the other Party to disclose such Confidential Information, and such Party shall have no liability for such disclosure, if such disclosure is: (a) required to be made pursuant to Law, government authority, duly authorized subpoena or court order, whereupon the receiving Party shall provide prompt notice to the disclosing Party and give such Party an opportunity to respond prior to such disclosure; (b) required to be made to a court or other tribunal in connection with the enforcement of such Party's rights under this Agreement; or (c) is approved by the prior consent of the disclosing Party.

      20.3 ATTORNEY-CLIENT PRIVILEGE. Supplier recognizes that it may obtain access to client documents, data and databases created by and for PacifiCare Entities and associated


                                      34.

communications related thereto that are marked "privileged" or contain a similar marking or are otherwise identified by PacifiCare as privileged (collectively, "PRIVILEGED WORK PRODUCT") that are confidential attorney work product or subject to the attorney-client privilege. Supplier shall not intentionally reveal Privileged Work Product to third parties and Supplier shall institute adequate safeguards to prevent the unintentional disclosure of Privileged Work Product to third parties. The only Project Staff who may have access to Privileged Work Product shall be those for whom such access is necessary for the purpose of providing services to PacifiCare Entities as provided in this Agreement. All Project Staff who shall need access to Privileged Work Product shall first sign and deliver to PacifiCare a confidentiality agreement satisfactory to PacifiCare. Supplier recognizes that Privileged Work Product has been prepared in anticipation of litigation and that Supplier is performing the Services in respect of Privileged Work Product as an agent of PacifiCare, and that all matter related thereto is protected from disclosure by Rule 26 of the United States Federal Rules of Civil Procedure (or any similar Law in other local jurisdictions). Should Supplier ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, Supplier shall
(a) immediately notify PacifiCare and (b) take such reasonable actions as may be specified by PacifiCare to resist providing such access. PacifiCare shall have the right and duty to represent Supplier in such resistance or to select and compensate counsel to so represent Supplier or to reimburse Supplier for reasonable attorneys' fees and expenses incurred in resisting such access.

      20.4 UNAUTHORIZED ACTS. Without limiting either Party's rights in respect of a breach of this Section, each Party shall:

            (a) promptly notify the other Party of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information by any person or entity that may become known to such Party;

            (b) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

            (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights (provided that the other Party shall pay such Party's reasonable costs and expenses arising out of its cooperation with any litigation hereunder); and

            (d) promptly use its best efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

            Except as otherwise noted, each Party shall bear the cost it incurs as a result of compliance with this Section.

      20.5 INJUNCTIVE RELIEF. The Parties acknowledge and agree that monetary damages may be inadequate to compensate for a breach of the provisions contained in this Section 20 or other confidentiality provisions of this Agreement. In the event of such breach, the injured Party


                                      35.

may be entitled to seek injunctive relief and any and all other remedies available at law or in equity. This Section in no way limits the liability or damages that may be assessed against a Party in the event of a breach by the other Party of any of the provisions of this Section.

21.   REPRESENTATIONS AND WARRANTIES.

            21.1 BY PACIFICARE. PacifiCare represents and warrants that:

                  (a) PacifiCare is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware;

                  (b) PacifiCare has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

                  (c) the execution, delivery and performance of this Agreement by PacifiCare (i) has been duly authorized by PacifiCare and (ii) shall not conflict with, result in a breach of or constitute a default under any other agreement to which PacifiCare is a party or by which PacifiCare is bound;

                  (d) PacifiCare is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on PacifiCare's ability to fulfill its obligations under this Agreement;

                  (e) PacifiCare has obtained all applicable permits and licenses required of PacifiCare in connection with its obligations under this Agreement except where the failure to obtain such permits and licenses would not have a material adverse effect on PacifiCare's ability to fulfill its obligations under this Agreement; and

                  (f) the PacifiCare Proprietary Software and, to the best of PacifiCare's knowledge, the PacifiCare Third Party Software, does not infringe upon the proprietary rights of any third party.

      21.2 BY SUPPLIER. Supplier represents and warrants that:

            (a) Supplier is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts;

            (b) Supplier has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

            (c) the execution, delivery and performance of this Agreement by Supplier (i) has been duly authorized by Supplier and (ii) shall not conflict with, result in a breach of or constitute a default under any other agreement to which Supplier is a party or by which Supplier is bound;


                                      36.

            (d) Supplier is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Supplier's ability to fulfill its obligations under this Agreement;

            (e) Supplier is in compliance with all Supplier Laws applicable to Supplier's obligations under this Agreement and has obtained all applicable permits and licenses required of Supplier in connection with its obligations under this Agreement;

            (f) there is no outstanding litigation, arbitrated matter or other dispute to which Supplier is a party that, if decided unfavorably to Supplier, would reasonably be expected to have a material adverse effect on Supplier's ability to fulfill its obligations under this Agreement; and

            (g) the Supplier Software does not infringe upon the proprietary rights of any third party (except as may have been caused by a modification by PacifiCare Entities or PacifiCare Entity Agents).

      21.3 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTION 21.1 AND SECTION 21.2, NEITHER PACIFICARE NOR SUPPLIER MAKES ANY OTHER WARRANTIES WITH RESPECT TO THE SERVICES OR THE SYSTEMS AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE, TITLE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

22.   ADDITIONAL COVENANTS.

      22.1 BY PACIFICARE. PacifiCare covenants and agrees with Supplier that during the Term and the Termination Assistance Period:

            (a) PacifiCare shall comply with all Laws applicable to PacifiCare, except where the failure to comply would not have a material adverse effect on PacifiCare's ability to fulfill its obligations under this Agreement; and

            (b) the PacifiCare Proprietary Software set forth in Schedule 14.2(a) shall not infringe upon the proprietary rights of any third party (except as may have been caused by a modification by Supplier or Supplier Agents).

      22.2 BY SUPPLIER. Supplier covenants and agrees with PacifiCare that during the Term and the Termination Assistance Period:

            (a) in addition to meeting or exceeding all Service Levels, Supplier shall at all times render the Services promptly and diligently and perform in a professional and workmanlike manner;

            (b) Supplier shall at all times use qualified individuals with suitable training, education, competence and skill to perform the Services;


                                      37.

            (c) Supplier shall comply with all Supplier Laws;

            (d) subject to Section 3.3(b), from and after the Effective Date, in providing the Services, Supplier shall comply with Medical Confidential Information Laws, including Medical Confidential Information Laws that PacifiCare, as a Covered Entity, is required to require Supplier to comply with as a Business Associate, and in the event that the requirements of any Medical Confidential Information Laws are more restrictive or protective of information than the confidentiality and nondisclosure provisions of this Agreement, the Medical Confidential Information Laws shall control;

            (e) none of the Services, the Developed Software, the Work Product (including Web Content, if any), the Supplier Software, any enhancements or modifications to the PacifiCare Software performed by Supplier or Supplier Agents or any other resources or items provided to PacifiCare by Supplier or Supplier Agents shall infringe upon the proprietary rights of any third party (except as may have been caused by a modification by PacifiCare Entities or PacifiCare Entity Agents);

            (f) Supplier shall use commercially reasonable efforts to prevent the introduction or coding of viruses or similar items into the Systems, and, in the event a virus or similar item is introduced into the Systems, Supplier shall use commercially reasonable efforts to assist PacifiCare Entities in reducing the effects of the virus or similar item and, if such virus or similar item causes a loss of operational efficiency or loss of data, to assist PacifiCare Entities to the same extent to mitigate and restore such losses; and

            (g) without the consent of PacifiCare, Supplier shall not insert into the Software used to provide the Services any code that would have the effect of disabling or otherwise shutting down all or any portion of the Services. Supplier further covenants that, with respect to any disabling code that may be part of the Software used to provide the Services, Supplier shall not invoke such disabling code at any time, including upon expiration or termination of this Agreement, without PacifiCare's consent.

23.   DISPUTE RESOLUTION.

      23.1 RESOLUTION PROCEDURES. Except as otherwise provided below, the Parties shall attempt to resolve any dispute arising under or related to this Agreement (a "DISPUTE") in accordance with the procedures set forth in this
Section 23.1.

            (a) RELATIONSHIP MANAGERS. Within [...***...] after either Party notifies the other Party of a Dispute, the PacifiCare [...***...] and the Supplier [...***...] shall consider the Dispute in person or by telephone and shall attempt in good faith to resolve the Dispute for a period of [...***...] in the event of a Dispute regarding any Fees. If the Dispute is not resolved, as agreed by the Parties in writing, within such [...***...] (or, in the case of a Dispute regarding Fees, [...***...] period, the Dispute shall be escalated in accordance with Section 23.1(b) below.


                                      38.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (b) SENIOR EXECUTIVES. If a Dispute is not resolved in accordance with Section 23.1(a) above in the case of PacifiCare, a Senior Executive-level executive, and in the case of Supplier, a Group Vice President (each, a "SENIOR EXECUTIVE"), shall consider the Dispute in person at a mutually agreeable time and date and at a PacifiCare Service Location or other mutually agreeable location and shall attempt in good faith to resolve the Dispute for a period of [...***...] in the event of a Dispute regarding Fees. Unless such Senior Executives otherwise agree in writing, either Party may pursue its rights and remedies under this Agreement after the expiration of [...***...] period.

      23.2 EXCLUSIONS. Notwithstanding the foregoing, no Dispute relating to
Section 15.4, Section 20 or Section 26 shall be subject to Section 23.1. In addition, nothing in this Agreement shall limit either Party's right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

      23.3 CONTINUITY OF SERVICES. Supplier acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of PacifiCare Entities. In the event of a dispute between PacifiCare and Supplier, each of the Parties shall continue to perform its respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

24.   TERMINATION.

      24.1 TERMINATION FOR CONVENIENCE. [...***...], PacifiCare may terminate this Agreement, [...***...] by giving Supplier notice of the termination at least one hundred eighty (180) days prior to the termination date specified in the notice.

      24.2 TERMINATION FOR CHANGE IN CONTROL. In the event of a Change in Control of Supplier, PacifiCare or either Party's respective parent companies, PacifiCare may terminate this Agreement, at its sole discretion, by giving Supplier notice of the termination at least one hundred eighty (180) days prior to the termination date specified in the notice.

      24.3 TERMINATION FOR CAUSE.

            (a) If Supplier defaults in the performance of any of its material obligations (including by repeatedly defaulting in the performance of any of its obligations which, when combined, constitute a breach of a material obligation) under this Agreement (except as provided in Section 24.4), and does not cure such default within [...***...] days (the "SUPPLIER DEFAULT CURE PERIOD") after receipt of a notice of default from PacifiCare (the "SUPPLIER DEFAULT NOTICE"), then PacifiCare may, without limiting PacifiCare's other rights or remedies under this Agreement, by giving notice to Supplier, terminate this Agreement, in whole or in part, as of the termination date specified in the Supplier Default Notice.


                                      39.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (b) If PacifiCare fails to make undisputed payments due to Supplier under this Agreement and does not pay such undisputed amounts within [...***...] days (the "PACIFICARE DEFAULT CURE PERIOD") of receipt of Supplier's notice of PacifiCare's failure to pay such undisputed amounts (the "PACIFICARE DEFAULT NOTICE"), then Supplier may, by giving notice to PacifiCare, terminate this Agreement in whole as of the termination date specified in the PacifiCare Default Notice. If PacifiCare disputes any amounts that are the subject of the PacifiCare Default Notice and fails to pay such amounts in accordance with
Section 17.7 (Fee Dispute) during the PacifiCare Default Cure Period (subject to resolution of such dispute), then Supplier may, by giving notice to PacifiCare, terminate this Agreement in whole as of the termination date specified in the PacifiCare Default Notice.

      24.4 TERMINATION FOR FAILURE TO PROVIDE CRITICAL SERVICES. If Supplier fails to provide any Critical Service and does not, within [...***...] after such failure identified on Schedule 24.4 with respect to such Critical Service, cure such failure or, if such failure cannot be cured within [...***...] identified on Schedule 24.4 with respect to such Critical Service, provide PacifiCare with a workaround that allows PacifiCare to receive such Critical Service.

      24.5 INSOLVENCY. Either Party may, by giving notice thereof to the Party, terminate this Agreement in whole as of the date specified in such termination notice if the other Party:

            (a) admits in writing its inability to pay its debts as such debts become due;

            (b) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets;

            (c) makes a general assignment for the benefit of its creditors;

            (d) commences a voluntary case under the Bankruptcy Code (11 U.S.C.ss.101 et seq., as amended);

            (e) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; or

            (f) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or takes any corporate, partnership or other action for the purpose of affecting any of the foregoing.

      24.6 OTHER TERMINATIONS. In addition to the provisions of this Section, this Agreement may be terminated as provided in Section [...***...] and Section 16.3.

25.   TERMINATION FEES.

      25.1 EARLY TERMINATION FEE. If PacifiCare terminates this Agreement for any reason, then PacifiCare shall pay Supplier the applicable early termination fees in accordance with


                                      40.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Schedule 17 (the "EARLY TERMINATION FEES"), provided, however, that PacifiCare shall not pay any Early Termination Fees if PacifiCare terminates this Agreement pursuant to Section 24.1 with such Termination to be effective, commencing at any time during the eighth (8th), ninth (9th), or tenth (10th) Contract Year of this Agreement. PacifiCare shall pay the Early Termination Fee within thirty
(30) days of the last day of the month in which Supplier is providing Termination Services following termination.

      25.2 NO OTHER FEES. Except as expressly set forth in this Section 25 and
Section 26 below, PacifiCare shall have no obligation to pay any termination fee or other fees to Supplier in connection with the termination of this Agreement, and any recovery or remedy sought by Supplier for such termination shall be limited to the Early Termination Fee set forth in this Section 25 and the Termination Services Fees (as defined in Section 26.2).

26.   TERMINATION ASSISTANCE.

      26.1 TERMINATION ASSISTANCE SERVICES.

            (a) Commencing up to six (6) months before the expiration or earlier termination of this Agreement, upon the request of and as specified by PacifiCare, and continuing through the effective date of expiration or termination of this Agreement, Supplier shall provide, at no additional charge to PacifiCare to the extent that such assistance can be provided through resources included in the Fees, all information and assistance necessary to ensure the smooth transition of the Services (and other functions being performed by Supplier and Supplier Agents at the time of such expiration or termination) to PacifiCare or another service provider of PacifiCare's choosing, which such assistance shall include, if applicable, capacity planning, consulting services, facilities planning, telecommunications planning, Software configuration, reviewing all system Software with a new service provider or its agents, generating machine readable listings of source code, uploading production databases, providing parallel processing, testing and, where applicable, providing Equipment (individually and collectively, the "TERMINATION SERVICES").

            (b) PacifiCare may also (i) upon the request of and as specified by PacifiCare, require Supplier to provide Base Services and the Termination Services for an extension period of up to twelve (12) months following the effective date of expiration or termination of this Agreement and (ii) at the end of the first extension period and upon the request of and as specified by PacifiCare, require Supplier to provide the Base Services and Termination Services for an additional extension period of up to six (6) months following the end of the first extension period (collectively, the period of Termination Services prior to the effective date of expiration or termination of this Agreement together with any extension periods referred to as the "TERMINATION ASSISTANCE PERIOD"). PacifiCare will provide Supplier with written notice of its intent to request assistance under this Section at least ninety (90) days prior to the expiration or termination of this Agreement or the first extension period, as appropriate.

            (c) During the Termination Assistance Period, Supplier shall continue to provide the Base Services in addition to the Termination Services until PacifiCare, in its sole discretion, provides Supplier notice that the Base Services have been satisfactorily transferred to


                                      41.

PacifiCare or another service provider, at which time Supplier shall cease providing any Base Services or Termination Services.

            (d) The quality and level of Termination Services and other Service performed during the Termination Assistance Period shall not be degraded from the Service Levels provided by Supplier and Supplier Agents for similar Services prior to such termination.

            (e) After the expiration of the Termination Assistance Period, Supplier shall (i) answer questions from PacifiCare Entities regarding the Services on an "as needed" basis at Supplier's then-standard billing rates and
(ii) deliver to PacifiCare any remaining PacifiCare Entity-owned reports and documentation still in Supplier's possession.

      26.2 TERMINATION SERVICES FEES.

            (a) With respect to Termination Services that were Services performed under this Agreement prior to the Termination Assistance Period:

                  (i) During the Termination Assistance Period prior to the expiration or termination of this Agreement, Supplier shall provide Termination Services at no additional charge to PacifiCare to the extent that such assistance can be provided through resources included in the Fees. To the extent that any Termination Services cannot be so provided, PacifiCare shall pay Supplier at the rates then applicable under this Agreement for such Services.

                  (ii) During the Termination Assistance Period after the expiration or termination of this Agreement, if applicable, PacifiCare shall pay Supplier at the ARC rates then applicable and set forth in Attachment 3 of
Schedule 17 under this Agreement for such Services.

            (b) With respect to Termination Services that were not Services performed under this Agreement prior to the Termination Assistance Period, PacifiCare shall pay Supplier the New Services Fees set forth in Attachment 4 of
Schedule 17.

            (c) The fees paid for Termination Services (the "TERMINATION SERVICES FEES") are to be paid in accordance with the payment terms for Base Fees set forth in Section 17.2.

      26.3 EXIT DUTIES AND EXIT RIGHTS. Upon the later of the expiration or termination of this Agreement and the last day of the Termination Assistance Period (the "END DATE"):

            (a) The rights granted to Supplier and Supplier Agents in Section
14.2 shall immediately terminate and Supplier shall, and shall cause Supplier Agents to, (i) deliver to PacifiCare, at no cost to PacifiCare, a current copy of the PacifiCare Software in the form in use as of the End Date and (ii) destroy or erase all other copies of the PacifiCare Software in Supplier's or Supplier Agents' possession. Supplier shall, upon PacifiCare's request, certify to PacifiCare that all such copies have been destroyed or erased.

            (b) Subject to Sections 14.3 and 14.4 herein, Supplier shall promptly deliver to PacifiCare a copy of the Supplier Proprietary Software and Supplier proprietary Tools in the


                                      42.

form in use for performance of the Services as of the End Date. Supplier shall also provide to PacifiCare Entities support and maintenance services for such Software and Tools on terms, conditions and prices agreed upon by the Parties, which shall in no event [...***...]

            (c) Subject to Sections 14.3 and 14.4 herein, upon PacifiCare's request, with respect to Supplier Third Party Software and the Tools that Supplier has licensed from a third party and is using to provide the Services as of the End Date, Supplier shall, to the extent permissible under Supplier's agreements with such third parties, transfer, assign or sublicense such Supplier Third Party Software and Supplier Third Party Tools to PacifiCare or its designee. Upon PacifiCare's request and expense, Supplier shall assist PacifiCare Entities in obtaining directly from third parties any Third Party Software and/or Tools for which PacifiCare does not elect to assume the applicable third party agreements.

            (d) Subject to the license terms set forth in Sections 14.3 and 14.4 above, upon PacifiCare's request, for a period of [...***...], with respect to any Supplier Software or Tools, to the extent permissible under Supplier's agreements with any third parties, that Supplier is using to provide the Services as of the date of termination or expiration of this Agreement and that Supplier operates on equipment located at one or more Supplier Service Locations, Supplier shall provide to PacifiCare Entities or PacifiCare's designees remote access to and use of such Supplier Software and Tools, together with all hosting, maintenance, support and other services required for PacifiCare Entities or PacifiCare's designees to Use such Supplier Software and Tools solely to the extent required to continue the Services after the End Date, all on terms, conditions and prices agreed upon by the Parties, which shall in no event [...***...]. Supplier shall provide such additional assistance as may be necessary to permit PacifiCare to establish the same or similar functions on equipment at PacifiCare's or another service provider's locations at PacifiCare's cost.

            (e) Supplier shall (i) deliver to PacifiCare a copy of all of the Developed Software and Work Product, in the form in use as of the End Date, and
(ii) destroy or erase all other copies of the Developed Software and the Work Product in Supplier's possession.

            (f) Upon PacifiCare's request and to the extent permissible by the applicable third party agreements, with respect to (i) any agreements for maintenance or other third party services, and (ii) any Assigned Agreements not otherwise covered by the preceding subsection, Supplier shall, and shall cause Supplier Agents to, transfer or assign such agreements to PacifiCare Entities or PacifiCare's designees, on terms and conditions acceptable to all applicable parties. Upon PacifiCare's request and cost, Supplier shall assist PacifiCare Entities in obtaining directly from third parties any third party services for which PacifiCare does not elect to assume the applicable third party agreements.

            (g) Upon PacifiCare's request, Supplier shall return to PacifiCare or its designee any assets transferred by PacifiCare Entities to Supplier or Supplier Agents not covered by the preceding subsection, free and clear of all liens, security interests or other encumbrances.


                                      43.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Supplier shall also return to PacifiCare Entities all user and other documentation in its possession that relates to such assets.

            (h) Commencing on the End Date, or such earlier date that Supplier is no longer required to meet Service Levels, PacifiCare shall have the right to extend offers of employment to all Supplier and Supplier Agent personnel who have been or are assigned to or have or are performing any Services or other work on behalf of Supplier or Supplier Suppliers with respect to PacifiCare. Supplier and Supplier Suppliers shall provide reasonable access to such personnel and shall not interfere with any such solicitation by PacifiCare.

            Where any of the foregoing rights under this Section 26.3 may be requested by PacifiCare, PacifiCare may request such rights before the End Date.

27.   INDEMNITIES.

      27.1 INDEMNITY BY PACIFICARE. PacifiCare shall indemnify Supplier from, and defend and hold Supplier harmless from and against, any Losses suffered, incurred or sustained by Supplier or to which Supplier becomes subject, resulting from, arising out of or relating to any claim:

            (a) that the PacifiCare Proprietary Software infringes upon the proprietary rights of any third party (except as may have been caused by a modification by Supplier or Supplier Agents or by written directions or specifications provided to PacifiCare by Supplier or Supplier Agents);

            (b) relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by PacifiCare under this Agreement;

            (c) relating to (i) a violation by PacifiCare or PacifiCare Agents of Law for the protection of persons or members of a protected class or category of persons, including unlawful discrimination, (ii) work-related injury (except as may be covered by PacifiCare's workers' compensation plan) or death caused by PacifiCare or PacifiCare Agents, (iii) accrued employee benefits not expressly assumed by Supplier, (iv) any representations, oral or written, made by PacifiCare or PacifiCare Agents to the Affected Employees and (v) any other aspect of the Affected Employees' employment relationship with PacifiCare or termination of such employment relationship with PacifiCare (including claims for breach of an express or implied contract of employment);

            (d) relating to any amounts, including taxes, interest and penalties, assessed against Supplier that are the obligation of PacifiCare pursuant to Section 18;

            (e) relating to personal injury (including death) or property loss or damage resulting from PacifiCare's acts or omissions;

            (f) relating to a breach of Section 20;


                                      44.

            (g) relating to PacifiCare's failure to comply with the Governmental Approvals applicable to PacifiCare, and PacifiCare's failure to obtain and maintain the PacifiCare Government Approvals;

            (h) relating to a breach of any of the covenants in Section 22.1.

            [...***...]

      27.2 INDEMNITY BY SUPPLIER. Supplier shall indemnify PacifiCare Entities from, and defend and hold PacifiCare Entities harmless from and against, any Losses suffered, incurred or sustained by PacifiCare Entities or to which PacifiCare Entities become subject resulting from, arising out of or relating to any claim:

            (a) that the Developed Software, Work Product, Supplier Tools, Supplier Software, any enhancements or modifications to the PacifiCare Software performed by Supplier or Supplier Agents or any other resources or items provided to PacifiCare Entities by Supplier or Supplier Agents infringe upon the proprietary or other rights of any third party (except as may have been caused by a modification by PacifiCare Entities or PacifiCare Entity Agents, or by written directions or specifications provided to Supplier by PacifiCare or PacifiCare Entities);

            (b) relating to any duties or obligations of Supplier or Supplier Agents in respect of a third party or any subcontractor of Supplier;

            (c) by a third party arising from services or systems provided by Supplier or Supplier Agents from a Supplier Service Location that is shared with other customers of Supplier;

            (d) relating to the inaccuracy, untruthfulness or breach of any representation, warranty or covenant set forth in Section 21.2 made by Supplier under this Agreement;

            (e) relating to Supplier's failure to obtain, maintain, and comply with the Supplier Governmental Approvals;

            (f) relating to (i) a violation by Supplier or Supplier Agents of Law for the protection of persons or members of a protected class or category of persons, including unlawful discrimination, (ii) work-related injury (except as may be covered by Supplier's workers' compensation plan) or death caused by Supplier or Supplier Agents, (iii) accrued employee benefits not expressly retained by PacifiCare Entities, (iv) any representations, oral or written, made by Supplier or Supplier Agents to PacifiCare Entities' employees, including the Affected Employees and (v) any other aspect of the Transitioned Personnels' employment relationship with Supplier or the termination of the employment relationship with Supplier (including claims for breach of an express or implied contract of employment);

            (g) relating to Supplier's breach of Section 10.2, 10.3, 10.4 or
15.4;


                                      45.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (h) relating to any amounts, including taxes, interest and penalties, assessed against PacifiCare Entities that are the obligation of Supplier pursuant to Section 18;

            (i) relating to personal injury (including death) or property loss or damage resulting from Supplier's or Supplier Agents' acts or omissions;

            (j) relating to a breach of Supplier obligations with respect to PacifiCare Data (in Section 15);

            (k) relating to a breach of Section 20; and

            (l) relating to a breach of any of the covenants in Section 22.2(c),
(d), (f), and (g).

            [...***...]

      27.3 INDEMNIFICATION PROCEDURES. If any claim is commenced against a person or entity entitled to indemnification under Section 27.1 or Section 27.2 (the "INDEMNIFIED PARTY"), notice thereof shall be given to the Party that is obligated to provide indemnification (the "INDEMNIFYING PARTY") as promptly as practicable. If, after such notice, the Indemnifying Party shall acknowledge that this Agreement applies with respect to such claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, to immediately take sole control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate, at the cost of the Indemnifying Party in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom. The Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom, provided that such participation does not unreasonably interfere with the Indemnifying Party's ability to defend such claim. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim. If the Indemnifying Party does not assume full control over the defense of a claim subject to such defense as provided in this Section, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.


                                      46.
                                               *CONFIDENTIAL TREATMENT REQUESTED

28.   DAMAGES.

      28.1 CONSEQUENTIAL DAMAGES. In no event shall either PacifiCare Entities or Supplier be liable for any indirect, incidental, special or consequential damages, arising out of or relating to its performance or failure to perform under this Agreement, even if advised of the possibility of such damages.

      28.2 DIRECT DAMAGES. Each of the Parties shall be liable to the other for any direct damages arising out of or relating to its performance or failure to perform under this Agreement; [...***...]

      28.3 BASIS OF THE BARGAIN. Each Party acknowledges that the foregoing limitations are an essential element of this Agreement between the Parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

      28.4 EXCLUSIONS. The limitations or exculpations of liability set forth in
Section 28.1 and Section 28.2 shall not apply to [...***...]

29.   INSURANCE.

      29.1 TYPES AND AMOUNTS. During the term of this Agreement, Supplier shall procure and maintain, at Supplier's sole cost and expense, the following insurance coverages:

            (a) COMMERCIAL GENERAL LIABILITY INSURANCE, including premises, products (if products are being provided) /completed operations (if services are being provided) and contractual liability with limits of not less than [...***...] per occurrence and [...***...] annual aggregate for bodily injury and property damage. Said insurance shall be provided on an "occurrence" form.

            (b) AUTOMOBILE LIABILITY INSURANCE (if performing any activities on PacifiCare's premises) with limits of not less than [...***...] per occurrence, combined single limit for bodily injury and property damage, covering owned non-owned and hired vehicles.


                                      47.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (c) WORKERS COMPENSATION AND EMPLOYERS LIABILITY. If the Supplier is an employer of one or more employees, workers compensation and employers liability coverage with minimum limits of:

                  (i)   Workers Compensation - statutory as required by law

                  (ii)  Employers Liability-

                        bodily injury by accident: [...***...] each accident

                        bodily injury by disease: [...***...] each employee

                        bodily injury by disease: [...***...] policy limit

            (d) CONSULTANT'S ERRORS AND OMISSIONS LIABILITY INSURANCE in an amount of not less than [...***...] per occurrence and annual aggregate. The aggregate limit shall apply separately to the liabilities arising out of this Agreement.

            (e) If Supplier has a claims-made based policy (or policies) and such policy (or policies) are cancelled or not renewed, Supplier agrees to exercise any option contained in said policy (or policies) to extend the reporting period to the maximum period permitted; provided, however, that Supplier need not exercise such option if the superseding insurer shall accept all prior claims.

            (f) Supplier may satisfy the coverage minimums set forth in 29.1(a)-(d) by any combination of primary or umbrella coverage, provided that any umbrella coverage used to meet the coverage minimums set forth in 29.1(a)-(d) must meet or exceed the aggregate coverage minimums for all claims required to be covered by such umbrella coverage.

      29.2 SUPPLIER AGENTS. Supplier shall require that each Supplier Agent carry Commercial General Liability insurance, including premises, products, completed operations and contractual liability insurance, and in addition, carry Automobile Liability insurance (if performing on PacifiCare's premises), Workers Compensation and Employers Liability insurance, Consultant's Errors and Omissions and Internet Errors and Omissions insurance. Except with regard to the Affected Contractors and subcontractors referenced in Sections 12.4(e) and 12.4(f) engaged by Supplier pursuant to this Agreement, Supplier shall require that all Supplier Agents shall carry the aforementioned insurance with the same minimum limits as required for Supplier in Section 29.1 above.

      29.3 DOCUMENTATION. Each of Supplier's and Supplier Agents' insurance policies shall:

            (a) be issued by companies that are admitted insurers in the jurisdiction in which the services or products are being provided;


                                      48.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (b) be issued by companies that have an A. M. Best rating of not less than "A-", and are in a size category which is not lower than "VIII";

            (c) be primary and noncontributory with any of PacifiCare's insurance;

            (d) name PacifiCare as an additional insured; (except Workers Compensation, Employers Liability and Errors and Omissions coverages) and

            (e) provide PacifiCare with thirty (30) days prior notice of cancellation, non-renewal or material change in the form or limits of coverage.

            (f) Supplier and Supplier Agents shall cause its insurance carriers, brokers or agents to issue to PacifiCare certificates of insurance evidencing all insurance coverages, and any renewals thereof, required by this Section.

            (g) Notwithstanding any other provision of this Agreement, failure to provide the certificates of insurance shall be considered a default by Supplier subject to termination of this Agreement pursuant to Section 24.3.

      29.4 SELF-INSURANCE. If any of the required coverages are provided by a self-insurance arrangement, a wholly owned insurance subsidiary (captive) or a risk retention group, the above requirement may be waived at the sole discretion of PacifiCare, but only after review of the self-insured's, captive's or risk retention group's most current audited financial statement and actuarial report. In addition Supplier agrees, during the Term of this Agreement, to provide PacifiCare with updated financial statements and actuarial reports within a reasonable time after the close of each of the self-insurance program's plan year.

      29.5 INTENTIONS. None of the foregoing requirements as to the type and limits of insurance to be maintained by Supplier and Supplier Agents are intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by Supplier under this Agreement.

30.   MISCELLANEOUS PROVISIONS.

      30.1 AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by, in the case of PacifiCare, the PacifiCare Supplier Relationship Manager, and in the case of the Supplier, the Supplier Client Relationship Manager.

      30.2 ASSIGNMENT.

            (a) Neither Party shall, without the consent of the other Party, assign this Agreement or any amounts payable pursuant to this Agreement, except that PacifiCare may assign this Agreement to an affiliate or another entity or business unit of PacifiCare or pursuant to a reorganization or Change in Control of PacifiCare without such consent. Upon PacifiCare's assignment of this Agreement to an affiliate or another PacifiCare entity or business unit or pursuant to a reorganization or Change in Control of PacifiCare, PacifiCare shall be released from any obligation or liability under this Agreement, provided that, except with respect to a


                                      49.

Change in Control of PacifiCare, Supplier consents to such release (which consent may only be withheld based solely on reasonable good faith considerations relating to the assignee's ability to perform PacifiCare's financial obligations under this Agreement). The consent of a Party to any assignment of this Agreement shall not constitute such Party's consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section 30.2(a) shall be void.

            (b) In the event that PacifiCare divests an entity or business unit of PacifiCare, Supplier shall, for a period of up to two (2) years from the effective date of such divestiture, at PacifiCare's request, continue to provide the Services to such divested PacifiCare entity or business unit at the applicable Fees then in effect. The applicable Fees attributable to that portion of the Services of such divested PacifiCare entity or business unit shall be paid to Supplier, at PacifiCare's discretion, by the successor entity owning or controlling such divested entity or business unit and the same amount shall be deducted for the Fees payable by PacifiCare to Supplier.

      30.3 BANKRUPTCY. The Parties acknowledge and agree that this Agreement constitutes a license of an intellectual property right by Supplier to PacifiCare Entities as such term is used in Section 365(n) of Title 11 of the United States Code.

      30.4 CONFLICT OF INTEREST. Supplier shall not pay any salaries, commissions, fees or make any payments or rebates to any employee of PacifiCare Entities, or to any designee of such employee, or favor any employee of PacifiCare Entities, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value. Supplier agrees that its obligation to PacifiCare Entities under this Section shall also be binding upon Supplier Agents. Supplier further agrees to insert the provisions of this Section in each contract with a Supplier Agent.

      30.5 CONSENTS, APPROVALS AND REQUESTS. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

      30.6 CORPORATE INTEGRITY. Supplier acknowledges that PacifiCare operates under a compliance program known as the "PACIFICARE ETHICS AND INTEGRITY PROGRAM"). Supplier further acknowledges that, notwithstanding anything contained herein, PacifiCare shall not be required to engage in any conduct that may violate any policies, procedures or directives of the PacifiCare Ethics and Integrity Program or its Medical Confidential Information Laws-related policies and procedures. Supplier further represents that it neither has been, nor currently is, excluded from participation in government funded healthcare programs, including Medicare, Medicaid, CHAMPUS and FEHP.

      30.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.


                                      50.

      30.8 COVENANT OF FURTHER ASSURANCES. PacifiCare and Supplier covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of PacifiCare and Supplier shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

      30.9 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter. Notwithstanding the foregoing, neither Party shall be relieved of any of its respective obligations with regard to information subject to any confidentiality agreement entered into by the Parties prior to the Effective Date.

      30.10 EXPORT. Supplier shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context, means such data as is defined as technical data by applicable United States export regulations.

      30.11 GOOD FAITH AND FAIR DEALING. PacifiCare and Supplier acknowledge and agree that all aspects of the business relationship and dealings between PacifiCare and Supplier contemplated by this Agreement, including the performance of all obligations and the exercise of all rights hereunder, shall be governed by the fundamental principle of good faith and fair dealing.

      30.12 GOVERNING LAW AND VENUE. The rights and obligations of the parties under this Agreement shall be governed in all respects by the laws of the State of [...***...] exclusively, as such laws apply to contracts between [...***...] residents performed entirely within [...***...]. Supplier agrees that it shall only bring any action or proceeding arising from or relating to this Agreement in a federal court in the [...***...] or in state court in [...***...], and Supplier irrevocably submits to the personal jurisdiction and venue of any such court in any such action or proceeding or in any action or proceeding brought in such courts by PacifiCare.

      30.13 NOTICES. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing. Wherever under this Agreement one Party is required to give notice to the other, such notice shall be deemed effective: (a) five (5) calendar days after deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested; (b) three (3) calendar days after deposit with a national overnight courier; (c) if given by telex, telegraph or facsimile, one (1) day after transmission, provided confirmation of such notice is also sent by national overnight courier or delivered in person; or (d) upon delivery if delivered in person or by messenger, in each case, addressed to the following addresses (or such other address as either party may be notified of as described above):


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      51.

      To PacifiCare:          Attention - Chief Information Officer
                              PacifiCare Health Systems, Inc.
                              3120 W. Lake Center Drive
                              Santa Ana, California  92704

      With a copy to:         Attention - Chief Financial Officer
                              PacifiCare Health Systems, Inc.
                              3120 W. Lake Center Drive
                              Santa Ana, California  92704-6917

                              Attention - Daniel R. Mummery
                              Cooley Godward LLP
                              Five Palo Alto Square, 3000 El Camino Real
                              Palo Alto, CA 94306

                              Attention - Scott J. Moore, Esq.
                              Konowiecki & Rank LLP
                              350 South Grand Avenue, Suite 2100
                              Los Angeles, CA  90071

      To Supplier:            Attention - Senior Vice President  & CFO
                              Keane, Inc.
                              Ten City Square
                              Boston, MA 02129

      With a copy to:         Attention - Managing Director
                              Keane, Inc.
                              300 Oceangate, Suite 300
                              Long Beach, CA 90802

      Either Party may change its address or telecopy number for notification purposes by giving the other Party ten (10) days notice of the new address or telecopy number and the date upon which it shall become effective.

      30.14 PUBLICITY. Each Party shall (a) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or that contain language from which the connection of said name or mark may be inferred or implied and (b) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's consent.

      30.15 RELATIONSHIP. The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either PacifiCare Entities or Supplier partners, joint venturers, principals, agents (except as expressly set forth in Section 7) or employees of the other. No officer, director, employee, agent, affiliate or contractor retained by Supplier to perform work on PacifiCare Entities' behalf under this Agreement shall be deemed to


                                      52.

be an employee, agent or contractor of PacifiCare Entities. Neither Party shall have any right, power or authority, express or implied, to bind the other.

      30.16 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to Law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

      30.17 SURVIVAL. The terms of Section 14, Section 15.1, Section 15.2,
Section 15.4, Section 17.1, Section 17.5, Section 17.6, Section 17.7, Section 17.10, Section 17.11, Section 17.12, Section 17.13, Section 18, Section 19.3,
Section 19.4, Section 19.5, Section 20, Section 21, Section 23, Section 25,
Section 26, Section 27, Section 28 and Section 30 shall survive the expiration or termination of this Agreement.

      30.18 THIRD PARTY BENEFICIARIES. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties and the PacifiCare Entities.

      30.19 CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable Law, whether now or hereafter existing, provided, that through the exercise of its rights and remedies under this Agreement, a Party shall not be entitled to any financial recovery which is duplicative of any other financial recovery hereunder.

      30.20 WAIVERS. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.


                                      53.

      IN WITNESS WHEREOF, each of PacifiCare and Supplier has caused this Agreement to be executed and delivered by its duly authorized representative.

                       PACIFICARE HEALTH SYSTEMS, INC.

                       By:      /s/ Maria Fitzpatrick
                          ------------------------------------------------------
                       Name:    Maria Fitzpatrick
                       Title:   Senior Vice President/Chief Information Officer

                       By:      /s/ Bary Bailey
                          ------------------------------------------------------
                       Name:    Bary Bailey
                       Title:   Executive Vice President/Chief Strategic Officer


                       KEANE, INC.

                       By:      /s/ John Leahy
                          ------------------------------------------------------
                       Name:    John Leahy
                       Title:   Chief Financial Officer

                                    EXHIBIT A

                                   DEFINITIONS

      "ADDITIONAL RESOURCE CHARGES" or "ARC" means the resource charges specified in Schedule 17 for the use of Services above the resource baselines set forth in Schedule 17.

      "AFFECTED CONTRACTORS" means those PacifiCare contractors identified in
Schedule 3.1(b)(i).

      "AFFECTED EMPLOYEES" means those PacifiCare employees identified in
Schedule 3.1(b)(ii).

      "AGREEMENT" means this Information Technology Services Agreement between PacifiCare and Supplier, including all schedules and exhibits attached hereto.

      "ANNUAL PLAN" means the plan described in Section 3.8(a)(iii).

      "ASSIGNED AGREEMENTS" means the third party agreements that are assigned, in whole or in part, to Supplier and that are set forth in Schedule 7.1.

      "BACK-END CONSENTS" means all third party licenses, approvals, permits, consents and authorizations that are necessary to allow: (a) the PacifiCare Entities and PacifiCare Entity Agents (i) to use the Supplier Third Party Software and Supplier third party Tools, and (ii) to assign any contracts with respect to third party services used by Supplier or Supplier Agents to provide the Services to the extent requested by PacifiCare (and to the extent Supplier is able to obtain such assignments using all reasonable efforts), in each case for PacifiCare's use after the expiration or termination of this Agreement; and
(b) necessary for Supplier and Supplier Agents to assign to PacifiCare the Developed Software and Work Product.

      "BACKGROUND TECHNOLOGY" of a Party means all algorithms, designs, drawings, formula, know-how, protectable business methods, practices, methodologies, inventions, software, materials, works of authorship, tools, and other technology that (a) is owned by such Party and is in existence in electronic or written form on or prior to the Effective Date or (b) is developed, acquired or licensed by such Party after the Effective Date excluding, as it relates to Supplier, Developed Software and Work Products.

      "BASE FEES" means the fees for the Base Services, as set forth in Schedule 17.

      "BASE SERVICE LEVELS" means the service levels and standards for the performance of the Base Services as described in, or determined in accordance with, Schedule 8.

      "BASE SERVICES" has the meaning set forth in Section 3.1.

      "BENCHMARKER" has the meaning specified in Section 9.2(a).

      "BENCHMARKING PROCESS" means the objective measurement and comparison process established by the Parties utilizing baselines and standards agreed upon by PacifiCare and Supplier, which, in any case provides for a comparison of Supplier's performance and pricing under this Agreement against competitive providers providing services which are substantially similar in terms of scope, volume, environment, geographic area, technologies in use (including skill sets), contractual terms generally, and any other factors mutually agreed upon by the Parties (e.g., agreed upon amortization of expenses and start-up costs during the Term).

      "BUSINESS ASSOCIATE" has the meaning given in 45 C.F.R. 160.103.

      "CHANGE(S)" means any change to (a) the Services, (b) the Software used to provide the Services or (c) the Equipment used to provide the Services, that would materially alter the functionality, performance standards or technical environment of the Software used to provide the Services or the Equipment used to provide the Services, the provision of the Services, the Service Levels, the composition of the Services, or the cost to PacifiCare of the Services.

      "CHANGE CONTROL PROCEDURES" has the meaning specified in Section 13.4.

      "CHANGE IN CONTROL" means any event or series of events that results directly or indirectly in a change in the management or Control of a Party. Without limiting the generality of the foregoing, each of the following shall be considered a Change in Control: (a) the consolidation or merger of a Party with or into any entity where the management of such Party is not in control of the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of a Party; (c) any change in the beneficial ownership of fifty percent (50%) or more (or such lesser percentage that constitutes Control) of the outstanding voting securities or other ownership interests of a Party; or (d) the resignation, removal appointment or election of a majority of a Party's board of directors or management team within a six (6) month period.

      "CONFIDENTIAL INFORMATION" of PacifiCare Entities or Supplier means all information and documentation of PacifiCare Entities and Supplier, respectively, whether disclosed to or accessed by PacifiCare Entities or Supplier in connection with this Agreement, including (a) with respect to PacifiCare Entities, all PacifiCare Data and all information of PacifiCare Entities or their respective customers, suppliers, contractors and other third parties doing business with PacifiCare Entities, (b) with respect to PacifiCare Entities all IIHI, PHI and all other data and information of or relating to patients, (c) with respect to PacifiCare Entities and Supplier, the terms of this Agreement and (d) any information developed by reference to or use of PacifiCare Entities' or Supplier's Confidential Information; provided, however, that except to the extent otherwise provided by Law, the term "Confidential Information" shall not include information that (w) is already known by the recipient at the time of disclosure (other than through unauthorized disclosure), as demonstrated by the recipient's written records, and the recipient has no obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements between PacifiCare Entities and Supplier entered into before the Effective Date, (x) is independently developed by the recipient, as demonstrated by the recipient's written records, without violating the disclosing Party's proprietary rights, (y) is or becomes publicly known (other than through unauthorized disclosure) or (z) is rightfully received by a Party free of any obligation of confidentiality.

      "CONSENTS" means Back-End Consents and Front-End Consents, collectively.

      "CONTRACT YEAR" means each twelve (12) month period commencing, in the case of the first Contract Year, on the Cutover Date and thereafter upon the completion of the immediately preceding Contract Year.

      "CONTROL" means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

      "COVERED ENTITY" has the meaning given in 45 C.F.R. 160.103.

      "CRITICAL SERVICES" means those services described as Critical Services in
Schedule 16.1.

      "CUTOVER DATE" means [...***...]

      "DATA SAFEGUARDS" has the meaning set forth in Section 10.3.

      "DEFAULT CURE PERIOD" means the PacifiCare Default Cure Period or the Supplier Default Cure Period, as applicable.

      "DEFAULT NOTICE" means the PacifiCare Default Notice or the Supplier Default Notice, as applicable.

      "DEVELOPED SOFTWARE" means any Software, modifications or enhancements to Software and Related Documentation developed pursuant or incident to this Agreement by or on behalf of (a) Supplier, (b) Supplier Agents, (c) Supplier and PacifiCare or PacifiCare Agents jointly, (d) Supplier Agents and PacifiCare Entities or PacifiCare Entity Agents jointly or (e) Supplier, Supplier Agents, PacifiCare and PacifiCare Entity Agents jointly.

      "DISASTER RECOVERY PLAN" or "DRP" means the disaster recovery plan described in Section 16.1.

      "DISPUTE" has the meaning set forth in Section 23.1.

      "DOMESTIC ADC" has the meaning set forth in Section 3.8(a)(ii)(1).

      "EFFECTIVE DATE" means January 11, 2002.

      "END DATE" has the meaning set forth in Section 26.3.

      "END-USER" means a user of the Services, as specified by PacifiCare.

      "EQUIPMENT" means computers and related equipment, including central processing units and other processors, controllers, moderns, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the

                                               *CONFIDENTIAL TREATMENT REQUESTED
processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

      "EXTENSION PERIOD" has the meaning set forth in Section 2.2(b).

      "FEES" means the Base Fees, the Additional Resource Charges and any other amounts payable by PacifiCare to Supplier pursuant to this Agreement.

      "FORCE MAJEURE EVENT" means a force majeure event as defined in Section 16.2.

      "FRONT-END CONSENTS" means all third party licenses, approvals, permits, consents and authorizations that are necessary to allow: (i) Supplier and Supplier Agents to use (1) PacifiCare Entities' owned and leased assets, (2) the services provided for the benefit of PacifiCare Entities under PacifiCare's third party services contracts (other than PacifiCare Third Party Contracts),
(3) the PacifiCare Software and PacifiCare Tools, (4) the Supplier Software and Supplier Tools and (5) any assets owned or leased by Supplier and used to provide the Services; (ii) PacifiCare to assign the Assigned Agreements to Supplier pursuant to Section 7.1 and Supplier to manage and administer the Managed Agreements pursuant to Section 7.2; (iii) Supplier and Supplier Agents to use any third party services required by Supplier to provide the Services during the Term and the Termination Assistance Period; and (iv) PacifiCare Entities and PacifiCare Entity Agents to Use the Supplier Third Party Software and Tools.

      "GOVERNMENTAL AUTHORITY" means any Federal, state, municipal, local, territorial, or other governmental department, regulatory authority, judicial or administrative body, whether domestic, foreign or international.

      "GOVERNMENTAL APPROVALS" means all PacifiCare Governmental Approvals and Supplier Governmental Approvals.

      "HIPAA" means the Health Care Insurance Portability and Accountability Act of 1996, as amended and as may be further amended, including all rules and regulations promulgated thereunder.

      "INDIVIDUALLY IDENTIFIABLE HEALTH INFORMATION" or "IIHI" has the meaning specified in Section 1171 of HIPAA.

      "IMPROVED TECHNOLOGY" has the meaning set forth in Section 3.2.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 27.3.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 27.3.

      "INFRASTRUCTURE AGREEMENT" means the agreement between PacifiCare and Infrastructure Supplier that governs Infrastructure Supplier's provision of information technology services to PacifiCare, and is dated as of December 31, 2001.

      "INFRASTRUCTURE SERVICES" the services provided by Infrastructure Supplier pursuant to the Infrastructure Agreement.

      "INFRASTRUCTURE SUPPLIER" means International Business Machines Corporation, a New York corporation with its principal place of business at Route 100, Somers, New York 10589.

      "INITIAL TERM" means the initial term of this Agreement, as set forth in
Section 2.1.

      "INITIAL TERM EXPIRATION DATE" has the meaning set forth in Section 2.1.

      "INTEREST" has the meaning set forth in Schedule 17.

      "KEY PERSONNEL" means the individuals and positions identified by PacifiCare as Key Personnel in Schedule 12.2, as such schedule is updated from time to time by the Parties , including the Supplier Client Relationship Manager.

      "LAW" means any applicable law, statute or other legislative enactment, declaration, decree, directive, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority, including any Medical Confidential Information Laws.

      "LOSSES" means any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and professionals or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment).

      "MANAGED AGREEMENT INVOICE(S)" means any invoice submitted by third parties in connection with the Managed Agreements.

      "MANAGED AGREEMENTS" means all agreements to be retained by PacifiCare, but managed by Supplier, including those listed in Schedule 7.2.

      "MEASUREMENT TOOL" means [...***...], or any additional or replacement measurement tool implemented by Supplier pursuant to the Change Control Procedures, used in connection with Supplier's provision of Services.

      "MEDICAL CONFIDENTIAL INFORMATION LAWS" means all Laws applicable to the provision of healthcare services, including the HIPAA and all Laws governing medical confidentiality, including disclosure of AIDS or human immunodeficiency virus-related information.

      "NEAR-SHORE ADC" has the meaning set forth in Section 3.8(a)(ii)(1).

      "NEW SERVICES" means any service that is outside of the scope of the Base Services.

      "NEW SERVICES SERVICE LEVELS" means the service levels and standards for the performance of any New Services.

      "NEW SOFTWARE" means any Software obtained by Supplier on behalf of PacifiCare, as requested by PacifiCare pursuant to Section 3.7.


                                               *CONFIDENTIAL TREATMENT REQUESTED

      "NEW TAXES" means any sales, use, gross reciepts, excise, value-added, services, consumption, withholding or other taxes assessed on the provision of any of the Services by a taxing authority of competent jurisdiction on or after the Cutover Date.

      "OFFSHORE ADC" has the meaning set forth in Section 3.8(a)(ii)(1).

      "OPERATIONAL AGREEMENT" means the agreement between Supplier and Infrastructure Supplier as set forth in Section 13.2(a).

      "PACIFICARE AGENTS" means the agents, contractors and representatives of PacifiCare, other than Supplier and Supplier Agents.

      "PACIFICARE COMPETITOR" means any competitor of PacifiCare Entities set forth or described in Schedule 12.6(a).

      "PACIFICARE DATA" means (a) any data and information that is provided or submitted to Supplier or Supplier Agents by or on behalf of PacifiCare Entities or PacifiCare Entities' respective suppliers, clients or patients, (b) any data and information that is obtained, generated, developed, collected, processed or produced by Supplier or Supplier Agents in connection with this Agreement, (c) any data and information to which Supplier or Supplier Agents have access in connection with the provision of the Services and (d) any derivatives of subsections (a)-(c) of this definition. PacifiCare Data includes reports, service level data, patterns of service requirements and other data and information with respect to the businesses, operations, facilities, suppliers, clients, patients, products, services, assets and finances of PacifiCare Entities, or their respective suppliers, clients or patients.

      "PACIFICARE DEFAULT CURE PERIOD" has the meaning set forth in Section
24.3.

      "PACIFICARE DEFAULT NOTICE" has the meaning set forth in Section 24.3.

      "PACIFICARE ENTITIES" means PacifiCare and the PacifiCare Included Affiliates, collectively.

      "PACIFICARE ENTITY AGENTS" means agents, subcontractors and representatives of PacifiCare Entities, other than Supplier and Supplier Agents.

      "PACIFICARE ESTIMATED BASELINE REQUIREMENTS" has the meaning set forth in
Section 3.9(a)(i).

      "PACIFICARE GOVERNMENTAL APPROVALS" has the meaning set forth in Section 3.3(a).

      "PACIFICARE INCLUDED AFFILIATES" means any person, firm, corporation, partnership, associate, or other entity that agrees to be bound by the terms of this Agreement and who (a) now or in the future is Controlling, Controlled by or under common Control with PacifiCare, (b) is managed or operated by PacifiCare,
(c) is owned through stock ownership or membership interest, in whole or in part, by a shareholder or member of PacifiCare or (d) is listed on EXHIBIT C as the same may be updated from time to time by PacifiCare.

      "PACIFICARE PROPRIETARY SOFTWARE" means the Software set forth in Schedule 14.2(a), and Related Documentation, that is owned, acquired or developed by PacifiCare and used in connection with the provision of the Services.

      "PACIFICARE SERVICE LOCATION(S)" means any PacifiCare service location set forth in Schedule 10.1 and any other service location owned or leased by PacifiCare from which Supplier has been authorized by PacifiCare to provide the Services.

      "PACIFICARE SOFTWARE" means the PacifiCare Proprietary Software and the PacifiCare Third Party Software.

      "PACIFICARE SUPPLIER RELATIONSHIP MANAGER" has the meaning specified in
Section 6.1.

      "PACIFICARE THIRD PARTY CONTRACTS" means the Managed Agreements and the Assigned Agreements, collectively.

      "PACIFICARE THIRD PARTY SOFTWARE" means the Software set forth in Schedule 14.2(b), and Related Documentation, that is licensed or leased to PacifiCare from a third party and used in connection with the provision of the Services.

      "PARTIES" means PacifiCare and Supplier, collectively.

      "PARTY" means either PacifiCare or Supplier, as the case may be.

      "PRIVILEGED WORK PRODUCT" has the meaning set forth in Section 20.3.

      "POLICY & PROCEDURES MANUAL" means a listing of policies and procedures that governs the delivery and receipt of the Services and that is based on the outline set forth in Schedule 13.3.

      "PROJECT STAFF" means the personnel of Supplier, including Transitioned Personnel, and Supplier Agents who provide the Services.

      "PROTECTED HEALTH INFORMATION" or "PHI" has the meaning given in 45 C.F.R. 164.501.

      "REDUCED RESOURCE CREDITS" or "RRC" means the credits in the amounts equal to the Additional Resource Charges specified in Schedule 17 for the use of Services below the resource baselines set forth in Schedule 17.

      "REGULATORY REQUIREMENTS" means the Laws to which PacifiCare Entities are required to submit or voluntarily submit from time to time.

      "RELATED DOCUMENTATION" means, with respect to Software, Equipment, and Tools, all materials, documentation, specifications, technical manuals, user manuals, flow diagrams, file descriptions and other written information that describes the function and use of such Software or Tools, as applicable.

      "SERVICE LEVEL CREDITS" means the performance credits set forth in
Schedule 8.

      "SERVICE LEVELS" means the Base Service Levels and the New Services Service Levels, collectively.

      "SERVICE LOCATION(S)" means any PacifiCare Service Location or Supplier Service Location, as applicable.

      "SERVICES" means, collectively, the Base Services, the New Services being provided by Supplier pursuant to this Agreement, and, during the Termination Assistance Period, the Termination Assistance Services.

      "SOFTWARE" means the source code and object code versions of any applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

      "STEERING COMMITTEE" has the meaning set forth in Section 13.1.

      "SUPPLIER ADC" means a Supplier application development center.

      "SUPPLIER AGENTS" means the agents, subcontractors and representatives of Supplier.

      "SUPPLIER CLIENT RELATIONSHIP MANAGER" has the meaning specified in
Section 12.1.

      "SUPPLER COMPETITOR" means any competitor of Supplier set forth or described in Schedule 12.6(b).

      "SUPPLIER DEFAULT CURE PERIOD" means the Supplier default cure period defined in Section 24.3.

      "SUPPLIER DEFAULT NOTICE" means the means the Supplier default notice defined in Section 24.4.

      "SUPPLIER GOVERNMENTAL APPROVALS" has the meaning set forth in Section 3.3(a).

      "SUPPLIER PROPRIETARY SOFTWARE" means the Software, including the Software set forth in Schedule 14.3, and Related Documentation owned, acquired or developed by or on behalf of Supplier, excluding in each case the Developed Software, and used in connection with the Services or with any Supplier Software or PacifiCare Software.

      "SUPPLIER'S REPLY" has the meaning specified in Section 3.8(a)(ii).

      "SUPPLIER SERVICE LOCATION(S)" means any Supplier service location set forth in Schedule 10.1 and any other service location owned or leased by Supplier from which Supplier has been authorized by PacifiCare to provide the Services.

      "SUPPLIER SOFTWARE" means the Supplier Proprietary Software and the Supplier Third Party Software (excluding PacifiCare Software), collectively, of which a current list is attached hereto as Schedule 14.3.

      "SUPPLIER THIRD PARTY SOFTWARE" means the Software and Related Documentation licensed, leased or otherwise obtained by Supplier from a third party that is used in connection with the Services or with any Supplier Software or PacifiCare Software.

      "SYSTEMS" means the Software and the Equipment, collectively, used to provide the Services.

      "TERM" means the Initial Term and, if applicable, any Renewal Term or Extension Period.

      "TERMINATION ASSISTANCE PERIOD" has the meaning specified in Section 26.1(b).

      "TERMINATION ASSISTANCE SERVICES" has the meaning specified in Section 26.1(a).

      "TOOLS" means any Software development and performance testing tools, know how, processes, technologies or algorithms and Related Documentation used by Supplier in providing the Services.

      "TRANSITION PERIOD" has the meaning specified in Section 4.1.

      "TRANSITIONED PERSONNEL" has the meaning set forth in Section 11.

      "TRANSITION PLAN" means the transition plan set forth in Schedule 4.1.

      "TRANSITION SERVICES" has the meaning specified in Section 4.1.

      "USE" means the right-to-load, execute, store, transmit, display, copy, maintain, modify, enhance, create derivative works, make and have made.

      "VARIABLE FEE REPORT" means the detailed invoice provided to PacifiCare by Supplier on a monthly basis describing the Variable Fees incurred by PacifiCare and Supplier during the preceding month.

      "VARIABLE FEES" means the Additional Resource Charges and the Reduced Resource Credits, collectively.

      "WEB CONTENT" shall have the meaning specified in Section 14.6.

      "WORK PRODUCT" means any literary work or other work of authorship created under this Agreement, including the Policy & Procedures Manual, other manuals, application training materials and documentation, but excluding Software and Related Documentation.

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A               Definitions
Exhibit B               Statement of Work
Exhibit C               PacifiCare Included Affiliates

Schedule 3.1(b)(i)      Affected Contractors
Schedule 3.1(b)(ii)     Affected Employees
Schedule 3.5            Technical Architecture Governance Document
Schedule 3.8(b)         Reports
Schedule 4.1            Transition Plan
Schedule 4.2            Critical Transition Milestones
Schedule 6.3(a)         Facilities Space Requirements and Rules & Regulations
Schedule 7.1            Assigned Agreements
Schedule 7.2            Managed Agreements
Schedule 8              Service Level Agreement
Schedule 9.2(a)         Approved Benchmark Providers
Schedule 10.1           Service Locations
Schedule 10.2           Safety and Security Procedures
Schedule 11             Human Resources Provisions
Schedule 12.2           Key Personnel
Schedule 12.4(e)        Approved Subcontractors for Keane
Schedule 12.6(a)        PacifiCare Competitors
Schedule 12.6(b)        Supplier Competitors
Schedule 13.2           Oversight and Management Process
Schedule 13.3           Policy & Procedures Manual
Schedule 14.2(a)        PacifiCare Proprietary Software
Schedule 14.2(b)        PacifiCare Third Party Software
Schedule 14.3           Supplier Software
Schedule 16.1           Critical Services
Schedule 17             Charges Schedule
Schedule 19.1           Form of Nondisclosure Agreement
Schedule 19.4           PacifiCare Records Retention Policies
Schedule 24.4           Failure to Provide Critical Services

PACIFICARE CONFIDENTIAL

                 SERVICES AGREEMENT BETWEEN PACIFICARE AND KEANE

                                    EXHIBIT B

--------------------------------------------------------------------------------
                                STATEMENT OF WORK
--------------------------------------------------------------------------------

                                   PACIFICARE(R)
                              INFORMATION SERVICES

PACIFICARE CONFIDENTIAL


I.       GENERAL PROVISIONS.....................................................................................    1

         A.       General.......................................................................................    1

         B.       Attachments...................................................................................    1

         C.       Definitions...................................................................................    1

         D.       Business Terms................................................................................    1

         E.       PacifiCare Resource Pool......................................................................    1

         F.       Account Approach..............................................................................    2

         G.       Scope of Services.............................................................................    2

         H.       Assumptions...................................................................................    2

II.      APPLICATIONS, PROJECT, APPLICATION MAINTENANCE AND CUSTOMER SUPPORT - SERVICE DESCRIPTIONS.............    4

         A.       Projects......................................................................................    4

         B.       Applications Maintenance......................................................................    4

                  1.       Correction...........................................................................    4

                  2.       Preventive Maintenance...............................................................    6

                  3.       Customer Support.....................................................................    6

                  4.       Other Services.......................................................................    6

                  5.       Infrastructure Support...............................................................    7

III.     SUPPLIER'S APPROACH TO PROJECT SERVICE REQUIREMENTS....................................................    8

         A.       General Services..............................................................................    8

         B.       Management of the Integration of Retained Systems with Outsourced Systems:....................    8

         C.       Development Services:.........................................................................    9

                  1.       Project, Customer Support and Application Maintenance Services.......................    9

                  2.       Database Services:...................................................................    9

                  3.       Development and Testing Environments:................................................   10

         D.       Oversight of Application Change Management:...................................................   10

         E.       Testing:......................................................................................   10

         F.       Software Quality Assurance Program:...........................................................   10

         G.       Release Management:...........................................................................   11

         H.       Production Control, Monitoring and Scheduling:................................................   12

         I.       Application Documentation:....................................................................   12

         J.       Training and Education:.......................................................................   12

         K.       Data Security:................................................................................   13

         L.       Retained Data:................................................................................   13

PACIFICARE CONFIDENTIAL


         M.       Data Interfaces:..............................................................................   13

         N.       Logical Database Administration:..............................................................   13

         O.       Transition to Production:.....................................................................   14

         P.       Architecture and Standards:...................................................................   14

         Q.       Software Development Methodology, Tools and Practices:........................................   14

         R.       Problem Management:...........................................................................   14

         S.       Help Desk:....................................................................................   15

         T.       Project Management:...........................................................................   15

         U.       Capacity Planning and Configuration Management:...............................................   16

         V.       Application Response Time Measurement and Analysis............................................   16

         W.       Crisis Management:............................................................................   17

         X.       Continuity of Business Services:..............................................................   17

         Y.       License Management and Compliance:............................................................   18

         Z.       Asset Management:.............................................................................   18

         AA.      Systems Administration, Development Lab:......................................................   19

IV.      CROSS FUNCTIONAL SERVICES..............................................................................   20

         A.       New Technology and Automation:................................................................   20

         B.       Logical Security Administration:..............................................................   20

         C.       On-going Business Divestitures and Acquisitions:..............................................   23

         D.       Long-range Information Systems Plan and Equipment/Software Architecture:......................   23

V.       DEFINITION OF TERMS USED IN STATEMENT OF WORK:.........................................................   24

ATTACHMENT A  SUPPLIER WORK PRODUCT FUNCTIONAL DESCRIPTION MATRIX...............................................   27

ATTACHMENT B  SOFTWARE DEVELOPMENT METHODOLOGY ROLES AND RESPONSIBILITIES.......................................   30

ATTACHMENT C  PACIFICARE PRIORITIZATION AND GOVERNANCE AND SERVICE REQUEST PROCESSES............................   36

PACIFICARE CONFIDENTIAL


                                STATEMENT OF WORK

I.    GENERAL PROVISIONS:

A.    GENERAL:

      This Exhibit B to the Agreement, including all attachments hereto, ("STATEMENT OF WORK" or "SOW") describes specific Services, functions and responsibilities of Supplier in the areas of (a) Applications Maintenance,
      (b) Project, (c) Customer Support and (d) Cross Functional Services support for PacifiCare (the "PROJECT, CUSTOMER SUPPORT AND APPLICATION MAINTENANCE SERVICES"). For the purposes of this SOW, references to "PacifiCare" shall mean "PacifiCare Entities." Supplier shall provide the Services set forth in this Statement of Work as they may evolve during the Term and the Termination Assistance Period. In the event of any inconsistency, ambiguity or conflict, the terms and conditions of the Agreement shall govern unless specifically superseded in this Statement of Work.

B.    ATTACHMENTS:

      The following Attachments to this Statement of Work provide supporting details and are referenced in this Statement of Work:

      a.    Attachment A Supplier Work Product Functional Description Matrix;

      b. Attachment B Software Development Methodology Roles and Responsibilities; and

      c. Attachment C PacifiCare Prioritization and Governance and Service Request Processes.

C.    DEFINITIONS:

      Capitalized terms used herein shall have the meanings provided in the Agreement, and, for capitalized terms not defined in the Agreement, such capitalized terms shall have the applicable meanings set forth herein or in other schedules, exhibits or attachments to the Agreement, as applicable.

D.    BUSINESS TERMS:

      Beginning on the Cutover Date, Supplier shall provide the services described herein, including the FTPs defined in Schedule 17, as part of the Base Services. Attachment A to this Statement of Work contains additional details of PacifiCare and Supplier work responsibilities. All Supplier tasks described within this Statement of Work shall be included in the Resource Baseline set forth in Schedule 17 of the Agreement.

E.    PACIFICARE RESOURCE POOL:

      Supplier shall manage the Project Staff and any other staff responsible for the Services so that an individual's unavailability due to holidays, vacation or sick time shall not degrade Supplier's provision of the Services. Supplier shall prepare reports on the basis agreed upon by the Parties in the Policy and Procedures Manual and as otherwise provided in
      Schedule 3.8(b) or elsewhere in the Agreement detailing the work efforts by project or work activities with sufficient detail to identify the hours and activities directly associated with PacifiCare-related work. Supplier shall

PACIFICARE CONFIDENTIAL


      require all personnel to track their respective daily time entries into the ABT tool (time keeping system) or an alternative method approved by PacifiCare.

F.    ACCOUNT APPROACH:

      Supplier shall provide the Services set forth in this Statement of Work through the implementation of several key disciplines, processes and organizational elements including:

            a. Establishment of a project office to manage consistency of project disciplines across the Applications and to establish, implement and monitor project accountabilities using Supplier's methodology (in alignment with PacifiCare's SDM process as described in Attachment B of this Statement of
                  Work);

            b. Resource allocation as necessary to support PacifiCare's identified business objectives and as approved or directed by PacifiCare;

            c. Implementation of performance and quality management practices as set forth by the Parties during the Transition Period in an approach for providing reports to enable PacifiCare to confirm that resources are appropriately concentrated on PacifiCare initiatives;

            d. Access to specialized skill sets to assist PacifiCare in meeting its development needs; and

            e. Provide for additional resources as requested by PacifiCare in accordance with the Agreement and the terms described in
                  Schedule 17.

      To objectively monitor and measure the effective use of processes and deployment of resources in support of PacifiCare's identified business objectives, Supplier shall comply with Schedule 8 to the Agreement (Service Level Agreement).

G.    SCOPE OF SERVICES:

      Supplier shall provide support functions required for performing the Services, functions and responsibilities described in this Statement of Work and in the Agreement.

      The scope of Project, Customer Support and Application Maintenance Services is as follows:

            a.    Application Maintenance and support of the Applications;

            b.    Application Projects; and

            c.    Customer Support of the Applications.

H.    ASSUMPTIONS:

      Services shall be governed following PacifiCare's current processes and procedures, including PacifiCare's change management procedure, until such date as the Policy and Procedures Manual described in Section 13.3 of the Agreement is in effect, in which case the Services shall be governed by the processes and procedures described in the Policy and Procedures Manual.

PACIFICARE CONFIDENTIAL


      Supplier shall deliver Services using Supplier's methodologies and procedures, called Suppliers Application Management Methodology (the "AMM").

      Supplier acknowledges that regardless of any tests or other procedures performed by PacifiCare or any other PacifiCare organization on the Applications, Supplier shall remain responsible for the performance of, and for correcting any errors in, such Applications (regardless of whether such performance issues or errors are discovered during such tests or other procedures) and for meeting all Service Levels as described in
      Schedule 8 to the Agreement.

      PacifiCare may retire, replace or add Applications throughout the Term and Termination Assistance Period.

PACIFICARE CONFIDENTIAL


II. APPLICATIONS, PROJECT, APPLICATION MAINTENANCE AND CUSTOMER SUPPORT - SERVICE DESCRIPTIONS:

A.    PROJECTS

      In order to implement, to develop and to enhance Applications as required and necessary to accommodate the evolution of PacifiCare's environments and business requirements, Supplier shall develop, test and introduce changes to the Applications that modify or add functionality to existing Applications and/or New Development ("PROJECT SERVICES"). Project Services shall be performed in accordance with the activities as set forth in the project requirements as set forth in Attachment A hereto. Project Services that require more than [...***...] of work to perform shall be performed as major projects ("MAJOR PROJECTS") and shall be performed according to the requirements for Major Projects as set forth in Attachment A. Project Services that require [...***...] of work or less to perform shall be performed as minor projects ("MINOR PROJECTS") and shall be performed according to the requirements for Minor Projects as set forth in Attachment A. All Project Services must be approved in accordance with the PacifiCare Prioritization and Governance and Service Request Processes.

      Supplier shall provide Project Services initiatives within the FTP authorized by PacifiCare through the PacifiCare Prioritization and Governance and Service Request Process and Supplier shall perform all Project Services according to the schedules established for individual projects in accordance with the PacifiCare Prioritization and Governance and Service Request Process.

      Supplier shall complete all Projects which are in progress as of the Cutover Date. Supplier shall complete these projects within the PacifiCare authorized FTPs and schedules. Supplier shall verify the FTP estimates and schedules associated with such projects during the Transition Period and report to PacifiCare any discrepancies. Such projects shall be measured from the Cutover Date. For Projects that are not on schedule as of the Cutover Date, Supplier and PacifiCare shall agree on new FTP estimates and schedules for such Projects.

      Supplier shall be responsible for End-User training on System Projects, modifications and new features to the Applications as described in the Training and Education section of this Statement of Work.

B.    APPLICATIONS MAINTENANCE:

      The Application Maintenance services to be provided by Supplier include [...***...]. Supplier shall have the discretion to utilize the portion of the budget allocated for Application Maintenance to perform the Application Maintenance services.

      1.    CORRECTION:

            Correction of production errors requires timely repair of Application code and operational modifications. Production errors include Severity Level 0, 1, 2 and 3 production problems that result in Application failures or non-conformance to the Application specifications. Application Maintenance requests are approved in accordance with current PacifiCare procedures until such date as such provisions are incorporated into the Policy and Procedures Manual.


                                       4
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            For purposes of this Statement of Work, "ERROR CORRECTION" means the correction of any failure or error that results in non-conformance of an Application with applicable written baseline specifications.

            Supplier shall be responsible for resolution of all Application Maintenance problems that require either code or operational modifications (or both) as a result of Error Correction.

            With respect to PacifiCare Third Party Software, Supplier shall:

            a.    Identify Application problems;

            b.    Notify the applicable vendor;

            c.    Arrange for corrections to be made;

            d.    Coordinate the corrections;

            e. Test the corrections - including the End-User acceptance test, as necessary;

            f.    Schedule the installation of the corrections into production;
                  and

            g.    Submit the change to production.

            Supplier shall report Application problems in accordance with PacifiCare's problem management process for each Application, until such time as these procedures are set forth in the Policy and Procedures Manual.

            Supplier shall manage, resolve and escalate, as required, reported problems for the Applications.

            [...***...]


                                       5
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


      2.    PREVENTIVE MAINTENANCE:

            Supplier shall provide preventive Application Maintenance services, including monitoring production processing and results, application tuning, code restructuring and other efforts usually undertaken to improve the efficiency and reliability of Software ("PREVENTIVE MAINTENANCE").

            Supplier shall recommend for PacifiCare's approval any Preventive Maintenance that exceeds the Preventative Maintenance that can be accomplished within the portion of the budget allocated for Application Maintenance. Such Preventive Maintenance support efforts are subject to the PacifiCare Prioritization and Governance and Service Request Processes.

            Preventive Maintenance is performed to improve the efficiency and reliability of the Application and to help minimize ongoing Application Maintenance requirements, improve performance and prevent errors. Supplier shall monitor and analyze trends to identify potential problems and implement Preventative Maintenance to avoid and minimize such problems. PacifiCare may request Preventive Maintenance. [...***...] Supplier and Infrastructure Supplier shall evaluate and report the impact in terms of ARCs and RRCs to PacifiCare.

      3.    CUSTOMER SUPPORT

            Supplier shall provide Customer Support for End-Users.

            Requests for Customer Support may be initiated from the End-User community or special business requests.

            Supplier shall provide support, advice and assistance to End-Users in a manner consistent with PacifiCare practices prior to the Cutover Date. In addition, Supplier shall address requests that require immediate action, including [...***...] in accordance with the Change Management Procedures.

      4.    OTHER SERVICES

            Supplier shall:

            [...***...]


                                       6
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            [...***...]

      5.    INFRASTRUCTURE SUPPORT

            All Equipment and Software conversions or refreshes or technology-mandated changes to support existing Services are categorized as Project Services. Supplier shall maintain a current Application environment in accordance with this Statement of Work. Supplier shall assess the need for upgrades to PacifiCare Third Party Software to maintain such Software within one (1) generation of currency and shall provide such assessment to PacifiCare for PacifiCare's approval. Supplier shall maintain all PacifiCare Third Party Software upgrades approved by PacifiCare. Certain Application changes shall require expedited implementation; for example, changes to include new clinical codes mandated by a regulatory change must be implemented as quickly as possible following the update by the regulatory body. These changes shall be identified, pre-approved by PacifiCare and documented in the Policy and Procedures Manual. Supplier shall perform all Application modification including test plan development, testing and Acceptance Testing needed to maintain this degree of currency. In conformance to the applicable Project plan and test plan, End-Users shall approve the Application testing, as necessary, to ensure that End-User functionality is maintained. Infrastructure support efforts are subject to the PacifiCare Prioritization and Governance and Service Request Processes.

            Prior to the start of each calendar quarter, Supplier shall provide to PacifiCare all planned Software for the upcoming quarter. Supplier shall fully test any new release of System Software before installing it for production use. Supplier shall coordinate with Infrastructure Supplier to fully test operating Systems Software for PacifiCare and perform coordination in accordance with the Change Management Procedure and the Test Plan (described in Schedule 13.3) for each Software modification.


                                       7
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


III.  SUPPLIER'S APPROACH TO PROJECT SERVICE REQUIREMENTS

A.    GENERAL SERVICES:

      Supplier shall identify opportunities to provide cost-effective support (including Application Maintenance, Customer Support and Project support) for the Applications.

      Supplier shall assist PacifiCare in developing high-level and long-range architecture migration plans for existing Applications and for any new and/or future Applications that may be added to Supplier's scope as New Services.

      Supplier representatives shall meet with representatives of PacifiCare as necessary and appropriate to manage and deliver the Services effectively. Supplier shall support and participate in the various account management committees called for by the Agreement and the procedures adopted by the Parties to charter each such committee. Supplier shall participate in related PacifiCare business and technology planning meetings upon request to review operations and business plans and recommend appropriate information technology services to support plan execution.

      Supplier shall maintain appropriate levels of industry knowledge in PacifiCare's business through, among other activities, participation in industry meetings, forums and conferences.

B.    MANAGEMENT OF THE INTEGRATION OF RETAINED SYSTEMS WITH OUTSOURCED SYSTEMS:

      Supplier shall provide appropriately skilled resources to support PacifiCare's business planning and strategic planning process, based upon PacifiCare's identified business requirements.

      Supplier shall provide resources to support integrated projects for PacifiCare retained Applications as directed and scheduled by PacifiCare for:

      [...***...]

      Supplier shall follow identified PacifiCare guidelines, where they exist within the Applications, for program turnover and acceptance.

      Supplier shall implement standard project reviews for all Projects as defined within each of the Applications' project plans and in accordance with Supplier's standards.

      Supplier shall recommend, with PacifiCare's approval, relevant technical architecture that is in compliance with PacifiCare's technical architecture.


                                       8
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


      Supplier shall provide access to performance data, project management information, project plans and status, cost estimates and information and service level performance in accordance with Service Levels specified in
      Schedule 8 of the Agreement.

C.    DEVELOPMENT SERVICES:

      1.    PROJECT, CUSTOMER SUPPORT AND APPLICATION MAINTENANCE SERVICES

            Supplier shall be responsible for performing services that support the functions and services performed as part of the Project, Customer Support and Application Maintenance Services, which support shall increase the efficiency and productivity of the Project, Customer Support and Application Maintenance Services and provide a single control point for the Project, Customer Support and Application Maintenance Services to insure that common standards and methodologies for Project, Customer Support and Application Maintenance Services are addressed and followed by personnel performing the Project, Customer Support and Application Maintenance Services ("DEVELOPMENT SERVICES"). Supplier's responsibilities with respect to Development Services shall include the following:

            a. Administering the development and test environments for the Project, Customer Support and Application Maintenance Services, including administering and controlling access to the development and test environment; and

            b. Managing the development environment and Systems in conjunction with the Infrastructure Supplier to ensure efficient use, including ensuring that appropriate versions of Software and code are being used, that the Systems are available for use and providing first-level trouble shooting for any problems with the Systems with respect to use for Project, Customer Support and Application Maintenance Services.

      2.    DATABASE SERVICES:

            With respect to Supplier's database setup and Application Maintenance functions, Supplier's responsibilities shall include the following:

            [...***...]


                                       9
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            [...***...]

      3.    DEVELOPMENT AND TESTING ENVIRONMENTS:

            With respect to establishing development/testing environments, Supplier's responsibilities shall include the following:

            a. Determine the requirements for the development/testing environment;

            b. Build and establish test environments in conjunction with the Infrastructure Supplier; and

            c. Administer the restoration of database required files required to support the development/testing environment.

D.    OVERSIGHT OF APPLICATION CHANGE MANAGEMENT:

      Provide oversight for change management for Project, Customer Support and Application Maintenance Services (as set forth in the Change Management Procedure portion of the Policy and Procedures Manual) and report to PacifiCare on compliance with the Change Management Procedures.

      Supplier shall coordinate the transfer of all changes into the production environment to achieve continuity of operations, including risk assessment, communication of all scheduled changes to PacifiCare and the Infrastructure Supplier, back-out plans and contingencies.

      Supplier shall participate in the existing change management meetings with representatives of PacifiCare to identify impacts of and to coordinate changes to the Systems. Where the forums do not exist, Supplier shall conduct regular change management meetings with representatives of PacifiCare to identify the impacts of and to coordinate changes to the Systems.

E.    TESTING:

      Supplier shall provide testing including unit, System, integration, performance, load, stress and regression testing, as required by the Project plan, and, as appropriate, to the scale of the PacifiCare authorized work as determined by the PacifiCare Prioritization and Governance and Service Request Process. Test plans shall document test cases and expected results. This phase shall include testing of input and output interfaces. All Applications shall be production ready upon completion of the System test plan.

      End-User acceptance test results shall be used by Supplier to validate project deliverables. Software comprising the Applications shall be production quality at the conclusion of the End-User acceptance test.

F.    SOFTWARE QUALITY ASSURANCE PROGRAM:

      Supplier and PacifiCare shall establish a quality assurance program to apply to the Application Maintenance, Projects, management activities and products at a level consistent with best industry standards and practices. Supplier shall continuously improve the products and processes. In this


                                       10
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


      regard, Supplier shall use process maturity and process assessment concepts at CMM Level 3 within the timeframe established by the Service Level Schedule to the Agreement.

      As part of the quality assurance program, Supplier shall implement a delivery assurance process that includes reviews at key milestones, including design completion and code completion. Supplier shall ensure compliance with Supplier's established quality assurance procedures through such methods as quality audits.

G.    RELEASE MANAGEMENT:

      Supplier shall support PacifiCare's process for priority setting, planning and scheduling of Application releases. Supplier shall assume full responsibility for release packaging and project commitments for the Applications. Supplier shall support the feasibility sub-processes of concept proposal and definition.

      When implementing changes, upgrades or Projects to the Application environment, Supplier shall observe the Change Management Procedure and shall perform installation planning, product installation, testing and verification. In addition, for any Software changes, upgrades or Projects proposed to PacifiCare, Supplier shall advise PacifiCare and Infrastructure Supplier of any additional Equipment, LAN or environmental requirements, which are observed during integration testing and/or are otherwise known to be necessary for implementation of the changes, upgrades or Projects.

      Supplier shall provide the necessary interfaces during the development testing and implementation phases.

      Supplier shall monitor the release schedule and report all schedule exceptions to PacifiCare.

      Supplier shall coordinate the transfer of all changes into the production environment to ensure continuity of operations, including risk assessment, communication of all scheduled changes to PacifiCare and Infrastructure Supplier, back-out plans and contingencies.

      As requested by PacifiCare, Supplier shall support, in conjunction with the Infrastructure Supplier, the installation of department or End-User specific Software in accordance with the Change Management Procedures. Supplier shall report to PacifiCare the installation of such Software on a monthly basis.

      Should Supplier be made aware of problems that have not been corrected in the Software release, or if Supplier has reason to believe that the Software release could adversely affect PacifiCare's or Supplier's ability to meet Service Level targets, Supplier shall notify PacifiCare of the concern and work with PacifiCare to provide an appropriate course of action, regardless of whether it fell within the window of installation as requested. This shall also include problems that are encountered during System and integration testing.

      Prior to the start of each calendar quarter, Supplier shall provide to PacifiCare all planned releases for the upcoming quarter. Supplier shall fully test any new release of System Software before installing it for production use.

PACIFICARE CONFIDENTIAL


H.    PRODUCTION CONTROL, MONITORING AND SCHEDULING:

      Supplier has responsibility for the integrity of the production output to include quality output and appropriate data results.

      Supplier shall coordinate with Infrastructure Supplier to define and support production schedules based on PacifiCare's requirements. Supplier shall use the existing PacifiCare production scheduling procedures until such time as Supplier's procedures are in place.

      Supplier shall coordinate with Infrastructure Supplier to determine and support specific production schedules within the context of PacifiCare approved release. Supplier shall support the integration of these specific release schedules into the data center and distributed computing production and control scheduling functions.

      Supplier shall create and maintain a list of jobs to be monitored and a list of PacifiCare contact names and phone numbers for each job, defining the conditions under which Supplier shall notify PacifiCare and document actions to be taken in the event an abnormal condition arises. This includes the development and Application Maintenance of application-automated tools.

      Supplier shall review production control reports, indicators and complete data integrity checks to ensure expected results. Supplier shall perform escalation procedures for the Applications to ensure resolution of production problems as required by the Severity Levels.

I.    APPLICATION DOCUMENTATION:

      Supplier shall maintain Application related procedures and Related Documentation unless it is agreed by the Parties not to do so. All Applications produced by Supplier shall be documented in form and content and consistent with that required by the CMM Level 3 practices.

      Supplier shall provide business analysts to develop and document business requirements for PacifiCare and its business units as budgeted and required by PacifiCare.

      Supplier shall produce System requirements and detailed design for each New Development or Project as required by the current PacifiCare development process.

      Supplier shall develop and maintain all Related Documentation and reference manuals for the Applications.

      Supplier shall provide documentation of database administration requirements and data definition as required.

      During the Transition Period, Supplier shall review the results of the Related Documentation assessment with PacifiCare and Supplier shall update the Related Documentation based on the approved results of the assessment.

J.    TRAINING AND EDUCATION:

      Without limiting or altering any of Supplier's obligations set forth in the Agreement, Supplier shall:

PACIFICARE CONFIDENTIAL


[...***...]

K.    DATA SECURITY:

      In accordance with Section 10.2 of the Agreement, Supplier shall comply with PacifiCare's Safety and Security Procedures. Supplier shall demonstrate compliance with Information Security policies, procedures and standards where applicable. Supplier shall monitor these policies and keep PacifiCare informed of any recommended improvements in industry standards or in PacifiCare's internal policies.

      Supplier shall continuously review and refine data retention policies and practices to allow for compliance with external regulatory requirements identified by PacifiCare and PacifiCare data retention policies as approved by PacifiCare.

L.    RETAINED DATA:

      For any data, including PacifiCare Data, that shall be retained as required by law, by the order of a court or similar judicial or administrative body, pursuant to a settlement agreement, finding of a court, arbitrator or mediator, in preparation for or use in a matter relating to litigation or upon the request of PacifiCare, Supplier shall identify the Application that processes the relevant data and the relevant output files for the data and shall increase the retention period for such output files to comply with the applicable retention requirement.

M.    DATA INTERFACES:

      Supplier shall manage any changes to Application interfaces, data definition or content affecting out-of-scope PacifiCare Systems. These changes shall be approved by PacifiCare in accordance with the PacifiCare Prioritization and Governance and Service Request Process prior to implementation.

      Supplier shall maintain and update Application data interfaces unless PacifiCare agrees that an interface may be removed. Changes or additions to interfaces that are initiated by parties other than Supplier shall be prioritized and approved by PacifiCare in accordance with the Change Management Procedures.

N.    LOGICAL DATABASE ADMINISTRATION:

      Supplier shall perform logical database administration ("DATABASE ADMINISTRATION" or "DBA") for the Applications, including documentation requirements, data definition data administration and metadata management. Supplier shall maintain the data dictionary System, assist in design considerations, periodically review the database activity in conjunction with the Infrastructure


                                       13
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


      [...***...]

O.    TRANSITION TO PRODUCTION:

      In conjunction with the Infrastructure Supplier and following the Change Management Procedures, Supplier shall support implementation and installation of the appropriate technical, environment and data requirements to ensure a smooth migration of the new/enhanced System to production and to provide a basis for project closure. This includes supporting the migration of Application changes to production, including setting up production processes in the scheduler tools, converting code to production and monitoring production processes for the first month. Supplier shall provide operations documentation to the Infrastructure Supplier, perform final training and perform database and file conversions as necessary.

P.    ARCHITECTURE AND STANDARDS:

      Supplier's deliverables shall conform to the current PacifiCare Technical Architecture and Product Standards Procedures set forth in Schedule 3.5 of the Agreement and as set forth in the Agreement. Supplier may request exceptions as set forth in PacifiCare's defined process and PacifiCare may or may not grant such requests for exceptions.

Q.    SOFTWARE DEVELOPMENT METHODOLOGY, TOOLS AND PRACTICES:

      Supplier shall implement Supplier's preferred methodology. Supplier shall provide linkage to PacifiCare processes and provide for walk-through reviews of changes and Projects as required by the Change Management Procedures.

R.    PROBLEM MANAGEMENT:

      Supplier shall support existing PacifiCare problem management processes until such time as the Policy and Procedures Manual is completed. Supplier shall escalate problems and coordinate support groups as needed until problems are resolved for the Applications.

      Supplier shall implement, in collaboration with the Infrastructure Supplier, a process for problem identification and management. The process shall include:


                                       14
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            a. Key process metrics for establishing problem ownership, root cause analysis, resolution and corrective action; and

            b.    Notification, escalation and closure-reporting procedures.

      Supplier shall identify preventive measures and corrective actions and conduct appropriate risk assessments in order to resolve problems for the Applications.

S.    HELP DESK:

      Infrastructure Supplier's help desk solution for PacifiCare results in a single-point-of-contact (SPOC) for all End-User Service Requests. End-Users shall submit Service Requests to the Help Desk including by placing a call to the Infrastructure Supplier-provided 1-800 number (for non-international calls), by submitting a Service Request ticket via Infrastructure Supplier's Web-based tool interface into the help desk or by submitting an e-mail if the primary avenues are unavailable.

      Supplier shall provide resources required to provide Application support and assistance to the Infrastructure Supplier and End-Users in a manner consistent with current practices, including providing the training and Related Documentation to the Infrastructure Supplier necessary for the Infrastructure Supplier to provide Level 1 Help Desk support. Supplier shall provide Level 2 Help Desk support for The Applications. Both Level 1 Help Desk support and Level 2 Help Desk support collectively and individually, as applicable, shall be referred to as "HELP DESK SUPPORT."

      Supplier shall provide clearly defined points of contact, available 24-hours-a-day, seven-days-a-week, to receive and appropriately respond to Service Request notifications from the Infrastructure Supplier Help Desk.

      Supplier shall inform the Infrastructure Supplier or applicable PacifiCare party, of the estimated time Supplier requires to resolve the Service Request at the time Supplier is notified thereof based on guidelines within the applicable production Severity Level.

      Supplier shall provide status updates during Service Request resolution as defined, with the existing escalation procedures.

T.    PROJECT MANAGEMENT:

      Supplier shall perform project management functions, including planning, organizing, monitoring and controlling of Software resources, functionality and quality of project activities for all Applications.

      Supplier shall coordinate with appropriate PacifiCare personnel or third party vendors as needed to perform project management functions and responsibilities. Supplier shall facilitate communication and coordination among parties relative to the Services.

      Supplier shall provide appropriately skilled resources to participate in the resolution of issues that cross Systems and between retained application Software and the Applications.

      Supplier shall establish detailed project plans as appropriate based upon the Policy and Procedures Manual and Supplier's AMM processes, which include: project scope, Equipment, Software and network selections, project acceptance criteria, project risk, constraints and

PACIFICARE CONFIDENTIAL


      migration plan, implementation and migration plans, project plan (with dates, milestones, resources), description of deliverables, development, support and Application Maintenance costs and developing and/or assisting PacifiCare in developing business benefits and ROI.

      Supplier shall provide project control information, including time tracking, issue tracking, Change Management Procedures and status as defined in the Policy and Procedures Manual.

      Supplier shall be responsible for the support and maintenance of the time accounting Software [...***...].

      Supplier shall provide adhoc reporting on an as needed basis, but at a minimum shall provide [...***...] of effort per year. PacifiCare shall retain ownership of the data and shall have access to it.

      PacifiCare shall be responsible for the licensing of the time accounting application Software.

U.    CAPACITY PLANNING AND CONFIGURATION MANAGEMENT:

      Supplier shall support Infrastructure Supplier with capacity planning and configuration management.

      Supplier shall identify to PacifiCare opportunities for collaboration with the Infrastructure Supplier to help maximize capacity utilization and configuration management.

      [...***...]

V.    APPLICATION RESPONSE TIME MEASUREMENT AND ANALYSIS

      Supplier shall support Infrastructure Supplier with Application response time measurement and analysis.

      Supplier shall identify to PacifiCare opportunities for collaboration with the Infrastructure Supplier to help improve response time.

      In conjunction with the Infrastructure Supplier, Supplier shall:

            [...***...]


                                       16
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            [...***...]

W.    CRISIS MANAGEMENT:

      Supplier shall provide increased support to address any crisis or emergency problem as approved by and funded by PacifiCare.

      Supplier understands that emergency support includes those things reasonably critical to End-Users or to provide critical support to the Infrastructure Supplier or to PacifiCare's information technology organization to comply with immediate and critical business directives of PacifiCare senior management.

X.    CONTINUITY OF BUSINESS SERVICES:

      Supplier shall assist in maintaining and upgrading existing PacifiCare procedures to support disaster recovery of the Applications and shall perform Disaster Recovery testing as stated in the Agreement, section 16.1 and in Schedule 8. Other specific Supplier responsibilities include:

      Continuously review and refine retention policies and practices to comply with outside regulators' changes as provided to Supplier by PacifiCare in accordance with Section 3.3(b) of the Agreement;

      Identifying Equipment inventory, which simulates the production environment in support of the Applications and providing required data to secure capital budget for updated recovery site configuration; and

      Provide operational and technical management support for Disaster Recovery planning, testing and execution in crisis situations. Supplier is responsible for training personnel in Disaster Recovery procedures and providing access to these procedures in a crisis situation. Supplier shall also be responsible for making sure all contingency policies and procedures comply with PacifiCare standards and are current with no exceptions. Other Supplier responsibilities include:

            Identifying and training resources required to implement the Disaster Recovery Plan upon the occurrence of a disaster;


                                       17
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            Develop and maintain Application recovery plans;

            Assisting in the set-up and performance of Application recovery testing as required for compliance with the Disaster Recovery Plan and the Business Continuity Plan;

            Perform Disaster Recovery testing as stated in the Agreement, section 16.1 and in Schedule 8. Supplier shall also be responsible to conduct testing of those plans and shall retest within ninety
            (90) days if any disaster simulation(s) fail to achieve specified results due to Supplier's failure to perform its responsibilities. If the DRP testing encounters errors, Supplier shall develop procedures and retest as necessary to resolve such errors and update the DRP as necessary;

            Report and review with PacifiCare disaster test results;

            Maintain Disaster Recovery procedures manuals;

            Implement the Disaster Recovery Plan upon the occurrence of a disaster; and

            In conjunction with the Infrastructure Supplier, identify single points of failure.

Y.    LICENSE MANAGEMENT AND COMPLIANCE:

      Supplier shall monitor, audit and advise PacifiCare concerning Software license compliance. Supplier is responsible for providing Software for Supplier-provided Applications development tools. Supplier shall be responsible to acquire the correct number of the foregoing licenses to be compliant. PacifiCare shall be responsible to acquire the appropriate number of Software licenses used for Applications and for third-party End-User tools. Supplier shall advise PacifiCare of the number of users that Supplier has become aware are using the licenses for which PacifiCare is responsible and Supplier shall notify PacifiCare if such number exceeds the number of users as provided by PacifiCare. When Supplier becomes aware of the presence of unauthorized Software, Supplier shall promptly notify PacifiCare.

            Supplier shall:

                  Provide periodic reporting of such license information to PacifiCare, as required;

                  File and track Software license agreements;

                  Ensure compliance with Software licenses;

                  Proactively scan for pirated Software;

                  Proactively forecast Software license requirements; and

                  Report Software license anomalies.

Z.    ASSET MANAGEMENT:

      Supplier shall assist Infrastructure Supplier in tracking inventory of in-scope assets, Equipment, Software and Services in accordance with Schedules 3.8(a), 7.1, 7.2, 14.2(a), 14.2(b) and 14.3 of the Agreement.
      Supplier shall track and report Third Party Software inventory to include seat accountability.

PACIFICARE CONFIDENTIAL


      Supplier inventory tracking service shall meet PacifiCare's requirements for Software asset tracking and inventory tracking services. Tracking and making optimal use of the Software inventory is central to the effective management of any computing environment. Supplier shall deliver the degree of accuracy necessary for sound business decision-making.

AA.   SYSTEMS ADMINISTRATION, DEVELOPMENT LAB:

      Infrastructure Supplier shall create a general-purpose development lab for PacifiCare's use. Prior to the time that such development lab is available for use, the intended utilization and the procedures governing the utilization of such lab shall be proposed by Supplier and agreed upon by the Parties in conjunction with the Infrastructure Supplier. Prior to the time that such lab is available for use and on an ongoing basis, Supplier shall propose to PacifiCare the extent to which approved Projects can benefit from the use of such lab as part of the Base Services.

PACIFICARE CONFIDENTIAL


IV.   CROSS FUNCTIONAL SERVICES

A.    NEW TECHNOLOGY AND AUTOMATION:

      Working with the retained PacifiCare staff, Supplier shall support new application technology and automation, including emerging Equipment, Software, methodologies, techniques and various platforms. Services shall include investigation, evaluation, selection, training, implementation and consulting on new technology and automation of manual tasks. Supplier's responsibilities for new technology and automation shall include the following:

      - Support PacifiCare in the management and representation of technology product and service offerings to its internal clients. Supplier shall work with PacifiCare as required to identify new products and services that reflect evolving technology and/or client demands;

      - Facilitate and encourage active cross-functional, cross-group and cross-location coordination and communication. This working practice shall be a key element in most functions and processes, but especially Problem Management, Change Management and Project Management;

      - Provide, on the schedule specified by PacifiCare in support of PacifiCare's annual budget development cycle, the input, assistance, comment and review support for preparation of the long-range Information Systems Plan and Equipment/Software Architecture Plan or as otherwise requested by PacifiCare;

      - Participate, from time to time, in evaluations involving other third party suppliers;

      - Evaluate new third party products and provide, upon PacifiCare's request, any reports, summaries or results of such evaluation and testing;

      -     Define requirements for automation;

      -     Automate manual monitoring functions;

      -     Automate Application alerts to System operators; and

      - Research tools to improve Service Levels or performance of operating environments.

B.    LOGICAL SECURITY ADMINISTRATION:

      Supplier shall adhere and demonstrate compliance to an information security approach which protects PacifiCare information as prescribed by its data owners and complies with (1) all established PacifiCare security policies and standards and (2) applicable federal and state regulatory requirements. Supplier shall conduct [...***...] scheduled reviews of the Systems development methodology to ensure adequacy and effectiveness of security and control touch points with the reports to be reported to PacifiCare security personnel. Supplier shall:

            [...***...]


                                       20
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       21
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       22
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]

C.    ON-GOING BUSINESS DIVESTITURES AND ACQUISITIONS:

      Supplier shall support PacifiCare Included Affiliates per Exhibit C to the Agreement in accordance with the Agreement. Supplier shall provide services to additional business units in accordance with the Agreement.

D.    LONG-RANGE INFORMATION SYSTEMS PLAN AND EQUIPMENT/SOFTWARE ARCHITECTURE:

      PacifiCare internal staff shall be responsible for the development of and annual updates to a long-range information systems plan and equipment/software architecture plan. While PacifiCare shall be primarily responsible for this activity, Supplier shall serve as a key collaborator with PacifiCare. As such, Supplier shall provide reasonable access to specialists within its organization as needed to assist PacifiCare to develop and maintain the long-range information systems plan and equipment/software architecture plan. Supplier's responsibility for such functions shall also include the following:

            - Assist PacifiCare in developing an understanding of and confirm the business requirements;

            - Assist in identifying information and associated technology needs;

            - Assist in identifying the projects to be performed along with helping define schedules and high-level cost benefit analysis; and

            - Assist in specifying the Equipment/Software architecture and participate in continuously keeping PacifiCare's information systems architecture current.


                                       23
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


V.    DEFINITION OF TERMS USED IN STATEMENT OF WORK:

      The following terms when used in this Statement of Work with initial capital letters shall have the respective meanings set forth herein. Terms used with initial capital letters that are not defined herein shall have the meaning set forth in the Agreement.

            a. ACCEPTANCE TEST means the process, as specified in the Agreement through which the applicable Products, Services, Software, Systems, Equipment, proposal or plan are subjected to the applicable acceptance test.

            b. AMM (APPLICATION MANAGEMENT METHODOLOGY) is defined in Section I.H of this Statement of Work.

            c. APPLICATIONS MAINTENANCE means any effort where modifications to existing Systems are made to correct/fix code or processes that are either no longer operational or shall cease to function properly without the correction. Maintenance activities include those described in Section II.B of this Statement of Work and handling Help Desk tickets related to resolving production issues or coding bugs; production monitoring and trouble-shooting; routine capacity assessment and tuning; SQM (Service Quality Metrics) reporting.

            d. BUSINESS CONTINUITY PLAN means PacifiCare's business continuity plan as of the Cutover Date as may be shared with Supplier during the Transition Period and as required to be expanded and improved by Infrastructure Supplier.

            e. CALL means a call to the Help Desk from an End-User requesting assistance that is related to the Services.

            f. CHANGE MANAGEMENT PROCEDURE shall have the meaning set forth in the Policy and Procedures Manual. This is the process that controls day-to-day introduction of changes into the environment.

            g. CMM means the Capability Maturity Model from the Carnegie Mellon Software Engineering Institute.

            h. CUSTOMER SUPPORT means any effort required prior to establishing a development project or work on minor data changes, reports, End-User questions or training requests. PacifiCare shall approve Customer Support work and prioritize the activities, but not all Customer Support requests are approved. Customer Support includes: Help Desk tickets not related to resolving production issues or bugs; minor End-User training; answering and addressing direct calls from business partners; business management requests for pre-project consultation (research, analysis, brainstorming, estimating); regular business partner/status meetings - not project related; business requested support for Application demonstrations to customers; business requested support for generating presentation materials, not project related; meetings with employer groups/providers as requested by business partners; updates to production data or tables done outside of the normal Application functionality.

            i. DATABASE ADMINISTRATION (DBA) is defined in Section III.N of this Statement of Work.

PACIFICARE CONFIDENTIAL


            j. DEVELOPMENT SERVICES is defined in Section III.C.1 of this Statement of Work.

            k. DISASTER RECOVERY means the ability to recover those services designated as Critical Services by PacifiCare within PacifiCare specified time frames and sequences specified by PacifiCare (when changes to existing plans are required such changes shall be processed through the Change Management Procedure) via the use of a recovery capability provided by PacifiCare, the Infrastructure Supplier or other third party suppliers.

            l. ERROR CORRECTION is defined in Section II.B.1 of this Statement of Work.

            m. HELP DESK means a help desk that provides reactive and proactive problem determination, resolution and/or tracking and an initial response to End-Users as described in Section III.S of this Statement of Work. The typical Help Desk functions include call answer, Service Request tracking, escalation to second or third-level support, dispatch of support and problem management as applicable. [...***...]

            n. HELP DESK SUPPORT is defined in Section III.S of this Statement of Work.

            o. MAJOR PROJECT is defined in Section II.A of this Statement of Work.

            p. METHODOLOGY is defined in Section 1.1 of Attachment B to this Statement of Work.

            q. MINOR PROJECT is defined in Section II.A of this Statement of Work.

            r. NEW DEVELOPMENT means any approved effort to develop or implement new Applications. PacifiCare shall retain control over awarding this New Development to Supplier or another third party.

            s. PACIFICARE PRIORITIZATION AND GOVERNANCE AND SERVICE REQUEST PROCESSES means the existing PacifiCare processes used to collect and filter proposals from the business and information systems, estimate, prioritize and submit them for senior management approval, then manage scope, schedule and budget changes for the approved projects.

            t. PREVENTATIVE MAINTENANCE is defined in Section II.B.2 of this Statement of Work.

            u. PROJECT means any approved effort to implement, to develop and to enhance the Applications as required and necessary to accommodate the evolution of PacifiCare's environments and business requirements.

            v. PROJECT, CUSTOMER SUPPORT AND APPLICATION MAINTENANCE SERVICES is defined in Section I.A of this Statement of Work.



                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


      w. PROJECT SERVICES is defined in Section II.A of this Statement of Work.

PACIFICARE CONFIDENTIAL


                                  ATTACHMENT A

               SUPPLIER WORK PRODUCT FUNCTIONAL DESCRIPTION MATRIX

This attachment identifies the processes and deliverables required for services for which the Supplier provides.

------------------------------------------------------------------------------------------------------------------------
                                          SUPPORT                                      PROJECTS
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                           END-USER           MINOR                MAJOR
  PROJECT TASKS                   MAINTENANCE              SUPPORT            (Less than or        (> 750 HOURS)
                                                                              equal to 750 HOURS)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
  [...***...]                      [...***...]            [...***...]         [...***...]          [...***...]
------------------------------------------------------------------------------------------------------------------------


                                       27
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


------------------------------------------------------------------------------------------------------------------------
                                          SUPPORT                                            PROJECTS
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                           END-USER           MINOR                MAJOR
  PROJECT TASKS                   MAINTENANCE              SUPPORT            (Less than or        (> 750 HOURS)
                                                                              equal to 750 HOURS)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
  [...***...]                      [...***...]            [...***...]         [...***...]          [...***...]
------------------------------------------------------------------------------------------------------------------------


                                       28
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


------------------------------------------------------------------------------------------------------------------------
                                          SUPPORT                                            PROJECTS
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                           END-USER           MINOR                MAJOR
  PROJECT TASKS                   MAINTENANCE              SUPPORT            (Less than or        (> 750 HOURS)
                                                                              equal to 750 HOURS)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
  [...***...]                      [...***...]            [...***...]         [...***...]          [...***...]
------------------------------------------------------------------------------------------------------------------------

      All items identified as "YES" are required, those as "No" are not required. Those identified as Yes or No shall be tailored to the requirements and revised periodically when the Policy and Procedures Manual is reviewed.

      For purposes of additional clarification selected project tasks are further described as follows:

      [...***...]


                                       29
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  ATTACHMENT B

           SOFTWARE DEVELOPMENT METHODOLOGY ROLES AND RESPONSIBILITIES

1.1   DEFINITION OF PACIFICARE IS METHODOLOGY

      The development and deployment of information systems requires a common discipline framed by standard concepts and techniques.

      This framework (or METHODOLOGY) represents an integral part of the PacifiCare infrastructure that enables and enhances our ability to manage, develop, and deliver quality products. Methodology is a powerful tool that can deliver value to an organization by describing repeatable processes for building information systems. The intent of IS Methodology is to reduce risk by consistently applying proven processes to project development.

      The dynamics of the development effort demands a FLEXIBLE Methodology. Even though the Methodology appears to be linear, left to right, most projects actually return back to early phases to repeat some activities with more detail. [...***...]

      PRODUCT METHODOLOGY recommends appropriate phases, activities, deliverables, roles and Q/A, but does not prevent or imply the use of a specific style. Development style or approach selection is a Project Management decision based on the project's requirements along with adherence to IS standards and practices.

      The I.S. Methodology has been created to support the PacifiCare environment and designed to maximize efficiency and ensure consistency in the development, implementation, and maintenance of systems across Corporate IS.

            PACIFICARE I.S. METHODOLOGY COMPONENTS

            PacifiCare Information Services believes that a quality I.S. Methodology must include the following three components:

            1.    PRODUCT METHODOLOGY

                  [...***...]

            2.    PROJECT MANAGEMENT METHODOLOGY

                  Project Management is used to manage, track and control project:

                  [...***...]


                                       30
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


            3.    QUALITY ASSURANCE (Q/A)

                  [...***...]

1.2   PURPOSE & APPROACH

      The purpose of this guide is to provide:

      - GUIDELINES AND DEFINITIONS THAT ARE NEEDED TO CREATE AND EFFORT DEMANDS A FLEXIBLE MANAGE QUALITY APPLICATION SOFTWARE AND TECHNOLOGY SOLUTIONSRT DEMANDS A FLEXIBLE AT PACIFICARE. THIS GUIDE IS NOT DESIGNED TO PROVIDET DEMANDS A FLEXIBLE STEP-BY-STEP INSTRUCTIONS. IT IS DESIGNED TO PROVIDE A ROADMAP OF ACTIVITIES THAT WILL RESULT IN CONSISTENT RESULTS.P

      The following approach was used in constructing the Methodology :

            [...***...]

1.3   IMPORTANT METHODOLOGY ACCESS INFORMATION

      A. WHO NEEDS TO USE IT

            [...***...]

      B. REQUIRED ACCESS PRIVILEGES

            [...***...]


                                       31
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       32
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       33
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       34
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       35
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  ATTACHMENT C

     PACIFICARE PRIORITIZATION AND GOVERNANCE AND SERVICE REQUEST PROCESSES

      [...***...]


                                       36
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


B.    PACIFICARE CURRENT PROJECT RANKING AND GOVERNANCE PROCESS

PacifiCare systems solutions are firmly integrated with our business processes and are key to our success as a corporation. Information Services Systems Development is working to implement standards and incorporate best practices in developing and rolling out new and enhanced applications. These standards enable us to better manage our IS resources and budgets, and allow us to repeat those things that make projects successful while avoiding those that don't. The first step in this process is to provide business teams with a template to capture business requirements for all new projects.

[...***...]



                                       37
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]

PRAG Fast Track Flowchart

[...***...]

[FLOWCHART]

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       39
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       40
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       41
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       42
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       43
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       44
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       45
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       46
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       47
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       48
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       49
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]

     ** ELECTRONIC FORM ** - TO BE COMPLETED ON-LINE AND ROUTED VIA E-MAIL

PACIFICARE(R)
HEALTH SYSTEMS

                                                    A. Date Submitted:__________

                              INFORMATION SERVICES

    NEW PROJECT PROPOSAL / SERVICE REQUEST (NPP / SR) - VALUATION WORKSHEET

[...***...]
                                       50
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       51
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


[...***...]


                                       52
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


Information Services Priorities Worksheet

[...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       54
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                   [...***...]


                                       55
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       56
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       58
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       59
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       60
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       61
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                  [...***...]


                                       62
                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                                    EXHIBIT C

                         PACIFICARE INCLUDED AFFILIATES

Antero Health Plans, Inc.
(an Colorado corporation)

FHP Reinsurance Limited
(a Bermuda corporation)

Health Maintenance Life, Inc.
(a Guam corporation)

PacifiCare of Arizona, Inc.
(an Arizona corporation)

PacifiCare Asia Pacific Insurance Brokers, Inc.
(a Guam corporation)

PacifiCare Behavioral Health of California, Inc.
(a Delaware corporation)

PacifiCare Behavioral Health, Inc.
(a Delaware corporation

PacifiCare of California
(a California corporation)

PacifiCare of Colorado, Inc.
(a Colorado corporation)

PacifiCare Dental of Colorado, Inc.
(a Colorado corporation)

PacifiCare Dental
(a California corporation)

PacifiCare eHoldings, Inc.
(a California corporation)

PacifiCare Health Insurance Company of Micronesia, Inc.
(a Guam corporation)

PacifiCare Health Plan Administrators, Inc.
(an Indiana corporation)

PacifiCare Health Systems Foundation
(a California nonprofit corporation)

PacifiCare Health Systems, Inc.
(a Delaware corporation)

PacifiCare International Limited

PACIFICARE CONFIDENTIAL


(an Irish Company)

PacifiCare Life Assurance Company
(a Colorado corporation)

PacifiCare Life and Health Insurance Company
(an Indiana corporation)

PacifiCare Life Insurance Company
(an Arizona corporation)

PacifiCare of Nevada, Inc.
(a Nevada corporation)

PacifiCare of Ohio, Inc.
(an Ohio corporation)

PacifiCare of Oklahoma, Inc.
(an Oklahoma corporation)

PacifiCare of Oregon, Inc.
(an Indiana corporation)

PacifiCare of Texas, Inc.
(an Oregon corporation)

PacifiCare Ventures, Inc.
(a California corporation)

PacifiCare of Washington, Inc.
(a Washington corporation)

RxConnect Acquisition Corporation
(a California corporation)
RxSolutions, Inc.
(a California corporation)

SecureHorizons USA, Inc.
(a California corporation)

SeniorCo, Inc.
(a Delaware corporation)

PACIFICARE CONFIDENTIAL


                              SCHEDULE 3.1 (b) (i)

                              AFFECTED CONTRACTORS

For confidentiality purposes, the information in this schedule will only be accessible to the PacifiCare Supplier Relationship Vice President, the Keane Account Executive, and other personnel (e.g., Human Resources, Legal, etc.) as deemed necessary.

[...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

PACIFICARE CONFIDENTIAL


                              SCHEDULE 3.1 (b) (ii)

                               AFFECTED EMPLOYEES

For confidentiality purposes, the information in this schedule will only be accessible to the PacifiCare Supplier Relationship Vice President, the Keane Account Executive, and other personnel (e.g., Human Resources, Legal, etc.) as deemed necessary.

[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 3.5

             TECHNICAL ARCHITECTURE AND PRODUCT STANDARDS PROCEDURES

PACIFICARE (R)
HEALTHSYSTEMS

                                 ENTERPRISE-WIDE
                             TECHNICAL ARCHITECTURE
                                       FOR
                            PACIFICARE HEALTH SYSTEMS

                              [LOGO] PACIFICARE (R)

                          DOMAIN ARCHITECTURE DOCUMENT

                                GOVERNANCE DOMAIN

                                  [...***...]


                                     Page 1
                                                       PacifiCare - Confidential

                                               *CONFIDENTIAL TREATMENT REQUESTED

TABLE OF CONTENTS
GOVERNANCE DOMAIN ARCHITECTURE...................................................................................     3

   About This Document...........................................................................................     3
   Document History..............................................................................................     3
   Related Documents.............................................................................................     3
   Governance Domain Participants................................................................................     3
   Governance Domain Definition..................................................................................     5
   Governance Domain Vision......................................................................................     5
   Governance Domain Executive Summary...........................................................................     5
   Governance Principles.........................................................................................     7
   Governance Organizations......................................................................................     8
     Key Architecture Entities...................................................................................     9
     Architecture Oversight Bodies...............................................................................    12
   Governance Processes..........................................................................................    15
     Management Processes........................................................................................    16
     Consulting Processes........................................................................................    23
     Communication Processes.....................................................................................    25
   Gap Analysis..................................................................................................    29
   Appendices....................................................................................................    32
     Appendix 1. Roles and Responsibilities for Enterprise Architecture Processes................................    32
     Appendix 2. EWTA Domain Ratification and Maintenance Process................................................    32
     Appendix 3. EWTA Exception Management and Compliance Process................................................    32


                                     Page 2
                                                       PacifiCare - Confidential

                         GOVERNANCE DOMAIN ARCHITECTURE


ABOUT THIS DOCUMENT

The Governance Domain details the principles, organizations, roles and responsibilities, services, processes and the workflow for the PacifiCare Health Systems (PacifiCare) Enterprise Architecture (EA).

DOCUMENT HISTORY

--------------------------------------------------------------------------------
Version             Date            Team Member                 Reason
--------------------------------------------------------------------------------
[...***...]         [...***...]     [...***...]                 [...***...]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

RELATED DOCUMENTS
--------------------------------------------------------------------------------
Document Title      Relevance        Owner           How to obtain
--------------------------------------------------------------------------------
[...***...]         [...***...]      [...***...]     [...***...]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

GOVERNANCE DOMAIN PARTICIPANTS

          DOMAIN TEAM LEADER: [...***...]

          DOMAIN PARTICIPANTS:  [...***...]


                                     Page 3
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

          CORE TEAM COORDINATOR:  [...***...]


                                     Page 4
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

GOVERNANCE DOMAIN DEFINITION

Te Governance Architecture details the overall governance process for PacifiCare's Enterprise Architecture (EA), including the various oversight committees and their roles/responsibilities. Governance is the framework for defining who is responsible for what and how decisions are made related to the evolution of PacifiCare's Enterprise-Wide Technical Architecture (EWTA). It is also the mechanism for ensuring compliance with the principles set forth in the conceptual architecture and various domain architectures.

The terms EWTA and EA are utilized extensively throughout this document. EWTA refers to the principles, standards and technology elements that make up PacifiCare's architecture, i.e., "the What". EA refers to the governance of the processes, touchpoints, and organizations that determine how the architecture operates at PacifiCare, i.e., "the Who, What, Where and When."

GOVERNANCE DOMAIN VISION

PacifiCare facilitates the evolution of its technology infrastructure via proactive and unified governance of the EWTA by all stakeholders. The conceptual and domain design principles, which make up the EWTA, are the primary criteria for decisions related to evolution of the EWTA and will be employed by all stakeholders.

GOVERNANCE DOMAIN EXECUTIVE SUMMARY

EA Governance consists of four key elements: the EWTA, governance principles, organizations and processes that must be established and maintained to insure effective and sustainable governance and evolution of the ETWA. The following describes each of these key EA Governance elements:

      - EWTA - Consists of the Common Requirements Vision (CRV), Conceptual Architecture principles (CA), Domain Architecture design principles, standards, products, design patterns and technology roadmaps that guide PacifiCare's IT investments. [...***...]


                                     Page 5
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

[...***...]

      - GOVERNANCE PRINCIPLES - Guiding principles for governance of the evolution of PacifiCare's EA. The principles provide a context for consistent architecture and program management decision-making.

      - ORGANIZATION - The organizations that make up PacifiCare's EA function, their roles and responsibilities and the services they provide.

      - PROCESSES - The processes and workflow for the services that make up EA at PacifiCare. These include strategy, EWTA maintenance, EWTA compliance, administration, project architecture, communications, knowledge management, and training processes.

Figure 1 graphically depicts the elements EA Governance:

                            FIGURE 1. EA GOVERNANCE

                            [EA GOVERNMENT TRIANGLE]


                                     Page 6
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

GOVERNANCE PRINCIPLES

The following governance principles will guide the establishment and evolution of PacifiCare's EA governance process:

      1.    UNIFIED. [...***...]

      2.    INCLUSIVE. [...***...]

      3.    COMPREHENSIVE. [...***...]

      4.    EVOLUTIONARY. [...***...]

      5.    COLLABORATIVE. [...***...]

      6.    ACCESSIBLE. [...***...]

      7.    EFFICIENT. [...***...]


                                     Page 7
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

GOVERNANCE ORGANIZATIONS

(ARCHITECTURE ORGANIZATIONS, ROLES AND RESPONSIBILITIES)

There are a number of entities that are critical to the management of the PacifiCare EA. In addition there is a hierarchy of architecture oversight bodies responsible for the maintenance of and compliance to the EWTA. These are depicted and described below:

[...***...]


                                     Page 8
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                     Page 9
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 10
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 11
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 12
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 13
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 14
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

GOVERNANCE PROCESSES

(ARCHITECTURE PROCESSES AND WORKFLOW)

There are eight EA core processes. [...***...]


                                    Page 15
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

MANAGEMENT PROCESSES

Management processes define, develop, evolve and manage the EA for the enterprise.

      - STRATEGY - As business direction and IT strategy of PacifiCare evolve, the IT Executive and EA Teams work to ensure that the vision and strategic intent of EA evolve to meet these changing business needs.

[...***...]


                                    Page 16
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

      - ADMINISTRATION - Administration encompasses the day-to-day EA governance activities performed by the EA Team to ensure effective operation of the EWTA at PacifiCare.

[...***...]


                                    Page 17
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 18
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

      - MAINTENANCE - The ARB governs evolution of the EWTA to ensure that it is responsive to changes in PacifiCare's business environment and the technology market. The ARB authorizes the EA Team to update the EWTA to continually align PacifiCare's technology standards and products with the goals and objectives of the business and the changing technology marketplace. Appendix 2. EWTA Domain Ratification and Maintenance Process flowcharts the EWTA Maintenance process and responsibilities.

[...***...]


                                    Page 19
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 20
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

      - COMPLIANCE - Compliance is crucial to the long-term success of the EA because it details the means by which the EWTA technology standards and products will be adhered to throughout the enterprise.

[...***...]


                                    Page 21
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 22
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

CONSULTING PROCESSES

Consulting processes support the application and utilization of the EWTA standards and EA methodology throughout the enterprise.

      - PROJECT ARCHITECTURE - The EA Team provides support to Project Architects on large Technology and Application Software projects to assist them with their architecture needs. The Project Architect position is both strategic and tactical in nature. From the strategic perspective, the Project Architect provides alignment with the EWTA and overall architectural leadership and vision for the project team. From the tactical perspective, the Project Architect must transform conceptual architectural vision into concrete deliverables used by the project, program, development, infrastructure, logistics, and business teams.

[...***...]


                                    Page 23
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

TRAINING - The EA Team establishes an architecture training framework to align training offerings with architectural principles and standards and promote overall architecture education within the IT community.

[...***...]


                                    Page 24
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

COMMUNICATION PROCESSES

Communication processes support the means for EA information dissemination and sharing throughout the enterprise and promote awareness and understanding of the EA process and guidelines.

      - KNOWLEDGE MANAGEMENT - The EA Team provides a readily accessible and useable EA knowledge base that stores, manages and makes available the EWTA principles, standards, methodologies, templates, tools and other resources that comprise the EA.

[...***...]


                                    Page 25
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 26
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

      - COMMUNICATIONS - A consistent, broadly shared and readily available view of the EA is critical to building organizational understanding and adoption of EA processes within PacifiCare. Promoting a shared understanding requires a focused and ongoing communications effort.

[...***...]


                                    Page 27
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 28
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

GAP ANALYSIS

The Gap Analysis provides a description of the gaps between current state of EA Governance and the ideal state as outlined in this document as of September of 2001.
[...***...]


                                    Page 29
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 30
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  [...***...]


                                    Page 31
                                                       PacifiCare - Confidential
                                               *CONFIDENTIAL TREATMENT REQUESTED

APPENDICES

APPENDIX 1. ROLES AND RESPONSIBILITIES FOR ENTERPRISE ARCHITECTURE PROCESSES

The enclosed spreadsheet summarizes the involvement of the Governance Organizations with each process.

APPENDIX 2. EWTA DOMAIN RATIFICATION AND MAINTENANCE PROCESS

The enclosed swimlane diagram flowcharts the workflow for this process.

APPENDIX 3. EWTA EXCEPTION MANAGEMENT AND COMPLIANCE PROCESS

The enclosed swimlane diagram flowcharts the workflow for this process.


                                    Page 32
                                                       PacifiCare - Confidential

                                   APPENDIX 1

                    ROLES AND RESPONSIBILITIES FOR ENTERPRISE
                             ARCHITECTURE PROCESSES

                                   [...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   APPENDIX 2

                            EWTA DOMAIN RATIFICATION
                             AND MAINTENANCE PROCESS

                                   [...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   APPENDIX 3

                EWTA EXCEPTION MANAGEMENT AND COMPLIANCE PROCESS

                                   [...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 SCHEDULE 3.8(b)

                                 SCHEDULE 3.8(b)

                                     REPORTS

Without limiting or altering Supplier's responsibility to provide any reports, updates, invoices or similar documentation to PacifiCare as set forth in the Agreement or any exhibit, schedule or attachment thereto, and without limiting any of Supplier's other responsibilities as set forth in the Agreement or any exhibit, schedule or attachment thereto, Supplier shall provide PacifiCare the reports set forth in this SCHEDULE 3.8(b) (the "REPORTS") in accordance with the terms of this SCHEDULE 3.8(b) and APPENDIX 1 hereto ("SCHEDULE 3.8(b)").

Supplier shall not change or discontinue producing any Report without the approval of PacifiCare.

Supplier shall work with PacifiCare to determine the best means and formats by which to provide Reports, including options such as Web access, online graphical reports, and file transfer. For any Reports not set forth herein or otherwise described in the Agreement or any exhibit, schedule or attachment thereto, PacifiCare and Supplier shall mutually determine the content, format and frequency of such Reports.

All Reports and all contents thereof shall be PacifiCare Data.

PRODUCTION REPORTS:

PRODUCTION REPORTS. [...***...]

OPERATIONAL REPORTS.

In addition to any Reports required above, Supplier shall produce operational reports for PacifiCare that describe the operations and Services performed by Supplier ("OPERATIONAL REPORTS"). The Operational Reports shall include:

1. SECURITY BREACH REPORT. As set forth in SECTION 10.4 of the Agreement, Supplier shall deliver to PacifiCare Reports of all security breaches and potential breaches discovered by or made known to Supplier. Supplier shall deliver such Reports regarding security breaches and potential breaches immediately following such breach or the discovery of such breach or potential breach by Supplier.

2. DISASTER RECOVERY TEST SUMMARY. As set forth in SECTION 16.1 of the Agreement and elsewhere, Supplier shall provide PacifiCare Reports of disaster recovery test and retest results as required pursuant to SECTION 16.1 of the Agreement and in Section III.X of Exhibit B and as otherwise conducted by Supplier, which such Reports shall be delivered promptly following any such disaster recover test or retest ("DISASTER RECOVERY TEST SUMMARY REPORTS").

3. VARIABLE FEES REPORT AND RELATED REPORTS. During the Term and Termination Assistance Period Supplier shall provide PacifiCare a monthly Variable Fees Report as set forth in SECTION 17 of the Agreement.


                                  Page 1 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

4. APPLICATIONS SOFTWARE REPORT. Supplier shall provide PacifiCare a Report for each calendar quarter during the Term and the Termination Assistance Period of all Software subject to or used in connection with the Services, including all modifications, enhancement, maintenance updates and other changes thereto (each, an "APPLICATIONS SOFTWARE REPORT").

5. SERVICE LEVEL REPORTS. Supplier shall provide PacifiCare a monthly Service Level Report as defined in SECTION I.C of SCHEDULE 8 to the Agreement ("SERVICE LEVEL REPORTS"). [...***...]

6. SERVICE LEVEL MANAGEMENT REPORTS.

      a) [...***...]

      b) [...***...]

7. PROBLEM MANAGEMENT REPORTS. Supplier shall produce a monthly Report containing number and types of problems [...***...]

8. CHANGE MANAGEMENT REPORTS. Supplier shall produce a monthly Report detailing all changes, modifications, updates, revisions and other functions relevant to Change Management Process (as defined in the Policy & Procedures Manual), [...***...]

9. BILLING RESOLUTION REPORTS. As requested by PacifiCare, Supplier shall provide to PacifiCare Reports that shall provide detailed summaries of issues with respect to billing [...***...]

10. PROJECT MANAGEMENT REPORTS. Supplier shall provide Reports regarding the status of all current and planned Projects as set forth in EXHIBIT B to the Agreement ("PROJECT STATUS REPORTS").

11. CUSTOMER SATISFACTION REPORTS. Supplier shall provide PacifiCare a monthly Report with respect to the customer satisfaction surveys, results and other related functions as set forth in SCHEDULE 8 to the Agreement ("CUSTOMER SATISFACTION REPORTS").

12. TRANSITION REPORTS.


                                   Page 2 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

(a) TRANSITION GANTT CHART UPDATE. In conjunction with the Infrastructure Supplier, on the last day of each month during the Transition Period, Supplier shall provide PacifiCare with an updated hard copy Gantt chart detailing the current status of all transition tasks ("TECHNICAL GANTT CHART UPDATE").

(b) TRANSITION STATUS REPORT. In conjunction with the Infrastructure Supplier, on the last day of each month during the Transition Period, Supplier shall provide PacifiCare with a written Report detailing Supplier's status with respect to the Transition Services and Transition Plan ("TRANSITION STATUS REPORTS"), which shall include the following:

            (i) STATUS SUMMARY - Each Transition Status Report shall include an executive-level summary of transition progress to-date, including an updated summary with respect to the Transition Plan and relevant accomplishments and failures of Supplier with respect thereto.

            (ii) CRITICAL MILESTONE STATUS - Each Transition Status Report shall include a listing of all Critical Milestones as set forth in SECTION 4.2 of the Agreement, along with: estimated time to completion of such Critical Milestones, days that each Critical Milestone is overdue, anticipated completion date for each Critical Milestone and related comments.

            (iii) CRITICAL ISSUES LIST - Each Transition Status Report shall include a listing of all unresolved issues related to the Transition Plan and Transition Services, including those for which PacifiCare has primary responsibility, including due dates, priority lists, identification of the responsible Party for tasks and projects related to the Transition Plan, potential and actual business and Transition Plan execution impact assessment.

13. CAPACITY AND PERFORMANCE REPORT. In conjunction with Infrastructure Supplier, the Supplier shall publish a capacity and performance report, [...***...]

14. AD HOC REPORTS. Supplier shall produce other reports requested by PacifiCare ("AD HOC REPORTS") as set forth in EXHIBIT B to the Agreement.

15. SECURITY REPORTS. In conjunction with the Infrastructure Supplier, the Supplier shall produce monthly reports for PacifiCare that describe various functions that impact on security ("SECURITY REPORTS"). [...***...]

            (a) [...***...]

16. AUDIT REPORTS. Supplier shall produce audit reports for PacifiCare for the auditing functions described in EXHIBIT B Statement of Work ("AUDIT REPORTS").

17. CLAIMS PROCESSING REPORTS. Supplier shall produce reports for PacifiCare relating to Claims Processing.

            (a) [...***...]

            (b) [...***...]


                                  Page 3 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

18. SUPPLIER STAFFING REPORTS. Supplier shall review the following reports with the PacifiCare Supplier Relationship Manager, or other applicable PacifiCare personnel, each month and shall work with such PacifiCare personnel, to create plans to address any problems or concerns resulting from the content of such reports.

      (a)   [...***...]

      (b)   [...***...]

      (c)   [...***...]


                                  Page 4 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

                          APPENDIX 1 TO SCHEDULE 3.8(b)

The following is a summary of the Reports described in Schedule 3.8(b), the frequency and timing of such Reports and the date Supplier shall begin to deliver such Reports to PacifiCare. Unless otherwise indicated, during the Term and Termination Assistance Period (1) any Report that is described as "Monthly" shall be due [...***...] and shall address the appropriate information for the immediately preceding month, (2) any Report that is described as "Quarterly" shall be due [...***...] and shall address the appropriate information for the immediately preceding quarter, and (3) any Report that is described as "Weekly" shall be due on the first Business Day immediately following the week for which such Report is provided.

----------------------------------------------------------------------------------------------------------------------
NO.            REPORT TITLE                      FREQUENCY AND TIMING                  COMMENCEMENT DATE FOR REPORTING
----------------------------------------------------------------------------------------------------------------------
               Production Reports                [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
                                                                                       As noted below or as otherwise
               Operational Reports               [...***...]                           agreed by the Parties
----------------------------------------------------------------------------------------------------------------------
1              Security Breach Report            [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
               Disaster Recovery Test Summary
2              Reports                           [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
               Variable Fees Report and
3              Related Reports                   [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
4              [...***...]                       [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
5              Service Level Reports             [...***...]                           As provided Schedule 8
----------------------------------------------------------------------------------------------------------------------
6              Service Level Management Reports  [...***...]                           As noted below
----------------------------------------------------------------------------------------------------------------------
6(a)           [...***...]                       [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
6(b)           [...***...]                       [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
7              Problem Management Reports        [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
8              Change Management Reports         [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------


                                   Page 5 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

----------------------------------------------------------------------------------------------------------------------
9              Billing Resolution Report         [...***...]                           Effective Date
----------------------------------------------------------------------------------------------------------------------
10             Project Management Reports        [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
               Customer Satisfaction and
11             Initiative Reports                [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
12             Transition Reports
----------------------------------------------------------------------------------------------------------------------
12(a)          Technical Gantt Chart Update      [...***...]                           Effective Date
----------------------------------------------------------------------------------------------------------------------
12(b)          Transition Status Report          [...***...]                           Effective Date
----------------------------------------------------------------------------------------------------------------------
13             Capacity and Performance Report   [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
14             Ad Hoc Reports                    [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
15             Security Reports                  [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
16             Audit Reports                     [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
17             Claims Processing Reports
----------------------------------------------------------------------------------------------------------------------
17(a)          Daily Processing Times            [...***...]                           Cutover Date
----------------------------------------------------------------------------------------------------------------------
17(b)          Claims Processing Threshold       [...***...]                           Cutover Date
               Limit
----------------------------------------------------------------------------------------------------------------------


                                   Page 6 of 6
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 4.1

                         PACIFICARE TRANSITION SCHEDULE

                                   [...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                                                         PACIFICARE
                                                                 DRAFT TRANSITION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
 ID   WBS          Task Name                                    Owner    Assisting     Duration     Start       Finish  Predecessors
------------------------------------------------------------------------------------------------------------------------------------
 1    1            PacifiCare Integrated Transition Schedule  IBM/Keane    PHS          [...***...] [...***...] [...***...]
------------------------------------------------------------------------------------------------------------------------------------
      [...***...]  [...***...]                                 [...***...] [...***...]  [...***...] [...***...] [...***...]
------------------------------------------------------------------------------------------------------------------------------------

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 4.2

                         CRITICAL TRANSITION MILESTONES

 ITEM #                    TRANSITION MILESTONE                          DUE DATE
-----------------------------------------------------------------------------------------
    1     Contract Effective Date                                        [...***...]
-----------------------------------------------------------------------------------------
    2     Transition Team Key Personnel Secured                          [...***...]
-----------------------------------------------------------------------------------------
    3     Project Schedule Finalized                                     [...***...]
-----------------------------------------------------------------------------------------
    4     PacifiCare Employees Transitioned to Supplier(s)               [...***...]
-----------------------------------------------------------------------------------------
    5     SM&E CMM Processes defined                                     [...***...]
-----------------------------------------------------------------------------------------
    6     SME Transition Complete                                        [...***...]
-----------------------------------------------------------------------------------------

Keane assumes that the Contract Effective Date of [...***...] and the Cutover Date shall be [...***...]. If either the Contract Effective Date or Cutover Date changes, the remaining Item #'s shall shift the appropriate number of days.


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 SCHEDULE 6.3(a)

              FACILITIES SPACE REQUIREMENTS AND RULES & REGULATIONS

A.   INTRODUCTION

This Schedule defines the use of PacifiCare Service Locations by Supplier in order to provide Services as well as the Rules and Regulations that must be followed for use of the facilities.

B.   FACILITIES PLAN

Initial space requirements will include space that is currently being used by the "in-scope" personnel as of the Effective Date. Within [...***...] of Transition start, Steady State facilities plans and space requirements will be documented.

                                                STAFFING PLAN AND SPACE REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------
                                 Jan   Feb  Mar   Apr   May   Jun   Jul  Aug   Sep   Oct   Nov   Dec  2003  2004
                                  02    02   02    02    02    02   02    02    02    02    02    02
------------------------------------------------------------------------------------------------------------------------



Program Office     Employees

 (IBM/Keane)       Contractors

                           Total

Transition         Employees

 (IBM)             Contractors                                          [...***...]

                          Total

Transition         Employees

 (Keane)*          Contractors

                           Total

SM&E **            Employees

 (Keane)           Contractors

                           Total

Total              Employees

                   Contractors

                     Grand Total
------------------------------------------------------------------------------------------------------------------------

PROGRAM OFFICE & TRANSITION - [...***...]

** SM&E ENGAGEMENT TRANSITION [...***...]

IBM HR TRANSITION - [...***...]

SM&E HR TRANSITION - [...***...]

* IBM - [...***...]

** SM&E - [...***...]


                                                                     Page 1 of 6
PacifiCare/Keane Confidential                 *CONFIDENTIAL TREATMENT REQUESTED

C. RULES, REGULATIONS AND RESTRICTIONS AT PACIFICARE SERVICE LOCATIONS

Supplier agrees to comply with all of the rules, regulations and restrictions set forth below, and with any reasonable amendments or additions thereto as PacifiCare or its landlord may deem necessary from time to time in accordance with Section 6.4 of the Agreement.

      (1) Except in emergency situations, supplier shall refrain from contacting any landlord of PacifiCare for any reason or purpose whatsoever. Whenever any matter provided for herein requires that any such landlord be contacted for approval, consent, or otherwise, Supplier shall so advise PacifiCare and PacifiCare will contact the landlord.

      (2) Except in emergency situations, supplier shall refrain from going onto the roof of any building or building complex in which a PacifiCare Service Location is situated for any purpose without first having obtained the prior written consent of PacifiCare and its landlord.

      (3) General office hours and the business hours of operation in relation to truck dock activity shall be limited to 7:00 a.m. to 9:00 p.m. daily.

      (4) Each of the Supplier's employees and other personnel shall at all times while at any PacifiCare Service Location wear and display a standard identification badge issued to them in a manner that allows easy identification of the employee or personnel. PacifiCare may deny an employee or other Supplier personnel access to any PacifiCare Service Location if current and proper identification is not presented and worn while entering and working at any PacifiCare Service Location.

      (5) Any and all loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by PacifiCare or its landlord.

      (6) Supplier shall not, without first having obtained PacifiCare's and its landlord's prior written consent, make any structural or non-structural interior or exterior alterations, additions, improvements or utility installations (including without limitation, alterations to the plumbing, electrical and other building systems, the boring, cutting or stringing of wires, the laying of linoleum or other floor coverings, the attachment to or suspension from floors, walls or ceilings of curtains, blinds, shades, sunscreens, planters, television sets, telephones, call boxes and other office equipment,) in, on or about any PacifiCare Service Location.

      (7) Supplier shall (a) promptly pay for all costs of alterations or other work done or permitted to be done by it or caused by it to be done on or about any PacifiCare Service Location unless otherwise agreed; (b) keep each PacifiCare Service Location free and clear of any liens arising out of any such alterations or work; and (c) in the event any lien is filed against any PacifiCare Service Location in connection with any alterations or other work done, permitted or caused to be done by Supplier, Supplier shall, at its sole cost and expense, obtain a release bond in the statutorily required amount and issued by a surety approved by PacifiCare and its landlord, immediately after written request to do so from PacifiCare.

      (8) Any and all garbage, trash and refuse shall be kept in the type of container specified by PacifiCare's landlord, and shall be placed in the designated trash enclosures for collection. Supplier shall not burn any trash or garbage of any kind in or about the building or building complex housing any PacifiCare Service Location.

      (9) No satellite dish, antenna or other telecommunications equipment shall be erected in or outside of any PacifiCare Service Location, without in each instance the written consent of PacifiCare and its landlord. Any such equipment so installed without such written consent shall be subject to removal without notice at any time by PacifiCare or its landlord, at the sole cost of Supplier. In the event any such equipment, installed by or at the request of Supplier within any PacifiCare Service Location or elsewhere within the building which houses a PacifiCare Service Location causes interference with or to equipment used by PacifiCare or another tenant within said building, Supplier shall assume and pay or discharge all liability arising from or related to such interference and shall take all necessary actions to eliminate such interference.


                                                                     Page 2 of 6
PacifiCare/Keane Confidential

      (10) Supplier shall not make or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of the building housing any PacifiCare Service Location or any building complex which includes such building (collectively, the "Development") by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the PacifiCare Service Location without the prior written consent of PacifiCare and its landlord. Supplier shall conduct its business in a quiet and orderly manner so as not to create unreasonable or unrelated noise.

      (11) Supplier shall not solicit business within the Development by circulars or otherwise, or take any action which would interfere with the rights of other persons to use such facilities without the written consent of Landlord, and shall cooperate with PacifiCare and its landlord to prevent same.

      (12) Supplier shall not place or permit any obstruction in the common areas immediately adjoining any building housing a PacifiCare Service Location without the written consent of PacifiCare and its landlord. Supplier shall not display or sell merchandise, or allow carts, portable signs, signed vehicles, devices or other objects to be stored or to remain outside of any building housing a PacifiCare Service Location without the written consent of PacifiCare and its landlord.

      (13) Supplier and its employees shall be required to park their vehicles in an area designated by PacifiCare and its landlord for such parking. Supplier shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding such building in violation of any ordinances or postings of any public authorities having jurisdiction.

      (14) Supplier shall not cause or permit the existence of any obnoxious or foul odors that disturb the public or other tenants. Should such odors be evident, Supplier shall be required to take immediate steps to remedy same at Supplier's expense.

      (15) Supplier shall not obstruct the sidewalks, entrances, passages, corridors or halls, nor use same for any purpose other than ingress and egress. The halls, passages, entrances and roof are not for the use of the general public, and PacifiCare and its landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of PacifiCare or its landlord shall be prejudicial to the safety, character, reputation or interests of the Development and its tenants, provided that nothing contained herein shall be construed to prevent such access by persons with whom the Supplier normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.

      (16) PacifiCare and its landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including, but not limited to, equipment, libraries, safes, large files, and the like that are to be placed in a PacifiCare Service Location, and only those which in the opinion of PacifiCare or its landlord will not do damage to the floors, structure and/or elevators may be moved into a PacifiCare Service Location. Any damage occasioned in connection with the moving or installing of such aforementioned articles in a PacifiCare Service Location or the existence of same therein shall be paid for by Supplier.

      (17) Any telephone mainline and all cabling and gas lines shall be run only with the prior written approval of PacifiCare and its landlord, and only in accordance with detailed plans which have been submitted to and approved by PacifiCare and its landlord.

      (18) The plumbing facilities installed in any PacifiCare Service Location shall be used only for the purpose for which they were constructed. No foreign substance shall be deposited in any toilet or sink, and the cost of repair from any breakage, stoppage or damage resulting therefrom shall be borne by Supplier.

      (19) Supplier shall not overload the electrical circuit breaker panels.

      (20) When cleaning the glass windows and/or aluminum framing, Supplier must use only mild soap and water and apply with a sponge. No abrasive materials shall be used. If the window frames are aluminum, ammonia must not be used to clean the windows.


                                                                     Page 3 of 6
PacifiCare/Keane Confidential

      (21) No signs, advertisements or notices shall be exhibited, painted or affixed by Supplier to any PacifiCare Service Center so as to be seen from the outside of such location without the prior written consent of PacifiCare and its landlord. In the event Supplier violates the foregoing, PacifiCare and its landlord may remove same without any liability and may charge Supplier for the cost of such removal.

      (22) Supplier shall not mark, paint, drill into, or in any way deface any part of any PacifiCare Service Location or the rest of the Development.

      (23) The PacifiCare Service Locations shall not be used for manufacturing or for storage of merchandise except as such storage may be incidental to the use of such locations for those uses contemplated by the Agreement. Supplier shall not occupy or permit any portion of any PacifiCare Service Location to be occupied for the manufacture of any illegal substance. The PacifiCare Service Locations shall not be used for any illegal purposes.

      (24) PacifiCare and its landlord shall have the right to prohibit any advertising by Supplier which, in PacifiCare or its landlord's opinion, tends to impair the reputation of any Development, and upon written notice from PacifiCare or its landlord, Supplier shall refrain from or discontinue such advertising.

      (25) Canvassing, soliciting and peddling in any Development are prohibited and Supplier shall cooperate to prevent same.

      (26) All parking ramps and areas, pedestrian walkways, plazas and other public areas forming a part of any Development shall be under the sole and absolute control of PacifiCare's Landlord, who has the exclusive right to regulate and control these areas.

      (27) Suppler shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the PacifiCare Service Locations, nor shall Supplier sunscreen any window without the prior written consent of PacifiCare and its landlord.

      (28) Suppler shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the PacifiCare Service Locations without the written consent of PacifiCare and its landlord; provided that in the event such consent is given, Supplier shall provide PacifiCare with keys to such locks or bolts.

      (29) Supplier shall see that the windows and doors of the PacifiCare Service Locations are closed and securely locked, that all water faucets and other apparatus are entirely shut off, and that, when feasible, all lights and electrical equipment are entirely shut off before leaving, so as to prevent waste or damage.

      (30) Supplier shall exercise due care to protect the PacifiCare Service Locations from theft, robbery or pilferage.

      (31) Supplier shall not place any live load exceeding fifty (50) pounds per square foot on the floor of any PacifiCare Service Location.

      (32) No animals (except for service animals for persons with disabilities) or birds may be brought or kept in or about any PacifiCare Service Location or any building housing a PacifiCare Service Location.

      (33) Supplier shall not use or keep in any PacifiCare Service Location or any building housing a PacifiCare Service Location any kerosene, gasoline or other flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by PacifiCare or its landlord, except in such quantities and in such containers as are commonly found in offices and are in compliance with all applicable governmental laws, statutes, rules, regulations, ordinances and life, safety and fire codes.

      (34) No commercial cooking for sale to the public shall be done or permitted in any PacifiCare Service Location; nor shall any PacifiCare Service Location be used for the storage of merchandise, for washing clothes or for lodging.


                                                                     Page 4 of 6
PacifiCare/Keane Confidential

      (35) PacifiCare and its landlord shall have the right to exclude or expel from any PacifiCare Service Location and the building housing any PacifiCare Service Location any person who, in the judgment of PacifiCare or its landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules or regulations of the building housing a PacifiCare Service Location.

      (36) No vending machine or machines of a similar type shall be installed, maintained or operated at any PacifiCare Service Location without the prior written consent of PacifiCare and its landlord, provided that any such consent may be conditioned on Supplier's written undertaking and agreement to indemnify, defend and hold PacifiCare and its landlord harmless from and against any and all liability arising out of or resulting from the acts or omissions of persons supplying goods or services in connection therewith.

      (37) PacifiCare or its landlord shall have the right to control and operate the public portions of the building housing any PacifiCare Service Location, any the public facilities, and heating and air conditioning, as well as any facilities furnished for the common use of all tenants, in such manner as it deems best for the benefit of such tenants.

      (38) All entrance doors in a PacifiCare Service Location shall be left locked when such PacifiCare Service Location is not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress thereto and therefrom.

      (39) Supplier shall, upon termination of its possession of any PacifiCare Service Location, surrender all keys thereto to PacifiCare and shall make known to PacifiCare the combination of all combination locks and safes, cabinets and vaults in such PacifiCare Service Location.

      (40) Supplier shall not employ any person for the purpose of cleaning or taking care of such location without the written consent of PacifiCare and its landlord. The janitor of the building housing the PacifiCare Service Location may at all times keep a pass key, and such janitor or other agents of PacifiCare and its landlord shall at all times be allowed admittance to said location.

      (41) Bicycles and other vehicles shall not be permitted in the offices, halls, corridors and elevators in the building housing any PacifiCare Service Location, nor shall any obstruction of sidewalks or entrances of such building by such vehicles be permitted.

      (42) All right, title and interest in and to any alternations made by Supplier to any PacifiCare Service Location shall belong to PacifiCare or its landlord, free and clear of any claim or interest of Supplier.

      (43) Supplier shall not continue to occupy or conduct business in any PacifiCare Service Location beyond the expiration or termination of the lease under which PacifiCare holds such PacifiCare Service Location.

      (44) Supplier shall not use any PacifiCare Service Location for any purpose or activity which has not been specifically provided for or authorized under the Agreement or these Rules and Regulations.

      (45) Supplier shall not cause or permit any hazardous materials to be brought upon, kept or used in or about any PacifiCare Service Location.

      (46) To prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organisms (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee or other occupant of the Building or their invitees, Supplier shall, at Supplier's sole cost and expense, at all times (i) operate the Premises in a manner consistent with preventing or minimizing the generation, growth, circulation, release or deposit of any Contaminants, and
(ii) maintain, operate and repair each PacifiCare Service Location in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and
(iii) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.

         (47) Supplier shall permit PacifiCare or its landlord to enter any PacifiCare Service Location at reasonable times upon prior notice (except that in the case of emergencies no prior notice shall be required) to examine such location, and to show the same to prospective purchasers, lenders or tenants, to make such

                                                                     Page 5 of 6
PacifiCare/Keane Confidential
repairs, alterations, additions or improvements as may be required in connection with the development or maintenance of said location, without the same constituting an eviction of Supplier or a trespass.


PacifiCare/Keane Confidential

                                  SCHEDULE 7.1

                              Assigned Agreements

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 7.2

                               Managed Agreements

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL

                     PACIFICARE AND KEANE SERVICES AGREEMENT

================================================================================
                             SERVICE LEVEL SCHEDULE
================================================================================

                                   SCHEDULE 8

                              [LOGO] PACIFICARE(R)
                                  Information Services


Confidential                         Page 1

                                TABLE OF CONTENTS
I.    GENERAL PROVISIONS:...................................................   4

   A.    GENERAL:...........................................................   4

   B.    ATTACHMENTS:.......................................................   5

   C.    REPORTING:.........................................................   5

   D.    DEFINITIONS:.......................................................   6

   E.    NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS:....   8

   F.    SERVICE LEVEL CREDITS:.............................................   8

   G.    EARN BACK:.........................................................  10

   H.    ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES:.................  11

   I.    ADDITIONS AND DELETIONS OF SERVICE LEVELS:.........................  11

   J.    MODIFICATIONS OF SERVICE LEVEL CREDIT ALLOCATION PERCENTAGES
          FOR CRITICAL SERVICE LEVELS:......................................  13

   K.    CRITICAL DELIVERABLES:.............................................  14

   L.    COMMENCEMENT OF OBLIGATIONS:.......................................  14

   M.    COOPERATION:.......................................................  14

   N.    [   ***   ] - CRITICAL SERVICE LEVELS:.............................  15

   O.    ROOT-CAUSE ANALYSIS:...............................................  15

   P.    MEASURING & MONITORING TOOLS:......................................  16

   Q.    EXCEPTIONS:........................................................  16

   R.    EXCEPTIONS - MISSING SOURCE CODE...................................  17

   S.    EXCLUSIONS:........................................................  18

   T.    BALANCED SCORECARD:................................................  18

   U.    VOLUME MEASUREMENT.................................................  18

II.   CRITICAL SERVICE LEVELS:..............................................  19

   A.    PERFORMANCE CATEGORY -CRITICAL APPLICATION AVAILABILITY:...........  19

   B.    PERFORMANCE CATEGORY- APPLICATION AVAILABILITY:....................  19

   C.    PERFORMANCE CATEGORY - CRITICAL APPLICATION RESPONSE TIME:.........  19

   D.    PERFORMANCE CATEGORY - APPLICATION RESPONSE TIME:..................  19

   E.    PERFORMANCE CATEGORY - CRITICAL PROCESSES:.........................  19

   F.    PERFORMANCE CATEGORY - PROJECTS:...................................  20

   G.    OTHER APPLICATION SERVICE LEVELS:..................................  21


                                  Page 2 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

III.  CRITICAL DELIVERABLES:................................................  22

   A.    POLICY AND PROCEDURE MANUAL DRAFT:.................................  22

   B.    REPORT FORMAT DRAFT:...............................................  22

   C.    ANNUAL PLAN:.......................................................  22

   D.    PACIFICARE IS CUSTOMER SATISFACTION SURVEY DRAFT QUESTIONS:........  22

   E.    PACIFICARE IS CUSTOMER SATISFACTION SURVEY KEY MEASUREMENTS PLAN:..  22

   F.    ACHIEVEMENT OF CMM LEVEL 3 FOR SUPPLIER SOFTWARE DEVELOPMENT
          ORGANIZATIONS:....................................................  23

IV.   KEY MEASUREMENTS:.....................................................  24

   A.    PERFORMANCE CATEGORY- APPLICATION AVAILABILITY:....................  24

   B.    PERFORMANCE CATEGORY APPLICATION RESPONSE TIME:....................  24

   C.    PERFORMANCE CATEGORY  - APPLICATION PERFORMANCE DEGRADATION:.......  24

   D.    PERFORMANCE CATEGORY CRITICAL PROCESSES:...........................  24

   E.    OTHER APPLICATION SERVICE LEVELS:..................................  25

   F.    PERFORMANCE CATEGORY - PROBLEM RESPONSE AND RESOLUTION:............  25

   G.    PERFORMANCE CATEGORY - APPLICATION MANAGEMENT:.....................  27

   H.    PERFORMANCE CATEGORY - APPLICATIONS PERFORMANCE:...................  28

   I.    PERFORMANCE CATEGORY - DISASTER RECOVERY:..........................  29

V.    DEFINITION OF TERMS USED IN SERVICE LEVELS............................  31


                                  Page 3 of 36              [LOGO] PACIFICARE(R)

                             SERVICE LEVEL SCHEDULE

I.    GENERAL PROVISIONS:

A.    GENERAL:

      This Service Level Schedule, including any attachments hereto, (this "SCHEDULE") is a schedule to that certain Information Technology Services Agreement entered into and made to be effective as of January 12, 2002 by and between PacifiCare and Supplier (the "AGREEMENT").

      In the event of any conflict, ambiguity or inconsistency between this Schedule and the provisions in the body of the Agreement, the provisions in the body of the Agreement shall prevail.

      This Schedule sets forth certain quantitative Critical Service Levels, Key Measurements and Critical Deliverables against which Supplier's performance shall be measured and does not replace any requirements or obligations of Supplier to provide the Services or any subset thereof. Supplier shall perform the Services at or above the levels of performance indicated in this Schedule. Critical Service Levels are identified in
      Section II below. Critical Deliverables are identified in Section III below. Key Measurements are described in Section IV below.

      As of the Cutover Date, Supplier shall perform the Services consistent with the documented levels of performance, measured for [...***...] consecutive full months that have been achieved by PacifiCare immediately prior to the Cutover Date. In the event that PacifiCare does not have documented levels of performance, Supplier shall perform the measurements in accordance with Section I.I.1. During such measurement period, Service Level Credits shall not apply.

      In the case of Services that do not have corresponding Service Levels specified in this Schedule as of the Cutover Date, Supplier shall provide such Services to PacifiCare Entities at least at the same level of performance (including the degree of accuracy, quality, completeness, responsiveness, etc.) as such Service was provided by or for PacifiCare prior to the Cutover Date or at the appropriate Service Level as shall be determined in accordance with the process set forth herein.

      New Performance Categories, Critical Service Levels and Key Measurements may be added or substituted by PacifiCare as specified in this Schedule during the Term and while Supplier retains responsibility for maintaining the PacifiCare Software during the Termination Assistance Period in order to achieve a fair, accurate and consistent measurement of Supplier's performance of the Services. For example, such additions or substitutions may occur in conjunction with changes to the environment and the introduction of New Equipment or means of service delivery; the Parties agree that in the event such New Equipment or such means of service delivery is a replacement or upgrade of existing technology, there shall be a presumption of equivalent or improved performance.


                                  Page 4 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

B.    ATTACHMENTS:

      The following Service Level Attachments are attached hereto and are hereby incorporated by reference:

            SLA-1       Service Level Matrix

            SLA-2       Service Level Outcome Examples

            SLA-3       Balanced Scorecard

            SLA-4 Pre-approved Measuring Tools and Methodologies for Critical Service Level Measurements

            SLA-5       Application Summaries

C.    REPORTING:

      Unless otherwise specified in this Service Level Schedule, Supplier shall measure and report Supplier's performance with respect to each Critical Service Level and Key Measurement on a monthly basis. On or before the fifteenth (15th) of each month of the Term and the Termination Assistance Period, Supplier shall provide to PacifiCare a Service Level Report of Supplier's performance with respect to the applicable Service Levels for the preceding month, including Supplier's actual performance, any Service Level Defaults that occurred and Service Level Credits that accrued during the month. Supplier shall provide the Service Level Reports in hard copy and soft-copy formats; formats can include Microsoft Office Word, Excel and any other format as reasonably requested by PacifiCare. Supplier shall include in the Service Level Reports sufficient details of Supplier's performance of the Services to allow verification of Supplier's performance and compliance with the Critical Service Levels, Key Measurements and Critical Deliverables, which such information shall be in machine-readable form, as specified by PacifiCare, suitable for use on a personal computer. All information supplied as part of and in connection with the Service Level Reports shall be Confidential Information of PacifiCare. Each Service Level Report shall include total invoice costs (including Base Fees and Variable Fees), for the month to which the Service Level Report applies, which may be in summary form. For example, the Service Level Report for Supplier's performance in August shall include a summary of the invoice for the Base Fees and Variable Fees applicable to August. Each Service Level Report shall contain a summary page that indicates the total amount of Service Level Credits incurred during the previous month and a running total of all Service Level Credits and Deliverable Credits accrued or incurred during the then-current Contract Year.


                                  Page 5 of 36              [LOGO] PACIFICARE(R)

D.    DEFINITIONS:

      Terms used herein with initial capital letters shall have the respective meanings set forth in the Agreement, or, for those terms that are not defined in the Agreement, the meanings set forth in this Schedule in
      Section V and as follows:

            a. ALLOCATION OF POOL PERCENTAGE shall have the meaning set forth in Section I.F.1 of this Service Level Schedule. The total of all Allocation of Pool Percentages shall not exceed the Pool Percentage Available for Allocation.

            b. APPLICATION means PacifiCare Software, Supplier Software or any particular Component thereof, as applicable.

            c. AT RISK AMOUNT shall mean, for any month during the Term and Termination Assistance Period, [...***...] percENT ([...***...]%) of the monthly Fees, which is the amount that Supplier shall have at risk for Service LeVEL Credits as set forth in Service Level Attachment SLA-1.

            d.    CONTRACT YEAR is defined in the Agreement.

            e. CRITICAL DELIVERABLES shall mean those deliverables performed on a one-time basis, for which a Deliverable Credit is payable in accordance with Section I.K of this Service Level Schedule and described in Section III of the Service Level Schedule if Supplier fails to deliver such deliverables. Critical Deliverables are identified in Service Level Attachment SLA-1. Critical Deliverables are not Critical Service Levels.

            f. CRITICAL SERVICE LEVELS shall mean those Service Levels established under this Service Level Schedule for which a Service Level Credit may accrue as set forth in Section I.F, subject to earn back provisions of Section I.G. Critical Service Levels are identified in Service Level Attachment SLA-1 and are described in Section II of this Service Level Schedule. Each Critical Service Level has an Expected Service Level and a Minimum Service Level associated with it unless otherwise specified.

            g.    DELIVERABLE CREDITS shall have the meaning set forth in
                  Section I.K of this Service Level Schedule.

            h. EXPECTED SERVICE LEVEL shall mean the desired level of performance for a Critical Service Level or a Key Measurement, as set forth in Service Level Attachment SLA-1.

            i. EXPECTED SERVICE LEVEL DEFAULT shall mean Supplier's level of performance for a particular Critical Service Level fails to meet the applicable Expected Service Level (but does not fail to meet the applicable Minimum Service


                                  Page 6 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

                  Level) as specified in this Service Level Schedule, and has failed to meet such Expected Service Level [...***...]

            j. KEY MEASUREMENTS shall mean those Service Levels for which no Service Level Credit is payable, but which are meaningful to PacifiCare Entities' business operations, and are described in
                  Section IV of this Service Level Schedule. Each Key Measurement has an Expected Service Level and a Minimum Service Level associated with it unless otherwise specified. It is the intent of the Parties that all Key Measurements shall be quantifiable, measurable and objective.

            k. MEASUREMENT WINDOW shall mean the time during which performance of a Service Level, Application, or other element of the Services shall be measured, which such time shall exclude approved Scheduled Downtime.

            l. MINIMUM SERVICE LEVEL shall mean the minimum level of performance set forth in Service Level Attachment SLA-1 with respect to each Critical Service Level or Key Measurement.

            m. MINIMUM SERVICE LEVEL DEFAULT shall mean Supplier's level of performance for a particular Critical Service Level fails to meet the applicable Minimum Service Level at any time.

            n. MONTHLY FEES shall mean the Base Fees and Variable Fees for a calendar month.

            o. OTHER SUPPLIER(S) shall mean all third parties, excluding Supplier, contracted by PacifiCare.

            p. PERFORMANCE CATEGORY shall mean a grouping of Critical Service Levels as set forth on Service Level Attachment SLA-1. Critical Deliverables do not constitute a Performance Category.

            q. POOL PERCENTAGE AVAILABLE FOR ALLOCATION shall mean [...***...] percent ([...***...]%) of the At Risk Amount.

            r.    SERVICE LEVEL CREDIT shall have the meaning set forth in
                  Section I.F.1 of this Schedule.

            s. SERVICE LEVEL CREDIT ALLOCATION PERCENTAGE shall have the meaning set forth in Section I.F.1 of this Service Level Schedule. The sum of the Service Level Credits Allocation Percentages shall not exceed [...***...] for each Performance Category.

            t. SERVICE LEVEL DEFAULT shall mean a Minimum Service Level Default or an Expected Service Level Default.


                                  Page 7 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

            u. SERVICE LEVEL REPORT shall mean the monthly report of Supplier's performance with respect to the Service Levels set forth in this Service Level Schedule and any Service Level Defaults and Service Level Credits attributable to Supplier's performance during the preceding month, as set forth in
                  Section I.C. of this Service Level Schedule.

            v. SIX-MONTH MEASUREMENT PERIOD shall mean, if Section I.I.1 of this Schedule is used to establish the Expected Service Level and Minimum Service Level commitments, the six (6) consecutive months of measurements immediately preceding the month in which PacifiCare provided notice to Supplier.

            w. UNRELIEVED SERVICE LEVEL CREDITS shall have the meaning set forth in Section I.G.4 of this Service Level Schedule.

            x.    YEARLY PERFORMANCE AVERAGE shall have the meaning set forth in
                  Section I.G.1.b of this Service Level Schedule.

E.    NOTICE REQUIREMENTS FOR ADDITIONS, DELETIONS AND MODIFICATIONS:

      PacifiCare shall send notice to Supplier at least [...***...] prior to the date that additions or deletions to Performance Categories, or additions or deletions to Service Levels (which include Critical Service Levels and Key Measurements), or modifications to Service Level Credit Allocation Percentages for any Critical Service Levels are to be effective, provided that PacifiCare may send only [...***...] such notice (which notice may contain multiple changes) each calendar quarter.

F.    SERVICE LEVEL CREDITS:

      In the event of a Service Level Default, Supplier shall provide PacifiCare credits as calculated below.

            1. Service Level Attachment SLA-1 sets forth the information required to calculate the credits that shall accrue to PacifiCare (and that Supplier shall credit to PacifiCare as set forth in Section I.G.4) in the event of a Service Level Default ("SERVICE LEVEL CREDIT"). For each Service Level Default, subject to Section I.G below, a Service Level Credit that shall accrue to PacifiCare and shall be computed in accordance with the following formula:

                  Service Level Credit = A x B x C

                  Where:

                  A = The Allocation of the Pool Percentage specified for the Performance Category in which the Service Level Default occurred as shown in Service Level Attachment SLA-1 (the "ALLOCATION OF POOL PERCENTAGE").


                                  Page 8 of 36              [LOGO] PACIFICARE(R)

                                              * CONFIDENTIAL TREATMENT REQUESTED

                  B = The percentage of the Allocation of Pool Percentage allocated to the Critical Service Level in which the Service Level Default occurred as shown in Service Level Attachment SLA-1 (the "SERVICE LEVEL CREDIT ALLOCATION PERCENTAGE")

                  C = At Risk Amount

                  For example, assume that Supplier fails to meet the Minimum Service Level for a Critical Service Level, and that the Supplier's total Monthly Fees for the month in which the Service Level Default occurred were [...***...].

                  Additionally, assume that the Allocation of Pool Percentage for the Performance Category of such Critical Service Level is [...***...]% and that its Service Level Credit Allocation Percentage is [...***...]%. The Service Level Credit due to PacifiCare for such Service Level Default would be computed as follows:

                  A = [...***...]% (the Allocation of Pool Percentage),

                  Multiplied by

                  B = [...***...]% (the Service Level Credit Allocation Percentage),

                  Multiplied by

                  C = [...***...] percent [...***...]%) of [...***...],
                  Supplier's Fees for the month during which the Service LeveL Default occurred).

                  [...***...] (the amount of the Service Level CredIT)

            2. If [...***...] Or more than [...***...] Service Level Default has occurred in a single month where the Supplier Has failed to meet more than [...***...] Minimum Service Level, the sum of the corresponding Service Level Credit(S) shall accrue to PacifiCare. For clarity, a single Service Level Default shall not be double-counted as both a Minimum Service Level failure and an Expected Service Level failure.

            3. In no event shall the amount of Service Level Credits that accrue to PacifiCare with respect to all Service Level Defaults occurring in a single month exceed, in total, the At Risk Amount.

            4. Supplier shall notify PacifiCare if PacifiCare accrues a Service Level Credit, which notice shall be included in the Service Level Reports described in Section I.C. The Service Level Reports shall also describe any failure to meet Key Measurements for the month.


                                  Page 9 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

G.    EARN BACK:

      Supplier shall have earn back opportunities with respect to Service Level Credits as follows:

            1. Within [...***...] after the last day of each Contract Year, Supplier shall provide a report to PacifiCare that shall include, with respect to each Critical Service Level for which there was a Service Level Default during the preceding Contract Year, the following:

                  a. Statistics on Supplier's monthly performance during the preceding Contract Year;

                  b. The average of Supplier's monthly performances in that Critical Service Level during the preceding Contract Year ("YEARLY PERFORMANCE AVERAGE"); and

                  c. The total amount of Service Level Credits accrued to PacifiCare for Service Level Defaults.

            2. If during the preceding Contract Year Supplier achieved a Yearly Performance Average in a Critical Service Level that was greater than or equal to the Expected Service Level in effect for such Critical Service Level during the preceding year, then Supplier shall be relieved from paying any Service Level Credits that accrued during the preceding Contract Year for such Critical Service Level.

            3. If during the preceding Contract Year PacifiCare deletes a Critical Service Level, then Supplier shall be relieved from paying Service Level Credits assessed during the preceding Contract Year for Service Level Defaults in that Critical Service Level only for the portion of the Contract Year during which the deletion was effective.

            4. Supplier shall pay to PacifiCare the amounts of any Service Level Credits accrued to PacifiCare for which Supplier is not relieved pursuant to Section I.G.2 or I.G.3 above for each Contract Year ("Unrelieved Service Level Credits") as a credit to PacifiCare on the monthly invoice reflecting charges to PacifiCare for the first month of the Contract Year immediately following the Contract Year in which such Service Level Credits accrued. In the case where there shall be no further invoices, Supplier shall pay the accrued amount of the Unrelieved Service Level Credits to PacifiCare within [...***...] days after the end of the last month of the Term.

            5. If the Agreement is terminated prior to the end of the Initial Term, any Extension Period or any Renewal Term, the foregoing process shall be undertaken with respect to the portion of the Contract Year during which the Agreement was in effect.


                                 Page 10 of 36              [LOGO] PACIFICARE(R)

H.    ADDITIONS AND DELETIONS OF PERFORMANCE CATEGORIES:

      PacifiCare may add or delete Performance Categories by sending notice as described in Section I.E above. In no event may: (1) the sum of the Allocations of Pool Percentage for all the Performance Categories exceed the Pool Percentage Available for Allocation, or (2) the sum of the Service Level Credit Allocation Percentages for all Critical Service Levels within a Performance Category exceed [...***...].

I.    ADDITIONS AND DELETIONS OF SERVICE LEVELS:

      PacifiCare may add or delete Service Levels pursuant to the following provisions. PacifiCare may require the addition of Services Levels, including Service Levels required to address Supplier's performance with respect to New Services, Services for which a Service Level does not exist but for which PacifiCare requires a Service Level and for any changes in Supplier's performance that can reasonably be expected due to the addition or utilization of new, updated, upgraded or modified Equipment, Systems, Applications or other technology.

      1.    ADDITIONS:

            PacifiCare may add Service Levels in accordance with this Section I.I.1 and by providing notice in accordance with Section I.E. Expected Service Levels and Minimum Service Level commitments associated with added Service Levels shall be computed as follows:

            a. Where measurements exist for at least [...***...] for a particular Service that is being provided by Supplier, the Parties agree that the Expected Service Level shall be defined as the average performance indicated by such measurements for the [...***...] Measurement Period and that the Minimum Service Level shall be defined as the lowest(1) months measurement achieved during the [...***...] Measurement Period, or

            b. Where less than [...***...] consecutive [...***...] of measurements (or no measurements) exist for a particular Service that is being provided by Supplier, the Parties shall attempt in good faith to agree on an Expected

----------
[...***...]

                                 Page 11 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

                  Service Level and a Minimum Service Level commitment using industry standard measures or third party advisory services [...***...], or

            c. Where less than [...***...] consecutive [...***...] of measurements (or no measurements) exist for a particular Service that is being provided by Supplier, and the Parties fail to agree on an Expected Service Level and a Minimum Service Level commitment using Section I.I.1.b above, the Parties shall do the following:

                  1) Supplier shall begin providing monthly measurements within [...***...]

                  2) After [...***...] or more measurements have been taken (or should have been taken per Section I.I.1.c(1) above and if not so measured; constructed as described in
                        Section I.I.1.c(2)(a) below), PacifiCare may at any time in writing request that Section I.I.1.a above be used to establish the Expected Service Level and Minimum Service Level commitments.

                        (a) If Supplier is responsible for measuring actual service levels for [...***...] and fails to provide one (1) or more measurements during the [...***...] Measurement Period such that [...***...] consecutive measurements are not available, the missing measurement(s) shall be constructed according to the following; [...***...]


                                 Page 12 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

                        (b)    [...***...]

                  2.    DELETIONS:

                  PacifiCare may delete Service Levels by sending notice to Supplier in accordance with Section I.E.

                  3. IMPACT OF ADDITIONS AND DELETIONS OF CRITICAL SERVICE LEVELS ON SERVICE LEVEL CREDIT ALLOCATION PERCENTAGES:

                  When adding or deleting a Critical Service Level, PacifiCare shall modify the Service Level Credit Allocation Percentages for the Critical Service Levels within the Performance Category such that the total Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category equals [...***...]. If PacifiCare adds a Critical Service Level in accordance with Section I.I.1 above, but does not modify the Service Level Credit Allocation Percentages for the Critical Service Levels within the applicable Performance Category under this Section I.I.3, then, until such time as PacifiCare so modifies such Service Level Credit Allocation Percentages, the Service Level Credit Allocation Percentage for such added Critical Service Level shall be zero (0).

J. MODIFICATIONS OF SERVICE LEVEL CREDIT ALLOCATION PERCENTAGES FOR CRITICAL SERVICE LEVELS:

      PacifiCare may modify the Service Level Credit Allocation Percentages for any Critical Service Levels within the Performance Category by sending notice in accordance with Section I.E. PacifiCare shall modify the Service Level Credit Allocation Percentages for


                                 Page 13 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      [...***...] or more of the Critical Service Levels within the Performance Category such that the sum of the Service Level Credit Allocation Percentages for all Critical Service Levels within the Performance Category equals [...***...].

K.    CRITICAL DELIVERABLES:

      Service Level Attachment SLA-1 sets forth the credits that shall be payable by Supplier to PacifiCare in the event Supplier fails to deliver any of the Critical Deliverable by the time specified for the delivery of such Critical Deliverable in Service Level Attachment SLA-1 ("DELIVERABLE CREDITS"). [...***...] The total amount of Deliverable Credits that Supplier incurs each month shall be reflected on the first monthly invoice after the month during which the Deliverable Credits accrued (e.g., the amount of Deliverable Credits payable for failure to deliver any Critical Deliverable(s) in August shall be credited against the September invoice for Base Fees). Unlike Service Level Credits, Deliverable Credits shall be shown in each monthly invoice as an actual credit to the charges [...***...]

L.    COMMENCEMENT OF OBLIGATIONS:

      Except as provided in the Agreement, the obligations set forth in this Service Level Schedule shall commence on the Cutover Date or as otherwise specified in Service Level Attachment SLA-1 referencing the column "cutover + mos**". The number used in the column "cutover +mos**" are in the format X where "X" represents the number of months after Cutover Date that the Supplier shall be responsible to provide measurement data in support of the Critical Service Level and Supplier shall be responsible for Service Level Credits for any failures to attain the Critical Service Level. In the event any Service Levels are added pursuant to Section I.I.1 above, Supplier's obligations shall commence at the time that the Expected Service Level or Minimum Service Level, as applicable, has been defined for the added Service Level.

M.    COOPERATION:

      Without limiting or altering any of Supplier's obligations as set forth in
      Section 13.2 of the Agreement, Supplier shall provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide high quality Services to PacifiCare, regardless of whether the reason for such Service Level Defaults, or failure to provide high quality outsourcing Services to PacifiCare, was caused by Supplier or Other Suppliers.


                                 Page 14 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

N.    [...***...] - CRITICAL SERVICE LEVELS:

      The Parties agree to the concept of [...***...] Critical Service Levels shall be [...***...] at the end of each [...***...] month period following the commencement of obligations dates specific to each Critical Service Level as described in Section I.L and below:

      1.    [...***...]

      2.    [...***...]

      3.    [...***...]

      4.    [...***...]

      5. In no event shall any adjustment of any Critical Service Level result in any Expected Service Level or Minimum Service Level being reset below the level of the applicable Expected Service Level or Minimum Service Level prior to the adjustment.

O.    ROOT-CAUSE ANALYSIS:

      If a problem is defined as Severity Level 0 or 1 for any Service Level, then Supplier shall perform root-cause analysis for such failure as described in Section 8.4 of the Agreement.

      Without limiting or altering any of the Supplier's obligations pursuant to
      Section 8 of the Agreement, Supplier's root-cause analysis for each Service Level Default shall determine a single root-cause for each such Service Level Default. If a single root-cause incident results in more than [...***...] Service Level Default, then PacifiCare shall select [...***...] Service Level Default for which PacifiCare shall be entitled to receive a Service Level Credit. PacifiCare shall not be entitled to a Service Level Credit for each such Service


                                 Page 15 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      Level Default attributable to each root-cause incident. [...***...]

      With regards to root cause analysis and Service Level Defaults, the term NICE refers to a group of Applications consisting of NICE Claims, NICE Membership - Commercial, NICE Membership - Secure and NICE Provider Contracts.

      PacifiCare reserves the right to add, delete or change the Applications within each grouping providing that the Application being substituted is part of the existing suite and currently exists in Key Measurements.

P.    MEASURING & MONITORING TOOLS:

      As of the Cutover Date, the measuring tools and methodologies set forth in Service Level Attachment SLA-4 to this Service Level Agreement represent acceptable tools and methodologies for measuring the Critical Service Levels. If there are any Critical Service Levels for which the measuring tools and methodologies have not been agreed upon by PacifiCare and Supplier and included in Attachment SLA-4 and Supplier fails to propose a measuring tool or methodology for such Critical Service Level that is acceptable to PacifiCare prior to the date upon which Supplier shall be responsible for measuring such Service Level performance and Service Level Credits due for applicable Service Level Defaults, then such failure to provide an acceptable measuring tool and methodology shall be deemed a Minimum Service Level Default for the applicable Critical Service Level until Supplier proposes and implements an acceptable measuring tool.

      Tools for new Critical Service Levels shall be implemented according to the Change Management Procedures. If after the Cutover Date or the implementation of measuring tools methodologies for new Critical Service Levels Supplier desires to use different measuring and tools or methodologies for a Critical Service Level, then Supplier shall provide notice to PacifiCare, in which event the Parties shall reasonably adjust the measurements as necessary to account for any increased or decreased sensitivity in such new tools or methodologies. If the Parties cannot agree on the required adjustment, Supplier shall continue to use the measuring tools and methodologies that had been initially agreed to by the Parties.

Q.    EXCEPTIONS:

      Supplier shall not be responsible for a failure to meet any Service Level solely to the extent that such failure is directly attributable to any of the following:


                                 Page 16 of 36              [LOGO] PACIFICARE(R)

                                               *CONFIDENTIAL TREATMENT REQUESTED

      1. PacifiCare's breach of this Agreement, or the failure of a PacifiCare Agent to perform according to the terms of such PacifiCare Agent's agreement with PacifiCare, or the acts of PacifiCare or of a PacifiCare Agent that directly cause Supplier's failure to perform, provided that, in each case, Supplier used all reasonable efforts to meet the Service Levels as specified.

      2. Service or resource reductions requested or approved by PacifiCare and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified PacifiCare in writing prior to the execution of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

R.    EXCEPTIONS - MISSING SOURCE CODE

      1.    [...***...]

      2.    [...***...]


                                 Page 17 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

S.    EXCLUSIONS:

      [...***...]

T.    BALANCED SCORECARD:

      [...***...]

U.    VOLUME MEASUREMENT

      [...***...]


                                 Page 18 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

II.   CRITICAL SERVICE LEVELS:

This section sets forth descriptions of the Critical Service Levels. The Minimum Service Levels and the Expected Service Levels associated with the following Critical Service Levels are set forth in Service Level Attachment SLA-1.

A.    PERFORMANCE CATEGORY -CRITICAL APPLICATION AVAILABILITY:

      Supplier shall measure and report the Availability of each Critical Application identified in Service Level Attachment SLA-1 ("CRITICAL APPLICATION AVAILABILITY"), which such Critical Application Availability shall constitute a Critical Service Level.

B.    PERFORMANCE CATEGORY- APPLICATION AVAILABILITY:

      Supplier shall measure and report the Availability of each Application identified in Service Level Attachment SLA-1 ("APPLICATION AVAILABILITY"), which such Application Availability shall constitute a Critical Service Level.

C.    PERFORMANCE CATEGORY - CRITICAL APPLICATION RESPONSE TIME:

      Supplier shall measure and report the Response Time of each Critical Application identified in Service Level Attachment SLA-1 ("CRITICAL APPLICATION RESPONSE TIME"), which such Critical Application Response Time shall constitute a Critical Service Level.

D.    PERFORMANCE CATEGORY - APPLICATION RESPONSE TIME:

      Supplier shall measure and report the Response Time of each Application identified in Service Level Attachment SLA-1 ("APPLICATION RESPONSE TIME"), which such Application Response Time shall constitute a Critical Service Level.

E.    PERFORMANCE CATEGORY - CRITICAL PROCESSES:

            1.    The Batch Schedule Completion On-Time Rate

                  The Batch Schedule Completion On-Time Rate calculation includes production of updated files and appropriate reports, produced in a calendar month. The list of all Critical Batch Jobs to be tracked in this performance category can be found on the SLA-1 under the title Critical Batch Jobs and shall herein be known as ("SCHEDULED BATCH JOBS").


                                 Page 19 of 36              [LOGO] PACIFICARE(R)

                  [...***...]

                  With respect to ongoing Scheduled Batch Jobs scheduling requirements, Supplier shall be responsible to make updates to the job schedules as required and review such updates with PacifiCare no less frequently than [...***...]

                  For the avoidance of doubt, if the total number of Scheduled Batch Jobs per Application scheduled in [...***...] iS less than [...***...], then:

                  The compliance calculation described in this Section shall be calculated and reported, and a failure to meet the Expected Service Level shall occur only if (a) the total number of Scheduled Batch Jobs per Application scheduled in that [...***...], minus (b) the total number of Scheduled Batch Jobs successfully completed on-time per Application, is greater than [...***...]. A failure to meet the Minimum Service Level shall occur only if (y) the total number of Scheduled Batch Jobs per Application scheduled in that [...***...], minus (z) the total number of Scheduled Batch Jobs per Application successfully completed on-time, produced in [...***...] is greater than [...***...]

F.    PERFORMANCE CATEGORY - PROJECTS:

      General. Supplier shall manage all Projects with respect to Project Deliverables so as to meet or be better than the Service Levels set forth in Service Level Attachment SLA-1.

                  1.    PERCENT OF MAJOR PROJECT SCHEDULE OVERRUNS

                  On a monthly basis, beginning one full month (1) after Cutover Date, Supplier shall provide a report for each Major Project promoted into production during the previous month that summarizes actual attainment with respect to the agreed scheduled implementation date, as modified to reflect changes agreed to in writing by PacifiCare and amended through the Change Management Procedures. With respect to Major Projects with schedules estimated prior to the Cutover Date (i.e., not by Supplier), Supplier shall review these Major Projects. [...***...]

                  Percent of Major Project Schedule Overruns shall be calculated [...***...]


                                 Page 20 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

                  [...***...]

                  2. PROJECTS DELIVERED TO BUDGET WITHOUT MORE THAN [...***...] PERCENT ([...***...]%) VARIANCE

                  Each month on a rolling, twelve-month basis, Supplier shall provide a report for each Project (Projects with detailed estimates completed prior to the Cutover Date shall be validated during transition) completed during the previous twelve-month period. The report shall detail the variance between the actual cost and the approved detailed Project estimate, including those Projects modified to reflect changes agreed to in writing by Client and amended through the Change Management Procedures. With respect to Projects with schedules estimated prior to the Cutover Date (i.e., not by Supplier), Supplier shall review these Projects. [...***...]

                  Projects Delivered to Budget shall be calculated as [...***...]

G.    OTHER APPLICATION SERVICE LEVELS:

            1.    NICE CLAIMS AVERAGE DAILY VOLUME

                  Supplier shall perform capacity planning and analysis for applications supporting NICE claims. Based on these plans and analysis, Supplier shall propose recommendations to improve the optimization or software replacement of NICE claims applications software. The implementation of any such recommendations may be treated as a Project and shall be subject to PacifiCare's prior approval and prioritization.


                                 Page 21 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

III.  CRITICAL DELIVERABLES:

If Supplier fails to deliver to PacifiCare any Critical Deliverables as described below, in format and content acceptable to PacifiCare by the date identified for such Critical Deliverable, Supplier shall provide PacifiCare, each month, a credit as set forth in Service Level Attachment SLA-1 until such Critical Deliverable is provided to PacifiCare.

A.    POLICY AND PROCEDURE MANUAL DRAFT:

      Supplier shall deliver to PacifiCare and Infrastructure Supplier the draft of the portion of the Policy and Procedures Manual that pertains to the Services and other functions and aspects of Supplier's performance, in conformance with the requirements described in Schedule 13.3 (Policy and Procedures Manual).

B.    REPORT FORMAT DRAFT:

      Supplier shall deliver to PacifiCare and Infrastructure Supplier the draft of the portion of the Policy and Procedures Manual that pertains to the Services and other functions and aspects of Supplier's performance, in conformance with the requirements described in Schedule 3.8(b) Reports.

C.    ANNUAL PLAN:

      Supplier shall deliver the first annual plan as set forth in Section 3.8(a) of the Agreement.

D.    PACIFICARE IS CUSTOMER SATISFACTION SURVEY DRAFT QUESTIONS:

      Supplier shall provide a draft of customer satisfaction survey questions with regards to the service the Supplier provides. This draft is due [...***...] following the Effective Date. PacifiCare shall review the draft and blend the questions into the annual IS Customer Satisfaction Survey conducted by an independent third party.

E.    PACIFICARE IS CUSTOMER SATISFACTION SURVEY KEY MEASUREMENTS PLAN:

      [...***...] after the results of the first annual IS Customer Satisfaction Survey are available the Supplier shall provide a Key Measurements plan to measure the applicable improvement of Supplier provided service identified in the IS Customer Satisfaction Survey as requiring improvement. Identified Key Measurements shall be approved by PacifiCare and reported on a monthly basis. Annually, these Key Measurements shall be adjusted based on the latest IS Customer Satisfaction Survey results.


                                 Page 22 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

F.    ACHIEVEMENT OF CMM LEVEL 3 FOR SUPPLIER SOFTWARE DEVELOPMENT
      ORGANIZATIONS:

      A Carnegie Melon Software Engineering Institute's Capability Maturity Model certified independent assessor shall certify that the Services have achieved ("CMM") Level 3. This Critical Deliverable is due [...***...] after the completion of the Supplier's Transition Period.


                                 Page 23 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

IV.   KEY MEASUREMENTS:

This section sets forth qualitative descriptions of the Key Measurements. The Minimum Service Level and Expected Service Level targets associated with such Key Measurements are set forth in Service Level Attachment SLA-1. The column "Track and Report by Region" on the Key Measurement tab of Service Level Attachment SLA-1 indicates the region(s) in which these Key Measurements apply. As indicated, the monthly performance reports should contain the results for these Key Measurements by region.

A.    PERFORMANCE CATEGORY- APPLICATION AVAILABILITY:

      Application Availability is the Availability tracked during Online Hours for each identified Application within the associated PacifiCare Service Location in the Key Measurement Section.

B.    PERFORMANCE CATEGORY APPLICATION RESPONSE TIME:

      Application Response Time is the response time tracked during Online Hours. It is measured using the [...***...]th percentile generated by Infrastructure Supplier's monitoring tools to collect and summarize end-to-end response time for Application during Online Hours. The targets for response time are identified in Service Level Attachment SLA-1.

C.    PERFORMANCE CATEGORY - APPLICATION PERFORMANCE DEGRADATION:

      Supplier shall track and record Application performance degradation (slow response) using information as reported by the End-Users through the Infrastructure Supplier via the Infrastructure Supplier's problem management tools ("APPLICATION PERFORMANCE DEGRADATION"). [...***...]

D.    PERFORMANCE CATEGORY CRITICAL PROCESSES:

      The Batch Schedule Completion On-Time Rate calculation includes production of updated files and appropriate reports, produced in a calendar month. The list of all Critical Batch Jobs (the Scheduled Batch Jobs) to be tracked in this performance category can be found on the SLA-1 under the title Critical Batch Jobs.


                                 Page 24 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      [...***...]

      With respect to ongoing Scheduled Batch Jobs scheduling requirements, Supplier shall be responsible to make updates to the job schedules as required and review such updates with PacifiCare no less frequently than [...***...].

      For the avoidance of doubt, if the total number of Scheduled Batch Jobs per Application scheduled in a [...***...] is less than [...***...], then:

      The compliance calculation described in this Section shall be calculated and reported, and a failure to meet the Expected Service Level shall occur only if (a) the total number of Scheduled Batch Jobs per Application scheduled in that [...***...], minus (b) the total number of Scheduled Batch Jobs successfully completed on-time per Application, is greater than [...***...]. A failure to meet the Minimum Service Level shall occur only if (y) the total number of Scheduled Batch Jobs PEr Application scheduled in that [...***...], minus (z) the total number of Scheduled Batch Jobs per Application successfully completed on-time, produced in a calendar month is greater than [...***...].

E.    OTHER APPLICATION SERVICE LEVELS:

            1.    NICE CLAIMS AVERAGE DAILY VOLUME

            [...***...]

F.    PERFORMANCE CATEGORY - PROBLEM RESPONSE AND RESOLUTION:

            [...***...]


                                 Page 25 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

            [...***...]

            2. INITIAL RESPONSE TIME FOR SEVERITY 0 OR 1 HELP DESK CALLS (REFERRED TO SUPPLIER):

                  a. INITIAL RESPONSE TIME FOR SEVERITY 0 OR 1 HELP DESK CALLS (REFERRED TO SUPPLIER) [...***...]

                  b.    [...***...]

                  [...***...]

            3. FINAL RESOLUTION OF SUPPLIER ASSIGNED CRITICAL SEVERITY HELP DESK CALLS:


                                 Page 26 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      [...***...]

G.    PERFORMANCE CATEGORY - APPLICATION MANAGEMENT:

      [...***...]


                                 Page 27 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

            [...***...]

H.    PERFORMANCE CATEGORY - APPLICATIONS PERFORMANCE:

      General. Supplier shall manage Applications performance as to meet or be better than the Service Levels set forth in Service Level Attachment SLA-1.

            [...***...]


                                 Page 28 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

            [...***...]

I.    PERFORMANCE CATEGORY - DISASTER RECOVERY:

      1.    CONDUCT SUCCESSFUL DISASTER RECOVERY TEST - APPLICATIONS AND
            DATABASES.

      In addition to the annual test of the DRP as set forth in Section 16.1 of the Agreement, Supplier may conduct tests of any Disaster Recovery Milestones prior to the scheduled delivery date for that Disaster Recovery Milestone [...***...]


                                 Page 29 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      [...***...]

      2.    DISASTER RECOVERY RE-TEST--[...***...].

      Should Supplier fail to achieve any Disaster Recovery Milestone(s) required to demonstrate recoverability as defined in the Conduct Successful Disaster Recovery Test Key Measurement, Supplier shall be obligated to re-test the failed Disaster Recovery Milestone(s) ("RETEST") within [...***...] of the failure(s) until the Supplier successfully demonstrates such recoverability.

      [...***...]


                                 Page 30 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

V.    DEFINITION OF TERMS USED IN SERVICE LEVELS

The following terms when used in the Service Level Schedule (including any exhibits thereto) with initial capital letters shall have the respective meanings set forth herein. Terms used with initial capital letters that are not defined herein shall have the meaning set forth in the Agreement.

      1.    [...***...]

      2. APPLICATIONS MAINTENANCE is any effort where modifications to Existing Systems are made to correct/fix code or processes that are either no longer operational or will cease to function properly without the correction. Maintenance activities include handling Help Desk tickets related to resolving production issues or coding bugs; production monitoring and trouble-shooting; routine capacity assessment and tuning SQM (Service Quality Metrics).

      3. APPLICATIONS REPRESENTATIVE shall mean those Supplier personnel that have been designated to interface with End-Users on resolution of Help Desk calls, who have the appropriate authority and capability to resolve such problems, and have been so identified to the End-Users.

      4.    [...***...]

      5.    [...***...]

      6. BACKUP shall mean to copy a file or files and place them in an appropriate alternate location so that a safe, usable copy remains if the original is destroyed.

      7.    [...***...]

      8. BUSINESS DAY shall mean Monday through Friday excluding national holidays and official PacifiCare holidays unless otherwise specified by PacifiCare Supplier Relationship Manager (or his / her designee).

      9. CALL shall mean a call to a Help Desk from an End-User requesting assistance that is related to the Services.


                                 Page 31 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      10. COMPONENT shall mean any constituent part of a Product or Services, whether provided by Supplier or any other source.

      11. CRITICAL APPLICATIONS are those Applications that support critical business objectives within a specific reporting entity (region) and are tracked and measured using Online Hour Measurement Windows under the Critical Service Level Section of SLA-1.

      12.   [...***...]

      13. DOWNTIME shall mean the time that a particular System, Application, Product, Software, Equipment or any other part of the Services is not available during the Measurement Window as specified in this Schedule, for normal business use by the End-User.

      14. FINAL RESOLUTION is defined as meeting the business requirements in place prior to the error that resulted in the Call to the Help Desk, and the End-User that reported the problem has been contacted by the Help Desk representative and agrees that it has been resolved. For clarity, Final Resolution may include workarounds.

      15. INFRASTRUCTURE HELP DESK shall mean the help desk maintained by the Infrastructure Supplier.

      16. IS CUSTOMER SATISFACTION SURVEY shall mean a survey of End-Users' opinions regarding the services provided.

      17.   MAJOR PROJECT is defined in the Statement of Work.

      18.   MINOR PROJECT is defined in the Statement of Work.

      19.   NEW DEVELOPMENT is defined in the Statement of Work.

      20. ONLINE HOURS shall means all hours within a daily 24-hour period minus the Batch Window and Scheduled Downtime. Online hours shall mean that period of time (days of the week and hours per day) during which a particular System, Application, Software, Equipment or any other part of the Services is expected to be available to PacifiCare Entities for normal business use.

      21. PRODUCT shall mean any Equipment, Software or supply item provided by Supplier or PacifiCare pursuant to the Agreement.


                                 Page 32 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      22. RESPOND shall mean notification may be via telephone or in person to the End-User when the End-User reports a problem to Help Desk.

      23. RESPONSE TIME shall be the value at the [...***...] of a series of end-to-end measurements using the Infrastructure Supplier's agreed-to tools, which are used to assess the processing speed of an Application's operation within the environment.

      24. SCHEDULED BATCH JOB shall mean a sequence of computer programs that are assigned/sent to a computer to run without further user interaction and are scheduled, in connection with the Services, by an End-User or Supplier to run automatically at a certain time, as further described in Sections II.E and IV.D of this Schedule.

      25. SCHEDULED DOWNTIME of a particular System, Application, element of hardware, network or any other part of the Services shall mean the amount of time that a particular System, Application, element of hardware, network or any other part of the Services is not available for normal business use by the End-User that has been agreed to in advance by PacifiCare (e.g. planned schedule maintenance activities). The Parties intend to schedule such time so as to minimize the impact to PacifiCare Entities' business operations. Supplier shall maintain Availability during such periods to the extent reasonably practicable.

      26. SERVICE REQUEST shall mean a PacifiCare-approved request that Supplier is responsible for logging and tracking, including via a service management tool (including Tivoli Service Desk and Help Now!).

      27. SEVERITY LEVEL shall mean the value 0, 1, 2, 3 or 4 assigned to a particular problem, as determined by the Infrastructure Supplier Help Desk technician when a problem occurs by referring to the following table:

-------------------------------------------------------------------------------------------

       LEVEL                 DESCRIPTION           STATUS UPDATE/ TARGET  RESPONSIBLE GROUP
                                                       RESOLUTION         STATUS REPORTING
-------------------------------------------------------------------------------------------
Severity           0   COMPANY AND OR  ENTERPRISE  [...***...]            [...***...]
[...***...]            -WIDE

                                                   STATUS UPDATE
                       [...***...]

                                                   [...***...]

                                                   TARGET RESOLUTION

                                                   [...***...]
-------------------------------------------------------------------------------------------


                                 Page 33 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

-------------------------------------------------------------------------------------------

       LEVEL                 DESCRIPTION           STATUS UPDATE/ TARGET  RESPONSIBLE GROUP
                                                       RESOLUTION         STATUS REPORTING
-------------------------------------------------------------------------------------------
                                                   [...***...]
-------------------------------------------------------------------------------------------

Severity 1             MAJOR  OPERATIONAL  IMPACT  [...***...]            [...***...]
                       WITH NO WORKAROUND
                       AVAILABLE
                                                   STATUS UPDATE

                       [...***...]
                                                   [...***...]

                                                   TARGET RESOLUTION

                                                   [...***...]
-------------------------------------------------------------------------------------------

Severity 2             MAJOR OPERATIONAL IMPACT-   TARGET STATUS          [...***...]
                       PRE-EXISTING WORKAROUND
                       IN PLACE.
                                                   [...***...]

                       [...***...]
                                                   TARGET RESOLUTION

                                                   [...***...]
-------------------------------------------------------------------------------------------


                                 Page 34 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

-------------------------------------------------------------------------------------------

       LEVEL                 DESCRIPTION           STATUS UPDATE/ TARGET  RESPONSIBLE GROUP
                                                       RESOLUTION         STATUS REPORTING
-------------------------------------------------------------------------------------------
                       [...***...]
-------------------------------------------------------------------------------------------
Severity 3             -  Individual is Down and
                          there is no work around  TARGET STATUS          [...***...]


                       -  One   individual         [...***...]
                          customer is  unable
                          to work within an
                          Application.             TARGET RESOLUTION

                       [...***...]                 [...***...]
-------------------------------------------------------------------------------------------
Severity 4             -  Individual is            TARGET STATUS          [...***...]
                          experiencing a problem
                          and a workaround does
                          exist                    [...***...]

                       -  Individual  has a        TARGET RESOLUTION:
                          non-urgent question
                          regarding Application,
                          report or other IS
                          related assistance.      [...***...]


                       [...***...]
-------------------------------------------------------------------------------------------

      28. SYSTEM CRITICAL SCHEDULED UPTIME shall mean the amount of minutes within the applicable Measurement Window for the System as set forth in Service Level Attachment SLA-1.

      29. SYSTEM DOWNTIME shall mean the total time per calendar month out of the System Critical Scheduled Uptime, as measured in minutes, that the System for which Availability is being computed is not available for Use.


                                 Page 35 of 36              [LOGO] PACIFICARE(R)
                                               *CONFIDENTIAL TREATMENT REQUESTED

      30. SYSTEM shall mean any collection or aggregation of two (2) or more Products that are designed to perform, or are represented by Supplier as performing or being capable of performing, as a functional entity.

      31. TIME TO RESOLVE shall mean the elapsed time between registration of the problem to Supplier's Help Desk and the successful resolution (i.e., repair or bypass, not escalation) of the problem as accepted by the End-User.

      32. UNSCHEDULED DOWNTIME shall mean the time that a particular System, Application, element of hardware or any other part of the Services is not available for normal business use during the Batch Window or Online Hours. If the duration of unavailability for Scheduled Downtime event exceeds the agreed-to time interval for the event and extends into the Online Hours, the time unavailable which extends into the Online Hours shall be considered Unscheduled Downtime in the Application Availability calculation.


                                 Page 36 of 36              [LOGO] PACIFICARE(R)

                                   SCHEDULE 8
                      SERVICE LEVEL AGREEMENT ATTACHMENT 1
                               SERVICELAND MATRIX

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 8
                      SERVICE LEVEL AGREEMENT ATTACHMENT 2
                         SERVICE LEVEL OUTCOME EXAMPLES

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 8
                      SERVICE LEVEL AGREEMENT ATTACHMENT 3
                               BALANCED SCORECARD

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 8
                      SERVICE LEVEL AGREEMENT ATTACHMENT 4
               PRE-APPROVED MEASURING TOOLS AND METHODOLOGIES FOR
                       CRITICAL SERVICE LEVEL MEASUREMENTS

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 8
                      SERVICE LEVEL AGREEMENT ATTACHMENT 5
                              APPLICATION SUMMARIES

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                SCHEDULE 9.2 (a)
                          APPROVED BENCHMARK PROVIDERS

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 10.1
                                SERVICE LOCATIONS

PACIFICARE LOCATIONS

1.    Hope Street Building
      10803 Hope St
      Cypress, CA 90630

2.    SoHo Building
      6251 Katella Ave
      Cypress, CA 90630

SUPPLIER LOCATIONS

1.    Rochester ADC
      2900 43rd St NW
      Suite 100
      Rochester, MN 55901

2.    Nova Scotia ADC
      Cogswell Tower
      2000 Barrington St
      Suite 300
      Halifax, Nova Scotia B3J 3K1
      Canada

                                  SCHEDULE 10.2

                         SAFETY AND SECURITY PROCEDURES

The PacifiCare Safety and Security Procedures can be found via pull-down menus at the following URL on PacifiCare's intranet:

[...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 11

                                 HUMAN RESOURCES

            For purposes of this Human Resources Schedule, the date on which the Information Technology Services Agreement ("Agreement") between Keane, Inc. ("Supplier") and PacifiCare ("PacifiCare") enter into the Agreement will be referred to herein as the "Effective Date."

_.01   Employment Offers. Supplier shall extend offers of employment according to the terms of this Schedule and in accordance with the procedures described in this Schedule to those PacifiCare employees set forth in Exhibit A hereto (collectively, the "Affected Employees"; each, an "Affected Employee"). [...***...]

_.02   Hiring Requirements. Supplier shall hire those Affected Employees who:

            (1)   are listed in Exhibit A hereto; and

            (2)   [...***...]

      [...***...]

..03   Terms of Employment. Supplier's offer of employment to each Affected
            Employee shall include the following:

            (1)   Base Salary. [...***...]

            (2)   Positions. [...***...]

            (3)   Work Hours. [...***...]


                                       1.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            [...***...]

            (4)   Health Care Benefits and Employee Benefit Plans. [...***...]

            (5)   Vacation. [...***...]

            (6)   401(k) Plans. [...***...]

            (7)   Length of Service Credit. [...***...]

            (8)   Adjustments Related to Benefit Plans. [...***...]


                                       2.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (9)   Tuition Aid. [...***...]

            (10)  Location. [...***...]

            (11)  Bonuses/Compensation Programs.

                  (a)   [...***...]

                  (b)   [...***...]

            (12)  [...***...]

_.04   Severance Benefits.

            (1)   [...***...]


                                       3.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            (2)   [...***...]

_.05   Financial and Administrative Responsibilities.

            (1)   [...***...]

_.06   Human Resources Representative. [...***...]

_.07   Conditions for Working on PacifiCare Accounts.

            (1)   Supplier agrees to [...***...]

            (2)   Supplier shall be responsible for [...***...]

            (3) Supplier will implement an employee training program that will complement, further develop and maintain the requisite skills and technical knowledge of Transitioned Personnel assigned to the PacifiCare account in anticipation of PacifiCare's needs for the products and services in its business units. [...***...]


                                       4.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                               AFFECTED EMPLOYEES

NAME

POSITION

BASE SALARY

SHIFT

AMOUNT OF SIGN ON BONUS

AUTOMOBILE ALLOWANCE

FLEX PLAN ALLOWANCE

RELOCATION PACKAGE

                                    EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS

          [TO BE EXECUTED UPON TERMINATION OF EMPLOYMENT WITH SUPPLIER]

      I understand that my last day of employment with ________________ ("Supplier") will be ______________. In exchange for and in consideration of the promises and covenants stated in this Release and Waiver ("Release and Waiver") [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

      [...***...]

      This Release and Waiver [...***...] constitute the complete, final and exclusive embodiment of the entire agreement between PacifiCare and me and the Supplier and me with regard to the subject matter hereof. I am not relying on any promise or representation by PacifiCare or the Supplier that is not expressly stated herein or in the First Release and Wavier. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of PacifiCare and the Supplier.


Date: __________________                By: ____________________________________
                                              [EMPLOYEE]


                                        ________________________________________
                                              [PACIFICARE REPRESENTATIVE]


                                        ________________________________________
                                              [KEANE REPRESENTATIVE]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B-1

            DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H)

CONFIDENTIALITY PROVISION:    The information contained in this document is
                              private and confidential. You may not disclose this information to anyone except your professional advisors.

1. The following departments have been selected for the severance package program:

      a.    ____________________________
      b.    ____________________________
      [ADD MORE IF NECESSARY]

2. In the [two] departments listed above, employees whose job positions will be eliminated on [DATE OF TERMINATION] are eligible to participate in the severance package program.

3. An eligible employee will have up to forty-five (45) days to review the terms and conditions of the severance package.

================================================================================
              EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM
--------------------------------------------------------------------------------
                JOB TITLE                                AGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

================================================================================
            EMPLOYEES NOT ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM
--------------------------------------------------------------------------------
  JOB CLASSIFICATION/ORGANIZATION UNIT                   AGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  SCHEDULE 12.2

                                  SCHEDULE 12.2

                                  KEY PERSONNEL

For confidentiality purposes, the information in this schedule will only be accessible to the PacifiCare Supplier Relationship Vice President, the Keane Account Executive, and other personnel (e.g., Human Resources, Legal, etc.) as deemed necessary.

[...***...]


                                       1.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                SCHEDULE 12.4(e)

                                SCHEDULE 12.4 (e)

                             APPROVED SUBCONTRACTORS

1.0 INTRODUCTION

This Schedule defines the Supplier Subcontractors that are approved by PacifiCare for use in performing the Services. Approved Subcontractors shall also include those subcontractors performing work for PacifiCare as of the Effective Date.

2.0 APPROVED SUBCONTRACTORS

[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                SCHEDULE 12.6(a)

                                SCHEDULE 12.6(a)

                             PACIFICARE COMPETITORS

The following persons or entities (collectively "Companies") are competitors of PacifiCare Entities:

      (A) Companies that offer managed care and other health plan products for employer groups, other purchasers of commercial health care products (including individuals) and Medicare beneficiaries in the States of [...***...]

      (B)   Companies that offer specialty products and services [...***...]

      (C)   Companies that provide [...***...]

      (D)   Companies that offer any of the following products or services:
            [...***...]

A representative sample of the PacifiCare Competitors includes but are not limited to, [...***...]

This Schedule 12.6(a) is subject to quarterly review and revision by the Steering Committee.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                SCHEDULE 12.6(b)

                              SUPPLIER COMPETITORS

"Supplier Competitors" are defined to be information technology (IT) application development, support, maintenance and management providers which [...***...] A representative sample of Supplier Competitors include but are not limited to the following: [...***...]

This Schedule 12.6(b) is subject to quarterly review and revision by the Steering Committee.


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 13.2

                        OVERSIGHT AND MANAGEMENT PROCESS

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 13.3

                 POLICY AND PROCEDURES MANUAL TABLE OF CONTENTS

1.0 INTRODUCTION

This Schedule defines the table of contents that will evolve into the Policy and Procedures Manual to be developed during Transition.

2.0 POLICY AND PROCEDURES MANUAL TABLE OF CONTENTS

*Document Control (How to execute changes to policies and procedures guide)

*Document Overview (High level overview of manual 's content)

*Services Overview (High level contract overview)

Process Specifications

         *Change Management
         *Control Backup and Recovery
         Control Batch Operations
         Control Capacity
         Control Inventory
         *Control IT Security
         *Control Service Levels
         Control Tape Operations
         Coordinate IMACs
         *Application Delivery

                  Application Management and Support Operations

              AM Support Services
         *Handle Customer Satisfaction
         Handle Entitlement Failure
         Handle Inventory Logistics
         Handle Procurement
         *Handle User Requests
         Network Services
         *Perform Escalation
         Perform User Administration
         *Perform Asset Inventory
         *Problem Management
         *Provide Request Status
         *Reassign Request
         *Situation Management
         Support Desktop

         Support Hardware Facilities
         *Support Performance
         *Support Software
         *Track Inventory
         *Update Configuration Information

*Acronyms

         INDEX

Note:

- This table of contents is representative of the topics that need to be included in the Policies and Procedures Manual. PacifiCare and IBM/Keane will agree on the final version of the document. These Policies and Procedures will address where the client and supplier need to interface.

- This Policy and Procedures Manual will be a comprehensive document and refer to other relevant policies and procedures by name or location of the living document as they are updated over time.

- It is not necessary to modify this Schedule via a contract amendment if the Table of Contents change in the draft or final document.

- The sections where Keane will provide information are indicated with an "*". The Application Delivery Section is provided solely by Keane while the remaining sections are IBM's responsibility with Keane contributing to reviewing content. This will be true for the version of Schedule 13.3 that will be attached to the Keane and PacifiCare Agreement.

                                SCHEDULE 14.2(a)

                         PACIFICARE PROPRIETARY SOFTWARE

1.0 INTRODUCTION

This Schedule lists the PacifiCare Proprietary Software as defined in Exhibit A of the Agreement.

2.0 PACIFICARE PROPRIETARY SOFTWARE

            PROPRIETARY SOFTWARE NAME

[...***...]


                                       1.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                            PROPRIETARY SOFTWARE NAME

[...***...]


                                       2.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                SCHEDULE 14.2(b)
                         PACIFICARE THIRD PARTY SOFTWARE

----------------------------------------------------------------------------------------------------------------------
      NO.                            SUPPLIER:                                        DESCRIPTION:
----------------------------------------------------------------------------------------------------------------------
[...***...]          [...***...]                                            [...***...]
----------------------------------------------------------------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 14.3

                                SUPPLIER SOFTWARE


[...***...]



                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 16.1

                                CRITICAL SERVICES

APPLICATION:                              RECOVERY
                                          TIME-FRAME
[...***...]

CUSTOMER SUPPORT SYSTEMS:                       APPLICATION RUNNING IN REGION

[...***...]


                                   Page 1 of 1
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 17
                                CHARGES SCHEDULE

This Schedule describes the methodology for calculating the Fees. In the event of any conflict, confusion or ambiguity between this Schedule and the Agreement, the Agreement shall control.

ATTACHMENTS

The following Attachments are attached hereto and are hereby incorporated by reference:

Attachment 17.1 Summary of Base Fees

Attachment 17.2 Resource Baselines

Attachment 17.3 Resource Unit Rates

Attachment 17.4 Systems Maintenance and Enhancements Hourly Rates

Attachment 17.5 Termination Fees

Attachment 17.6 Managed-Agreement Contractors

1. DEFINITIONS

      Terms used herein with initial capital letters shall have the respective meanings set forth in the Agreement, or, for those terms that are not defined in the Agreement, the meanings set forth in this Schedule.

      1.1 "ACTUAL RESOURCE UNITS" has the meaning set forth in Section 4.1(a) (Calculation of ARCs for Resource Units) of this Schedule.

      1.2 "ARC(S)" or "ADDITIONAL RESOURCE CHARGE(S)" is defined in the Agreement.

      1.3 "ARC RATE" means the per Resource Unit rate at which PacifiCare is charged for use of Resource Units above the Baseline.

      1.4 "BASELINE" means the quantity of a particular Resource Unit that constitutes the volume of that Resource Unit included in the Base Fees. The Parties have established the initial Baselines for each Resource Unit as of the Effective Date, which are enumerated in Attachment 17.2 to this Schedule. Baselines may be adjusted during the Term pursuant to the processes established in the Agreement.

      1.5 "BILLABLE FTE" or "BILLABLE FULL TIME EQUIVALENT" means [...***...]

      1.6 "BILLABLE HOURS" means productive hours expended by Supplier in performing the Services, including application software development; technology services; customer support; maintenance; operations; and other Project-related activities, but excluding non-productive time, including the following: administrative time (including management time), non-Project related meetings; formal training not directly related to Projects; other training, including


                                       1.
                                               *CONFIDENTIAL TREATMENT REQUESTED

CMM and internal training, not directly related to Projects; vacation time, PTO, STO, bereavement and jury duty.

      1.7 "CUSTOMER-FACING PERSONNEL" means Project Staff who directly interact with End-Users on a face to face basis. Customer-Facing Personnel include Project Staff who:

            (a) are expected to pick up specifications for Projects;

            (b) work with End-Users for End-User acceptance testing;

            (c) provide in-depth Customer Support to End-Users; and

            (d) other Project Staff whose primary responsibilities involve interfacing directly with End-Users or other PacifiCare personnel.

      1.8 "ECONOMIC CHANGE ADJUSTMENT" or "ECA" has the meaning set forth in
Section 6.1 below.

      1.9 "FULL TIME PERSON" or "FTP" means the basis for measuring the work effort associated with a properly trained person providing Services on a full-time basis. No individual FTP may account for greater than [...***...]. Actual Billable Hours shall be tracked and reported on a monthly basis, and the Parties shall discuss progress toward meeting the monthly target. All Customer-Facing Personnel FTPs will be based on-site at PacifiCare Service Locations.

      1.10 "INTEREST" means interest payable by PacifiCare on undisputed amounts not timely paid in accordance with Section 17 of the Agreement.

      1.11 "INTEREST RATE" means the rate of interest from time to time announced by Citigroup, Inc. at its principal office in the United States as its prime commercial lending rate plus [...***...] ([...***...]%), but in no event to exceed the highest lawful rate of interest.

      1.12 "RESOURCE UNIT" means the applicable unit of measurement for usage of a specified resource.

      1.13 "RRC(S)" or "REDUCED RESOURCE CHARGE(S)" is defined in the Agreement.

      1.14 "RRC RATE" means the Resource Unit rate at which PacifiCare is credited for its use of Resource Units below the Baseline.

      1.15 "START UP FEES" mean all one-time costs associated with the transition of Services from PacifiCare to Supplier.


                                       2.
                                               *CONFIDENTIAL TREATMENT REQUESTED

      1.16 "SYSTEMS MAINTENANCE AND ENHANCEMENTS" or "SME" is defined in Section 3.1(a).

2. BASE FEES

      Base Fees include the Operational Fees for SME (as defined in Section 3.1(a) below) set forth on Attachment 17.1 to this Schedule, which include Start Up-Fees (including [...***...]), all as enumerated on Attachment 17.1 to this Schedule.

3. BASELINES

      3.1 INITIAL BASELINES. The quantity of each Resource Unit that shall be utilized in providing Services to PacifiCare under the Agreement as of the Effective Date in consideration for the Base Fees shall be specified in Attachment 17.2 to this Schedule as a Baseline.

            (a) BILLABLE FTES. The Resource Units for Systems Maintenance and Enhancements ("SME") shall be Billable FTEs, and the Baseline for these Resource Units are set forth in Attachment 17.2 to this Schedule. The ARCs and RRCs described in the Agreement and calculated according to this Schedule apply only in relation to the Billable FTE Baseline. For clarity, as the Billable FTE Baseline decreases over the course of the Term, Supplier shall generate the same amount of work. This is made possible by Supplier's productivity increases, as measured by the Balanced Scorecard.

            (b) BILLABLE HOURS. SME shall also be measured in Billable Hours, and reported to PacifiCare.

      3.2 BASELINE ADJUSTMENTS. Baselines for a Resource Unit are adjustable in accordance with the Agreement. In accordance with the Policy and Procedures Manual, the Parties shall implement a planning process to facilitate additions or reductions to the Baselines.

4. VARIABLE FEES

      4.1 ARCS. Subject to the Agreement, including Section 17.8 and Section 4.3 below, Supplier shall provide additional Resource Units to the extent requested and pre-approved by PacifiCare. PacifiCare's increased usage of a Resource Unit (when compared with the Baseline for that Resource Unit) shall result in an ARC payable by PacifiCare as set forth in Section 11.3 below.

            (a) CALCULATION OF ARCS FOR RESOURCE UNITS. For each Resource Unit, Supplier shall compare the quantity of Resource Units used during the applicable measurement period ("ACTUAL RESOURCE UNITS") with the Baseline for that Resource Unit. If the Actual Resource Units exceed the applicable Baseline for such period, PacifiCare shall pay Supplier an


                                       3.
                                               *CONFIDENTIAL TREATMENT REQUESTED

ARC in accordance with Section 17 of the Agreement and this Schedule with the current or future charges (or, if no future charges shall be due, make payment to Supplier) equal to the product of the ARC Rate for the applicable Resource Unit, as set forth in Attachment 17.3 to this Schedule, multiplied by the difference between the Actual Resource Units for that Resource Unit and the applicable Baseline.

            (b) EXAMPLE. Assuming the following variables, the ARC calculation would be as follows below:

                                   [...***...]

--------------------------------------------------------------------------------
                                 ARC CALCULATION
--------------------------------------------------------------------------------
ARC        =   [...***...]
--------------------------------------------------------------------------------
ARC        =   [...***...]
--------------------------------------------------------------------------------
ARC        =   [...***...]
--------------------------------------------------------------------------------

In this example, the ARCs for FTPs for the month would be [...***...].

      4.2 RRCS. Subject to the Agreement, including Section 17.8 and Section 4.3 below, Supplier shall reduce Resource Units to the extent requested and pre-approved by PacifiCare. PacifiCare's decreased usage of a Resource Unit (when compared with the Baseline for that Resource Unit) shall result in a RRC creditable to PacifiCare as set forth in Section 11.3 below.

            (a) CALCULATION OF RRCS FOR RESOURCE UNITS. For each Resource Unit, Supplier shall compare the quantity of Actual Resource Units used during the applicable measurement period with the Baseline for that Resource Unit. If the Actual Resource Units fall below the applicable Baseline for such period, PacifiCare shall be credited a RRC in accordance with Section 17 of the Agreement and this Schedule with the current or future charges (or, if no future charges shall be due, Supplier shall make payment to PacifiCare) equal to the product of the RRC Rate for the applicable Resource Unit, as set forth in Attachment 17.3 to this Schedule, multiplied by the difference between the applicable Baseline and the Actual Resource Units.

            (b) EXAMPLE 1. Assuming the following variables, the RRC calculation would be as follows below:

[...***...]


                                       4.
                                               *CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
                                 RRC CALCULATION
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------

In this example, the RRCs for FTPs for the month would be [...***...]

            (c) EXAMPLE 2. Assuming the following variables, the RRC calculation would be as follows below:

      [...***...]

--------------------------------------------------------------------------------
                                 RRC CALCULATION
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------
RRC        =   [...***...]
--------------------------------------------------------------------------------

In this example, the RRCs for FTPs for the month would be [...***...].

      4.3 NOTICE PERIOD FOR ARCS AND RRCS. PacifiCare shall provide Supplier with at least [...***...] notice of a request for an ARC, and [...***...] notice of a request for an RRC, [...***...]

5. SERVICE LEVEL CREDITS

      PacifiCare shall be entitled to receive Service Level Credits in accordance with Section 8.7 of the Agreement and Schedule 8 to the Agreement.

6. INFLATION ADJUSTMENT

      6.1 Supplier shall calculate and apply an adjustment to the Base Fees annually based upon economic changes in cost of living (an "ECONOMIC CHANGE ADJUSTMENT" or "ECA") as described below, beginning on the anniversary of the Effective Date. The ECA shall be payable


                                       5.
                                               *CONFIDENTIAL TREATMENT REQUESTED
on a prospective basis1 (for example, the actual inflation for 2002 shall determine the ECA for the year 2003) on the Base Fees, ARCs, and hourly fees relating to New Services payable by PacifiCare, minus the RRCs creditable to PacifiCare. The ECA shall be determined as soon as practicable after the end of each calendar year using the formula below.

      6.2 Supplier shall invoice PacifiCare for the ECA, if any, along with the Base Fees, beginning in January 2003 and monthly thereafter. [...***...]

      6.3 ACTUAL INFLATION. Supplier shall calculate the [...***...] by comparing the change in the year-to-year [...***...] with the [...***...] for the year before the Effective Date (the "BASE YEAR INDEX"). For each calendar year of the Term, the actual [...***...] for the year before the year for which the [...***...] is being calculated ("ACTUAL INFLATION") shall be compared to the Base Year Index (for example, the [...***...] for 2002 shall be used to determine the [...***...] for the year 2003). If Actual Inflation is equal to or less than the Base Year Index, then no [...***...] is due to Supplier. If, however, Actual Inflation is greater than the Base Year Index, then Supplier shall apply the [...***...] to the Base Fees and ARCs due Supplier, less RRCs, for the year for which Supplier is calculating the [...***...].

      6.4 ECA CALCULATION. The ECA is equal to [...***...]

            (a) EXAMPLE. Assuming the following variables, the ECA calculation would be as follows below:

      [...***...]

--------------------------------------------------------------------------------
                                 ECA CALCULATION
--------------------------------------------------------------------------------
ECA        =   [...***...]
--------------------------------------------------------------------------------
ECA        =   [...***...]
--------------------------------------------------------------------------------
ECA        =   [...***...]
--------------------------------------------------------------------------------

------------
[...***...]


                                       6.
                                               *CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
                                 ECA CALCULATION
--------------------------------------------------------------------------------
ECA        =   [...***...]
--------------------------------------------------------------------------------

7. ADDITIONAL SERVICE FEES

      If Supplier provides Services to additional PacifiCare Included Affiliates in accordance with Section 3.1 of the Agreement, then PacifiCare shall pay and fees or expenses related to the provision of such Services as negotiated by the Parties in accordance with that section.

8. NEW SERVICES

      Any requests for New Services are subject to the terms of the Agreement, including the terms of Section 3.9 (Right to Use Third Parties). In the event that PacifiCare requests that Supplier perform a New Service as described in
Section 5.1 of the Agreement, then at the time the New Service is requested, and pursuant to Section 5.1 of the Agreement (New Services), Supplier shall calculate Supplier's prospective fee for such New Service using Supplier's standard fee, as described in Attachment 17.4 to this Schedule (unless otherwise mutually negotiated in good faith between the Parties), and subject to Section
17.14 of the Agreement [...***...].

9. TERMINATION FEES

      9.1 EARLY TERMINATION FEE. In the event PacifiCare terminates the Agreement and triggers payment of the Early Termination Fees as set forth in
Section 25.1 of the Agreement, PacifiCare shall pay the applicable Early Termination Fees as set forth in Attachment 17.5 to this Schedule. [...***...]

      9.2 TERMINATION ASSISTANCE SERVICES FEE. In the event any Termination Assistance Services provided by Supplier cannot be provided through resources included in the Fees, PacifiCare shall pay the Termination Assistance Services Fee as provided in Section 26.2 of the Agreement.

10. PASS-THROUGH EXPENSES.

      Pass-through expenses include (a) the actual costs payable by PacifiCare in accordance with Section 17 of the Agreement, (b) [...***...] (c) travel in accordance with Section 12.6 below. Supplier shall invoice such pass-through expenses monthly in arrears and PacifiCare shall pay such invoices as set forth in Section 17 of the Agreement. Approval processes for these expenses shall be set forth in the


                                       7.
                                               *CONFIDENTIAL TREATMENT REQUESTED

Policy and Procedures Manual. If and as applicable, taxes shall be paid as set forth in Section 18 of the Agreement.

11. REPORTING AND INVOICING; CHARGEBACKS AND TIME ACCOUNTING

      11.1 REPORTING. After the completion of each month during the Term, following the first month after the Cutover Date, Supplier shall (1) measure, track and report PacifiCare's usage of Resource Units using a PacifiCare-approved time accounting system that can be audited and verified; and
(2) calculate, track and report ARCs and RRCs as set forth in Section 4 above (Variable Fees); and provide PacifiCare with a Variable Fee Report detailing Resource Unit usage and the ARC/RRC calculations made by Supplier pursuant to
Section 4 above for each Resource Unit. Supplier shall provide the information required by PacifiCare directly into PacifiCare's time accounting system.

      11.2 INVOICES. All Fees shall be invoiced to PacifiCare as specified in
Section 17.5 of the Agreement. The invoice details shall be agreed to by the parties within thirty (30) days after the Effective Date. Supplier shall submit its first invoice to PacifiCare at the Cutover Date and thereafter as provided in the Agreement and this Schedule. In accordance with Section 17.12 of the Agreement, this first invoice will be prorated for the period of time from the Cutover Date through the end of the month in which the Cutover Date occurs.

      11.3 PAYMENT. All Base Fees shall be reported and billed on monthly basis by taking the annual fees specified in Attachment 17.1 and dividing by twelve
(12). Based upon the Variable Fee Report, and in accordance with Section 17.4 of the Agreement (Variable Fee Report), the Parties shall reconcile payment of any Variable Fees with other amounts paid or payable every month. PacifiCare shall pay amounts due to Supplier in accordance with Section 17 of the Agreement (Payments and Invoicing). All periodic charges shall be computed on a calendar-month basis and shall be prorated for any partial month, unless expressly stated otherwise.

      11.4 INTEREST. Interest on overdue amounts that are not the subject of a dispute in accordance with Section 17.7 of the Agreement shall be calculated as [...***...]

            (a) EXAMPLE. Assuming the following variables, the Interest calculation would be as follows below:

                  (i) The undisputed amount overdue is [...***...]; and

                  (ii) The Interest Rate is [...***...] percent ([...***...]%);
and

                  (iii) Payment of the undisputed amount is [...***...] late;
and


                                       8.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                  (iv) There are thirty (30) days in the month in which the undisputed amount is due.

--------------------------------------------------------------------------------
                              INTEREST CALCULATION
--------------------------------------------------------------------------------
Interest        =   [...***...]
--------------------------------------------------------------------------------
Interest        =   [...***...]
--------------------------------------------------------------------------------
Interest        =   [...***...]
--------------------------------------------------------------------------------

12. ASSUMPTIONS. Supplier's charges for Resource Units under this Schedule are subject to the following assumptions:

      12.1 [...***...]

      12.2 [...***...]

      12.3 [...***...]

      12.4 [...***...]

      12.5 [...***...]

      12.6 [...***...]


                                       9.
                                               *CONFIDENTIAL TREATMENT REQUESTED

13. MANAGED-AGREEMENT CONTRACTORS.

      Within fifteen (15) days of the Effective Date, PacifiCare shall include as Attachment 17.6 a list of up to [...***...] contractors whose services PacifiCare believes it is required to retain under its existing agreements. For so long as Supplier retains the services of these contractors, PacifiCare shall be responsible for compensation to them under the existing agreements. Supplier shall credit against invoiced amounts the actual costs of PacifiCare associated with compensating these contractors. When completed, Attachment 17.6 shall be integrated with and become a part of this Schedule.

14. ADJUSTMENTS RELATED TO SCHEDULES 7.1 (ASSIGNED AGREEMENTS) AND 7.2 (MANAGED AGREEMENTS).

      14.1 BACKGROUND. As described in Section 7 of the Agreement (Third Party Agreements), Supplier shall be responsible for payments pursuant to the Assigned Agreements, and PacifiCare shall remain responsible for payments pursuant to the Managed Agreements. [...***...]

            [...***...]

      14.2 ADJUSTMENT TO SCHEDULES 7.1 AND 7.2. The Parties agree that on a mutually agreeable date [...***...] after the date on which the latter of
Schedule 7.1 or 7.2 is provided to Supplier (the "ADJUSTMENT DATE"), the Parties shall revise Schedules 7.1 and 7.2 to:

            [...***...]


                                      10.
                                               *CONFIDENTIAL TREATMENT REQUESTED

            [...***...]

      14.3 ADJUSTMENTS TO PRICING. Concurrent with the adjustment to Schedules
7.1 and 7.2 described above, and in accordance with those procedures:

            [...***...]

15. POST-CLOSING ADJUSTMENTS.

      15.1 ASSUMPTIONS MADE. The Parties acknowledge that each has made certain financial and operational assumptions which are necessary as of the Effective Date, but which may prove to be inaccurate, resulting in financial implications such that it may be desirable to reconcile certain of the financial terms under the Agreement with the Parties' actual respective financial obligations. The Parties therefore agree that within thirty (30) days of the Cutover Date


                                      11.
                                               *CONFIDENTIAL TREATMENT REQUESTED

("TRUE-UP DATE"), the parties shall meet to discuss the assumptions made in the following areas:

            (a)   Actual Average Salary [...***...]

            (b)   Actual Contractor Count and Rates/Costs [...***...]

            (c)   PacifiCare retention bonus payouts and tax impact [...***...]

            (d)   Costs related to Assigned Agreements [...***...]

      15.2 TRUE-UP. In the event that the Parties mutually agree that in the above-listed areas there exists a variance at the True-Up Date between the actual amounts, and the assumptions memorialized in the Agreement at the Effective Date, then:

            (a)   With respect to the assumption described in Section 15.1(a):

                  (i) If the actual average salary is higher than the assumed average salary, then Base Fees will be increased in an amount equal to [...***...]

                  (ii) If the actual average salary is lower than the assumed average salary, then Base Fees will be reduced in an amount equal to [...***...]

            (1)   CALCULATION EXAMPLE: VARIANCE GREATER THAN [...***...]

[...***...]

            (2)   CALCULATION EXAMPLE: VARIANCE LESS THAN [...***...]

[...***...]

            (3)   CALCULATION EXAMPLE: VARIANCE GREATER THAN [...***...]


                                      12.
                                               *CONFIDENTIAL TREATMENT REQUESTED

[...***...]

            (b) With respect to the assumption described in Section 15.1(b), the Parties shall determine methodology to perform a true-up within [...***...] of the Effective Date. In event of a variance, the Parties shall work together to develop options for an accelerated transition of the applicable
Managed-Agreement Contractors. The financial impact shall be resolved in accordance with the process described in Section 13.

            (c) [...***...]

            (d) With respect to the assumption described in Section 15.1(d), if actual costs related to the Assigned Agreements set forth in Schedule 7.1 differs from the assumed costs, the Base Fee will be adjusted accordingly.

      15.3 ADDITIONAL TRUE-UP FOR ACTUAL CONTRACTOR COUNT AND RATES/COSTS. In addition to the provisions of Section 15.2(b), the Parties agree to repeat the procedures set forth in Section 15.2(b) above, upon the earlier of [...***...]

      15.4 FURTHER ACTIONS. The Parties agree to make any revisions to the Agreement (including any Schedule or Attachment thereto) necessary to memorialize revisions to the assumptions or financial terms accordingly.


                                      13.
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.1

                                 ATTACHMENT 17.1

                         SUMMARY OF BASE FEES ( X $1000)

------------------------------------------------------------------------------------------------------------------------------------
                Category of Services   Year 1  Year 2  Year 3  Year 4  Year 5  Year 6        Year 7  Year 8  Year 9  Year 10  Total
------------------------------------------------------------------------------------------------------------------------------------

OPERATIONAL FEES
------------------------------------------------------------------------------------------------------------------------------------
       DATA CENTER
       -----------------------------------------------------------------------------------------------------------------------------
       [...***...]                                                             [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
       [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
       NETWORK
       -----------------------------------------------------------------------------------------------------------------------------
       [...***...]                                                             [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
       DISTRIBUTED COMPUTING
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
         SYSTEMS MAINTENANCE
            AND ENHANCEMENTS                                                   [...***...]
                                TOTAL
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
       DESKTOP
       -----------------------------------------------------------------------------------------------------------------------------
       [...***...]                                                             [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                         DESKTOP TOTAL                                         [...***...]
       =============================================================================================================================

       -----------------------------------------------------------------------------------------------------------------------------
       HELP DESK TOTAL
                                                                               [...***...]
       =============================================================================================================================

       -----------------------------------------------------------------------------------------------------------------------------
       INFORMATION DISTRIBUTION
         CENTER
       -----------------------------------------------------------------------------------------------------------------------------
       [...***...]                                                             [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
        INFORMATION DISTRIBUTION
          CENTER TOTAL                                                         [...***...]
       =============================================================================================================================

TOTAL OPERATIONAL FEES                                                         [...***...]
       =============================================================================================================================

====================================================================================================================================
START-UP FEES
------------------------------------------------------------------------------------------------------------------------------------
       [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                                                                             0
       -----------------------------------------------------------------------------------------------------------------------------
TOTAL START-UP FEES                                                            [...***...]

------------------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL FEES                                                               [...***...]
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PRODUCTIVITY
------------------------------------------------------------------------------------------------------------------------------------
       [...***...]                                                             [...***...]
       -----------------------------------------------------------------------------------------------------------------------------
                                                                               [...***...]
====================================================================================================================================

       [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.2

                               RESOURCE BASELINES

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.3

                               RESOURCE UNIT RATES

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.4

                SYSTEMS MAINTENANCE AND ENHANCEMENTS HOURLY RATE

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.5

                                TERMINATION FEES

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 17.6

                          MANAGED-AGREEMENT CONTRACTORS

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 19.1

                                  SCHEDULE 19.1

                          FORM NON-DISCLOSURE AGREEMENT

      Agreement between [PacifiCare or Supplier, as the case may be] having a place of business at ______________________________ hereinafter ("Disclosing Party") and [Third party requesting access to PacifiCare and/or Keane Confidential Information] having a place of business at ______________________________ hereinafter ("Recipient").

      WHEREAS, PacifiCare Health Systems, Inc. ("PacifiCare") and Keane, Inc. ("Supplier") have entered into an agreement (the "PacifiCare Agreement") whereby Supplier will provide certain information technology application systems maintenance and enhancement services ("Services") to PacifiCare; and

      WHEREAS, PacifiCare and Supplier have provided each other with information which PacifiCare and Supplier deem confidential or proprietary ("Confidential Information") and which is necessary for PacifiCare to acquire and Supplier to render the Services; and

      WHEREAS, PacifiCare and Supplier are authorized to provide access to the Confidential Information to others in accordance with the PacifiCare Agreement in connection with the Services; and

      WHEREAS, the Disclosing Party intends to disclose to Recipient, and Recipient wishes to receive certain Confidential Information relating to the
Services:

      In consideration for Recipient's agreements hereunder and knowing that the Disclosing Party is relying thereon, the parties agree as follows:

1. The Confidential Information shall remain the property of PacifiCare or Supplier. No license rights are granted to the Recipient, directly or indirectly, to use the Confidential Information disclosed under this Agreement for any purpose other than for the purpose stated on the face hereof. All copies of such Confidential Information shall be returned to PacifiCare or Supplier upon request.

2. Recipient will protect the Confidential Information to prevent unauthorized use, dissemination or publication. Except as stated herein, the Recipient shall not reproduce the Confidential Information provided under this Agreement in any manner or for any purpose without the prior written authorization of the Disclosing Party. The Recipient shall immediately notify the Disclosing Party of any disclosure, inquiry, or demand made by any third party regarding the Confidential Information.

3. The Recipient shall protect the Confidential Information provided under this Agreement by taking all necessary and reasonable precautions to prevent unauthorized disclosure.


                                       1.

4. Recipient shall hold the Confidential Information in strictest confidence, and shall use the Confidential Information only for the purposes of this Agreement and disclose the Confidential Information only to employees of the Recipient who have a need to know and who have agreed in writing to abide by the terms and conditions of this Agreement prior to disclosure.

5. Exceptions to Obligations. The Recipient shall not be liable under this Agreement for disclosure of Confidential Information under the following circumstances:

      (a) The Confidential Information is required to be disclosed by judicial action after all available legal remedies to maintain the confidentiality of the Confidential Information have been exhausted;

      (b) The Confidential Information is made public without breach of this Agreement by the Recipient;

      (c) The Confidential Information was known to the Recipient prior to disclosure by the Disclosing Party and the Recipient provides written notice to the Disclosing party to that effect at the time of disclosure;

      (d) The Confidential Information is independently developed by the Recipient subsequent to disclosure by the Disclosing Party.

6. Neither this Agreement, nor any rights hereunder in whole or in part shall be assignable or otherwise transferable by either party and the obligations contained in this Agreement shall survive and continue after termination of this Agreement.

7. Notwithstanding any other provisions of this Agreement, Recipient agrees not to export directly or indirectly, any U.S. source technical data acquired from the Disclosing Party or any products utilizing such data unless such export is in compliance with the United States Export Laws and Regulations.

8.    Injunctive Relief.

      (a) The Recipient acknowledges that (1) PacifiCare and/or Supplier will be irreparably harmed if the Recipient's obligations under this Agreement are not specifically enforced; and (2) that PacifiCare and/or Supplier would not have an adequate remedy at law in the event of an actual or threatened violation of the Recipient of its obligations.

      (b) The Recipient agrees that PacifiCare and/or Supplier shall be entitled to an appropriate decree of specific performance for any violations or breaches by the Recipient, its employees, agents and representatives without the necessity of demonstrating actual damages or that monetary damages would not afford an adequate remedy.


                                       2.

9. Should any provision of this Agreement be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby.

10. The failure of either party to enforce any term or condition of this Agreement shall not constitute a waiver of either party's right to enforce each and every term and condition of this Agreement.

11. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives, and authorized assigns.

12. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior or contemporaneous oral or written agreements or understandings between the parties on such subject matter. This Agreement may be modified only in writing signed by a duly authorized representative of the parties.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any actions arising under this Agreement shall be brought only in the state or federal courts of California.

RECIPIENT: __________________                    DISCLOSING PARTY:______________

______________________________                   ______________________________
Signature                                                 Signature

______________________________                   ______________________________
(Print Name)                                              (Print Name)

______________________________                   ______________________________
(Title)                                                   (Title)

______________________________                   ______________________________
(Date)                                                    (Date)


                                       3.

                                  SCHEDULE 19.4

                           RECORDS RETENTION SCHEDULE

[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 24.4

                      FAILURE TO PROVIDE CRITICAL SERVICES

--------------------------------------------------------------------------------
CRITICAL SERVICE                                        CURE PERIOD
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------
[...***...]                                             [...***...]
--------------------------------------------------------------------------------


                                               *CONFIDENTIAL TREATMENT REQUESTED